[EXECUTION COPY]


                        CREDIT AGREEMENT


                   Dated as of August 25, 1997


                              among


                       DELTA MILLS, INC.,
                          as Borrower,


              CERTAIN SUBSIDIARIES OF THE BORROWER
                 FROM TIME TO TIME PARTY HERETO,
                         as Guarantors,


                       THE SEVERAL LENDERS
                 FROM TIME TO TIME PARTY HERETO,


                       NATIONSBANK, N.A.,
                    as Administrative Agent,


                               AND


                   BNY FINANCIAL CORPORATION,
                       as Collateral Agent

                        TABLE OF CONTENTS

SECTION 1  DEFINITIONS                                          1
     1.1 Definitions.                                           1
     1.2 Computation of Time Periods.                          26
     1.3 Accounting Terms.                                     26

SECTION 2  CREDIT FACILITIES                                   27
     2.1 Revolving Loans.                                      27
     2.2 Letter of Credit Subfacility.                         29
     2.3 Swingline Loan Subfacility.                           34

SECTION 3  OTHER PROVISIONS RELATING TO CREDIT FACILITIES      36
     3.1 Default Rate.                                         36
     3.2 Extension and Conversion.                             37
     3.3 Prepayments.                                          37
     3.4 Termination and Reduction of Revolving Committed Amount.
     39
     3.5 Fees.   39
     3.6 Capital Adequacy.                                     41
     3.7 Limitation on Eurodollar Loans.                       41
     3.8 Illegality.                                           41
     3.9 Requirements of Law.                                  42
     3.10 Treatment of Affected Loans.                         43
     3.11 Taxes. 44
     3.12 Compensation.                                        46
     3.13 Pro Rata Treatment.                                  46
     3.14 Sharing of Payments.                                 47
     3.15 Payments, Computations, Etc.                         48
     3.16 Evidence of Debt.                                    50
     3.17 Mandatory Assignment.                                50

SECTION 4  GUARANTY                                            51
     4.1 The Guaranty.                                         51
     4.2 Obligations Unconditional.                            51
     4.3 Reinstatement.                                        53
     4.4 Certain Additional Waivers.                           53
     4.5 Remedies.                                             53
     4.6 Rights of Contribution.                               53
     4.7 Continuing Guarantee.                                 54

SECTION 5  CONDITIONS                                          55
     5.1 Closing Conditions.                                   55
     5.2 Conditions to all Extensions of Credit.               59

SECTION 6  REPRESENTATIONS AND WARRANTIES                      60
     6.1 Financial Condition.                                  60
     6.2 No Material Change.                                   60
     6.3 Organization and Good Standing.                       61
     6.4 Power; Authorization; Enforceable Obligations.        61
     6.5 No Conflicts.                                         61
     6.6 No Default.                                           62
     6.7 Ownership.                                            62
     6.8 Indebtedness.                                         62
     6.9 Litigation.                                           62
     6.10 Taxes. 62
     6.11 Compliance with Law.                                 62
     6.12 ERISA. 63
     6.13 Subsidiaries.                                        64
     6.14 Governmental Regulations, Etc.                       64
     6.15 Purpose of Loans and Letters of Credit.              65
     6.16 Environmental Matters.                               65
     6.17 Intellectual Property.                               67
     6.18 Solvency.                                            67
     6.19 Investments.                                         67
     6.20 Location of Collateral.                              67
     6.21 Disclosure.                                          67
     6.22 No Burdensome Restrictions.                          67
     6.23 Brokers' Fees.                                       68
     6.24 Labor Matters.                                       68
     6.25 Nature of Business.                                  68

SECTION 7  AFFIRMATIVE COVENANTS                               68
     7.1 Information Covenants.                                68
     7.2 Preservation of Existence and Franchises.             72
     7.3 Books and Records.                                    72
     7.4 Compliance with Law.                                  72
     7.5 Payment of Taxes and Other Indebtedness.              72
     7.6 Insurance.                                            73
     7.7 Maintenance of Property.                              73
     7.8 Performance of Obligations.                           73
     7.9 Use of Proceeds.                                      73
     7.10 Audits/Inspections.                                  73
     7.11 Financial Covenants.                                 74
     7.12 Additional Credit Parties.                           75
     7.13 Pledged Assets; Release of Collateral.               76
     7.14 Factoring Agreements.                                76

SECTION 8  NEGATIVE COVENANTS                                  77
     8.1 Indebtedness.                                         77
     8.2 Liens.  78
     8.3 Nature of Business.                                   78
     8.4 Consolidation, Merger, Dissolution, etc.              78
     8.5 Asset Dispositions.                                   79
     8.6 Investments.                                          79
     8.7 Restricted Payments.                                  79
     8.8 Prepayments of Indebtedness, etc.                     80
     8.9 Transactions with Affiliates.                         81
     8.10 Fiscal Year.                                         81
     8.11 Limitation on Restricted Actions.                    81
     8.12 Ownership of Subsidiaries.                           82
     8.13 Sale Leasebacks.                                     82
     8.14 Capital Expenditures.                                82
     8.15 No Further Negative Pledges.                         82
     8.16 Operating Lease Obligations.                         83
     8.17 Limitation on Foreign Operations.                    83
     8.18 Factoring Agreements.                                83

SECTION 9  EVENTS OF DEFAULT                                   83
     9.1 Events of Default.                                    83
     9.2 Acceleration; Remedies.                               86

SECTION 10  AGENCY PROVISIONS                                  87
     10.1 Appointment, Powers and Immunities.                  87
     10.2 Reliance by Administrative Agent and the Collateral
     Agent.      88
     10.3 Defaults.                                            88
     10.4 Rights as a Lender.                                  88
     10.5 Indemnification.                                     89
     10.6 Non-Reliance on Administrative Agent, Collateral Agent
     and Other Lenders.                                        89
     10.7 Successor Administrative Agent.                      90

SECTION 11  MISCELLANEOUS                                      90
     11.1 Notices.                                             90
     11.2 Right of Set-Off; Adjustments.                       92
     11.3 Benefit of Agreement.                                92
     11.4 No Waiver; Remedies Cumulative.                      94
     11.5 Expenses; Indemnification.                           94
     11.6 Amendments, Waivers and Consents.                    95
     11.7 Counterparts.                                        97
     11.8 Headings.                                            97
     11.9 Survival.                                            97
     11.10 Governing Law; Submission to Jurisdiction; Venue.   97
     11.11 Severability.                                       98
     11.12 Entirety.                                           98
     11.13 Binding Effect; Termination.                        98
     11.14 Confidentiality.                                    99
     11.15 Conflict.     99


                            SCHEDULES

Schedules Omitted

                            EXHIBITS

Exhibit 1.1A      Form of Pledge Agreement
Exhibit 1.1B      Form of Security Agreement
Exhibit 2.1(b)(i) Form of Notice of Borrowing
Exhibit 2.1(e)    Form of Revolving Note
Exhibit 2.3(d)    Form of Swingline Note
Exhibit 3.2       Form of Notice of Extension/Conversion
Exhibit 7.1(c)    Form of Officer's Compliance Certificate
Exhibit 7.1(d)    Form of Borrowing Base Certificate
Exhibit 7.12      Form of Joinder Agreement
Exhibit 11.3(b)   Form of Assignment and Acceptance

                        CREDIT AGREEMENT

      THIS CREDIT AGREEMENT, dated as of August 25, 1997 (as amended, modified, restated or supplemented from time to time, the "Credit Agreement"), is by and among DELTA MILLS, INC., a Delaware corporation (the "Borrower"), the Guarantors (as defined herein), the Lenders (as defined herein), NATIONSBANK, N.A., as Administrative Agent for the Lenders (in such capacity, the "Administrative Agent") and BNY FINANCIAL CORPORATION, as Collateral Agent for the Lenders (in such capacity, the "Collateral Agent").

                      W I T N E S S E T H

     WHEREAS, the Borrower has requested that the Lenders provide a $100 million credit facility for the purposes hereinafter set forth; and

      WHEREAS, the Lenders have agreed to make the requested credit facility available to the Borrower on the terms and conditions hereinafter set forth;

      NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                            SECTION 1

                           DEFINITIONS

     1.1  Definitions.

      As used in this Credit Agreement, the following terms shall have the meanings specified below unless the context otherwise requires:

           "Additional Credit Party" means each Person that becomes a Guarantor after the Closing Date by execution of a Joinder Agreement.

           "Administrative Agent" shall have the meaning assigned to such term in the heading hereof, together with any successors or assigns.

           "Adjusted  Base  Rate" means the Base  Rate  plus  the
     Applicable Percentage.

           "Adjusted Eurodollar Rate" means the Eurodollar Rate plus the Applicable Percentage.

            "Administrative Agency Services Address" means NationsBank, N.A., NC1-001-15-04, 101 North Tryon Street, Charlotte, North Carolina 28255, Attn: Agency Services, or such other address as may be identified by written notice from the Administrative Agent to the Borrower.

           "Affiliate" means, with respect to any Person, any other Person (i) directly or indirectly controlling or controlled by or under direct or indirect common control with such Person or (ii) directly or indirectly owning or holding ten percent (10%) or more of the Capital Stock in such Person. For purposes of this definition, "control"
     when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Agents' Fee Letter" means that certain letter agreement, dated as of July 31, 1997, between the Administrative Agent, the Collateral Agent and the Borrower, as amended, modified, restated or supplemented from time to time.

           "Agents' Fees" shall have the meaning assigned to such term in Section 3.5(d).

           "Alchem" means Alchem Capital Corporation, a Delaware corporation.

          "Applicable Lending Office" means, for each Lender, the office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower by written notice as the office by which its Eurodollar Loans are made and maintained.

            "Applicable Percentage" means, for purposes of calculating the applicable interest rate for any day for any Loan or the applicable rate of the Unused Fee for any day, the appropriate applicable percentage corresponding to the Leverage Ratio for the most recent Calculation Date:

                       Applicable        Applicable       Applicable
Pricing  Leverage    Percentage for    Percentage for   Percentage for
Level      Ratio       Eurodollar      Base Rate Loans    Unused Fee

  I       >              1.75%               1.00%            0.50%
        4.00x

II       <               1.50%               0.75%            0.375%
        4.00x
         but
          >
        3.00x

III      <               1.25%               0.50%            0.25%
        3.00x
         but
          >
        2.00x

IV       <               1.00%               0.25%            0.20%
        2.00x

  The Applicable Percentages shall be determined and adjusted quarterly on the date (each a "Calculation Date") five Business Days after the date by which the Borrower is required to provide the officer's certificate in accordance with the provisions of Section 7.1(c) for the most recently ended fiscal quarter of the Consolidated Parties; provided, however, that (i) the initial Applicable Percentages shall be based on Pricing Level II (as shown above) and shall remain at Pricing Level II until the Calculation Date occurring on March 28, 1998 and, thereafter, the Pricing Level shall be determined by the Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Consolidated Parties preceding the applicable Calculation Date, and (ii) if the Borrower fails to provide the officer's certificate to the Administrative Agency Services Address as required by Section 7.1(c) for the last day of the most recently ended fiscal quarter of the Consolidated Parties preceding the applicable Calculation Date, the Applicable Percentage from such Calculation Date shall be based on Pricing Level I until such time as an appropriate officer's certificate is provided, whereupon the Pricing Level shall be determined by the Leverage Ratio as of the last  day of the most recently ended fiscal quarter  of  the
Consolidated Parties preceding such Calculation Date.   Each
Applicable   Percentage   shall  be   effective   from   one
Calculation  Date  until  the next  Calculation  Date.   Any
adjustment in the Applicable Percentages shall be applicable to all existing Loans as well as any new Loans made or issued.

      "Application  Period",  in  respect   of   any   Asset
Disposition, shall have the meaning assigned to such term in
Section 8.5.

     "Asset Disposition" means the disposition of any or all of the assets (including without limitation the Capital Stock of a Subsidiary) of any Consolidated Party whether by sale, lease, transfer or otherwise, but excluding (i) the sale of inventory in the ordinary course of business for fair consideration and (ii) the sale or disposition of machinery and equipment no longer used or useful in the conduct of such Consolidated Party's business.

    "Asset Disposition Prepayment Event" means, with respect to any Asset Disposition other than an Excluded Asset Disposition, the failure of the Borrower to apply (or cause to be applied) the Net Cash Proceeds of such Asset Disposition to the purchase, acquisition or construction of Eligible Assets during the Application Period for such Asset Disposition.

     "Bankruptcy Code" means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

    "Bankruptcy Event" means, with respect to any Person, the occurrence of any of the following with respect to such
Person:   (i)   a   court  or  governmental  agency   having
jurisdiction in the premises shall enter a decree or order for relief in respect of such Person in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or ordering the winding up or liquidation of its affairs; or (ii) there shall be commenced against such Person an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation  of  its affairs, and such involuntary  case  or
other   case,  proceeding  or  other  action  shall   remain
undismissed, undischarged or unbonded for a period of  sixty
(60) consecutive days; or (iii) such Person shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or make any general assignment for the benefit of creditors; or (iv) such Person shall be unable to, or shall admit in writing its inability to, pay its debts generally as they become due.

    "Base Rate" means, for any day, the rate per annum equal to the higher of (a) the Federal Funds Rate for such day plus one-half of one percent (0.5%) and (b) the Prime Rate for such day. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Rate.

     "Base Rate Loan" means any Loan bearing interest at a rate determined by reference to the Base Rate.

     "BNY Financial" means BNY Financial Corporation and its successors.

     "Borrower" means the Person identified as such in the heading hereof, together with any permitted successors and assigns.

    "Borrowing Base" means, as of any day, the sum of (a) 85% of Eligible Receivables (net of any reserves as provided in the definition of "Eligible Receivables" set forth in this
Section 1.1) and (b) 60% of Eligible Inventory (net  of  any
reserves   as  provided  in  the  definition  of   "Eligible
Inventory" set forth in this Section 1.1), in each case as set forth in the most recent Borrowing Base Certificate delivered to the Agent and the Lenders in accordance with the terms of Section 7.1(d).

     "Borrowing Base Parties" means the Borrower and each of the Guarantors which is a Domestic Subsidiary of the Borrower.

    "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina or New York, New York are authorized or required by law to close, except that, when used in connection with a Eurodollar Loan, such day shall also be a day on which dealings between banks are carried on in U.S. dollar deposits in London, England.

     "Calculation Date" has the meaning set forth in the definition of "Applicable Percentage" set forth in this
Section 1.1.

     "Capital Lease" means, as applied to any Person, any lease of any Property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

     "Capital Stock" means (i) in the case of a corporation, capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

        "Cash Equivalents" means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) U.S. dollar denominated time deposits and certificates of deposit of (i) any Lender, (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $100,000,000 or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within six months of the date of acquisition, (d) repurchase agreements with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $100,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which any Credit Party shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations and (e) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $100,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a) through (d).

       "Change of Control" means the occurrence of any of the following events: (i) Delta Woodside shall cease to own, directly or indirectly, 100% of all of the Capital Stock of the Borrower; or (ii) the occurrence of a "Change of Control" under and as defined in the Senior Note Indenture.

       "Closing Date" means the date hereof.

        "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

        "Collateral" means a collective reference to the collateral which is identified in, and at any time will be covered by, the Collateral Documents.

       "Collateral Agent" shall have the meaning assigned to
such   term  in  the  heading  hereof,  together  with   any
successors or assigns.

       "Collateral Documents" means a collective reference to the Security Agreement, the Pledge Agreement and such other documents executed and delivered in connection with the attachment and perfection of the Collateral Agent's security interests and liens arising thereunder, including without limitation UCC financing statements.

       "Commitment" means (i) with respect to each Lender, the Revolving Commitment of such Lender, (ii) with respect to the Swingline Lender, the Swingline Commitment, and (iii) with respect to the Issuing Lenders, the LOC Commitment.

        "Consolidated Capital Expenditures" means, for any period, all capital expenditures of the Consolidated Parties on a consolidated basis for such period, as determined in accordance with GAAP.

        "Consolidated Cash Taxes" means, for any period, the aggregate of all income, value added and similar taxes of the Consolidated Parties on a consolidated basis for such period, as determined in accordance with GAAP, to the extent the same are paid in cash during such period.

        "Consolidated Current Assets" means, as of any date, all items which would be classified as current assets on a consolidated balance sheet of the Borrower and its Subsidiaries prepared as of such date in accordance with GAAP.

        "Consolidated Current Liabilities" means, as of any date, all items which would be classified as current liabilities on a consolidated balance sheet of the Borrower and its Subsidiaries prepared as of such date in accordance with GAAP.

       "Consolidated EBITDA" means, for any period, the sum of
(i) Consolidated Net Income for such period, plus (ii) an amount which, in the determination of Consolidated Net
Income   for  such  period,  has  been  deducted   for   (A)
Consolidated Interest Expense, (B) total federal, state, local and foreign income, value added and similar taxes and
(C) depreciation and amortization expense, all as determined in accordance with GAAP.

       "Consolidated Interest Expense" means, for any period,
interest  expense  (including  the  amortization   of   debt
discount and premium, the interest component under Capital Leases and the implied interest component under Synthetic Leases) of the Consolidated Parties on a consolidated basis for such period, as determined in accordance with GAAP.

        "Consolidated Net Income" means, for any period, net income (excluding extraordinary items and non-operating gains and losses (including without limitation currency gains and losses)) after taxes for such period of the Consolidated Parties on a consolidated basis, as determined in accordance with GAAP.

       "Consolidated Parties" means a collective reference to the Borrower and its Subsidiaries, and "Consolidated Party" means any one of them.

       "Consolidated Scheduled Funded Debt Payments" means, as of the end of each fiscal quarter of the Consolidated Parties, for the Consolidated Parties on a consolidated basis, the sum of all scheduled payments of principal on Funded Indebtedness for the applicable period ending on such date (including the principal component of payments due on Capital Leases during the applicable period ending on such date); it being understood that Scheduled Funded Debt Payments shall not include voluntary prepayments or the mandatory prepayments required pursuant to Section 3.3.

        "Consolidated Tangible Net Worth" means, as of any date, shareholders' equity or net worth of the Consolidated Parties on a consolidated basis, as determined in accordance with GAAP, less all assets of the Consolidated Parties as of such date which should be classified as intangible assets under GAAP (including without limitation good will).

       "Consolidated Total Assets" means, as of any date, all items which would be classified as assets on a consolidated balance of the Borrower and its Subsidiaries prepared as of such date in accordance with GAAP.

       "Continue", "Continuation", and "Continued" shall refer to the continuation pursuant to Section 3.2 hereof of a Eurodollar Loan from one Interest Period to the next
Interest Period.

       "Convert", "Conversion", and "Converted" shall refer to a conversion pursuant to Section 3.2 or Sections 3.7 through 3.12, inclusive, of a Base Rate Loan into a Eurodollar Loan.

       "Credit Documents" means a collective reference to this Credit Agreement, the Notes, the LOC Documents, each Joinder Agreement, the Agents' Fee Letter, the Collateral Documents and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto (in each case as the same may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time), and "Credit Document" means any one of them.

        "Credit Parties" means a collective reference to the Borrower and the Guarantors, and "Credit Party" means any one of them.

       "Credit Party Obligations" means, without duplication, all of the obligations of the Credit Parties to the Lenders (including the Issuing Lenders) the Administrative Agent and the Collateral Agent, whenever arising, under this Credit Agreement, the Notes, the Collateral Documents or any of the other Credit Documents (including, but not limited to, any interest accruing after the occurrence of a Bankruptcy Event with respect to any Credit Party, regardless of whether such interest is an allowed claim under the Bankruptcy Code).

       "Current Ratio" means, with respect to the Consolidated Parties on a consolidated basis as of the last day of any fiscal quarter of the Consolidated Parties, the ratio of (a)
Consolidated  Current  Assets  as  of  such  date   to   (b)
Consolidated Current Liabilities as of such date.

       "Debt Issuance" means the issuance of any Indebtedness
for  borrowed  money by any Consolidated  Party.   The  term
"Debt Issuance" shall not include the issuance of any Indebtedness permitted pursuant to Section 8.1.

       "Default" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

       "Defaulting Lender" means, at any time, any Lender that
(a) has failed to make a Loan or purchase a Participation Interest required pursuant to the term of this Credit Agreement within one Business Day of when due, (b) other than as set forth in (a) above, has failed to pay to the Administrative Agent, the Collateral Agent or any Lender an amount owed by such Lender pursuant to the terms of this Credit Agreement within one Business Day of when due, unless such amount is subject to a good faith dispute or (c) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or with respect to which (or with respect to any of assets of which) a receiver, trustee or similar official has been appointed.

       "Delta Woodside" means Delta Woodside Industries, Inc., a South Carolina corporation.

       "Dollars" and "$" means dollars in lawful currency of the United States of America.

        "Domestic Subsidiary" means, with respect to any Person, any Subsidiary of such Person which is incorporated or organized under the laws of any State of the United
States or the District of Columbia.

        "Eligible Assets" means another business or any substantial part of another business or other long-term assets, in each case, in, or used or useful in, the same or a similar line of business as the Consolidated Parties were engaged in on the Closing Date or any reasonable extensions or expansions thereof.

        "Eligible Assignee" means (i) a Lender; (ii) an Affiliate of a Lender; and (iii) any other Person approved by the Administrative Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 11.3, the Borrower (such approval not to be unreasonably withheld or delayed by the Administrative Agent or the Borrower and such approval to be deemed given by the Borrower if no objection is received by the assigning Lender and the Administrative Agent from the Borrower within two Business Days after notice of such proposed assignment has been provided by the assigning Lender to the Borrower); provided, however, that neither the Borrower nor an Affiliate of the Borrower shall qualify as an Eligible Assignee.

      "Eligible Inventory" means, as of any date of determination and without duplication, the lower of the aggregate book value (based on a FIFO or a moving average cost valuation, consistently applied) or fair market value, less appropriate reserves determined in accordance with GAAP, of all raw materials and finished goods inventory owned by any Borrowing Base Party and subject to a perfected, first priority Lien in favor of the Collateral Agent, for the benefit of the Lenders, but excluding in any event (i) inventory subject to any Lien, other than Liens referred to in clauses (ii), (iv), (vi) and (xii) of the definition of Permitted Liens, (ii) inventory which fails to meet standards for sale or use imposed by governmental agencies, departments or divisions having regulatory authority over such goods, (iii) inventory which is not useable or saleable at prices approximating their cost in the ordinary course of the applicable Borrowing Base Party's business (without duplication, net of any reserves for obsolescence, unsalability or decline in value), (iv) inventory located outside of the United States, (v) inventory located at a location not owned or leased by the applicable Borrowing Base Party, (vi) inventory located at a location leased by the applicable Borrowing Base Party with respect to which the Administrative Agent shall not have received a landlord's waiver reasonably satisfactory to the Administrative Agent, other than the South Carolina Bond Property (provided, however, that, after the date 90 days from the Closing Date, inventory located at the South Carolina Bond Property shall not be Eligible Inventory unless and until the Administrative Agent shall have received a landlord's waiver satisfactory to the Administrative Agent with respect to such inventory), (vii) inventory which is leased or on consignment and (viii) inventory which fails to meet such other specifications and requirements as may from time to time be established by the Administrative Agent in its reasonable discretion.

      "Eligible Receivables" means, as of any date of determination and without duplication, (A) all amounts owing to any Borrowing Base Party under all Factoring Agreements at such time (net of any amounts (i) which the Factors are entitled to offset against amounts owing to any Borrowing Base Party under such Factoring Agreements and (ii) owing by account debtors located outside of the United States or Canada (except to the extent that (a) payment for the goods shipped is secured by an irrevocable letter of credit in a form and from an institution reasonably acceptable to the Administrative Agent or (b) the Factor has assumed the credit risk of the related accounts receivable)) and (B) the aggregate book value, in U.S. Dollars, of all accounts receivable, receivables, and obligations for payment created or arising from the sale of inventory or the rendering of services in the ordinary course of business (collectively, the "Receivables"), owned by or owing to any Borrowing Base Party and subject to a perfected, first priority Lien in favor of the Collateral Agent, for the benefit of the Lenders, net of allowances and reserves for doubtful or uncollectible accounts and sales adjustments consistent with such Borrowing Base Party's internal policies and in any event in accordance with GAAP, but excluding in any event from this clause (B) (i) Receivables subject to any Lien, other than Liens in favor of the Collateral Agent, for the benefit of the Lenders, (ii) Receivables which are more than 60 days past due (net of reserves for bad debts in connection with any such Receivables), (iii) Receivables evidenced by notes, chattel paper or other instruments, unless such notes, chattel paper or instruments have been delivered to and are in the possession of the Collateral Agent, (iv) Receivables owing by an account debtor which is not solvent or is subject to any bankruptcy or insolvency proceeding of any kind (net of any reserves in connection with any such Receivables), (v) Receivables owing by an account debtor located outside of the United States or Canada (unless payment for the goods shipped is secured by an irrevocable letter of credit in a form and from an institution reasonably acceptable to the Administrative Agent), provided that, at any time, no more than $5,000,000 in aggregate Receivables owing by account debtors in Canada may be included as Eligible Receivables, (vi) Receivables which are contingent or as to which the account debtor has made a claim for offset, deduction, or counterclaim, or is disputing, or raising other defenses to, payment, but in each case only to the extent of such offset, deduction, counterclaim, dispute or other defense and net of any reserves in connection with any such Receivables, (vii) Receivables for which any direct or indirect Subsidiary of the Borrower or any Affiliate of the Borrower is the account debtor, (viii) Receivables, to the extent exceeding $2,500,000 in the aggregate at any one time, representing a sale to the government of the United States of America or any subdivision thereof unless the applicable Borrowing Base Party has complied (to the reasonable satisfaction of the Administrative Agent), with respect to the granting of a security interest in such Receivable, with the Federal Assignment of Claims Act or other similar applicable law, in which case all such Receivables may be included as Eligible Receivables, (ix) Receivables arising from the sale to an account debtor on a bill-and-hold, guaranteed sale, sale or return, sale on approval, consignment or any other repurchase or return basis and (x) Receivables which fail to meet such other specifications and requirements as may from time to time be established by the Administrative Agent in its reasonable discretion.

     "Environmental Laws" means any and all lawful and applicable Federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

    "Equity Issuance" means any issuance by any Consolidated Party to any Person which is not a Consolidated Party of (a) shares of its Capital Stock, (b) any shares of its Capital Stock pursuant to the exercise of options or warrants or (c) any shares of its Capital Stock pursuant to the conversion of any debt securities to equity.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

     "ERISA Affiliate" means an entity which is under common control with any Consolidated Party within the meaning of
Section 4001(a)(14) of ERISA, or is a member of a group which includes the Borrower and which is treated as a single employer under Sections 414(b) or (c) of the Code.

     "ERISA Event" means (i) with respect to any Plan, the occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (ii) the withdrawal by any Consolidated Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan; (iii) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to Section 4041(a)(2) or 4041A of ERISA; (iv) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under Section 4042 of ERISA; (v) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (vi) the complete or partial withdrawal of any Consolidated Party or any ERISA Affiliate from a Multiemployer Plan; (vii) the conditions for imposition of a lien under Section 302(f) of ERISA exist with respect to any Plan; or (vii) the adoption of an amendment to any Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA.

     "Eurodollar Loan" means any Revolving Loan that bears interest at a rate based upon the Eurodollar Rate.

    "Eurodollar Rate" means, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Administrative Agent to be equal to the quotient obtained by dividing (a) the Interbank Offered Rate for such Eurodollar Loan for such Interest Period by (b) 1 minus the Eurodollar Reserve Requirement for such Eurodollar Loan for such Interest Period.

    "Eurodollar Reserve Requirement" means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Eurodollar Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the Adjusted Eurodollar Rate is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Loans. The Adjusted Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Requirement.

    "Event of Default" means such term as defined in Section
9.1.

      "Excluded Asset Disposition" means (i) any Asset Disposition by any Consolidated Party to any Consolidated Party if (a) the Credit Parties shall cause to be executed and delivered such documents, instruments and certificates as the Administrative Agent may request so as to cause the Credit Parties to be in compliance with the terms of Section
7.13 after giving effect to such Asset Disposition and (b) after giving effect to such Asset Disposition, no Default or Event of Default exists, (ii) any Equity Issuance, (iii) sales of accounts pursuant to a Factoring Agreement, (iv) any Asset Disposition not constituting a substantial part of the assets of any Person if neither the book value of such assets nor the Net Cash Proceeds of such Asset Disposition exceeds $100,000 and (v) any other Asset Disposition not described in clause (i), (ii), (iii) or (iv) above if and to the extent that the aggregate Net Cash Proceeds of all such Asset Dispositions received by the Consolidated Parties on or after the Closing Date does not exceed $5,000,000.

      "Excluded Equity Issuance" means (i) any Asset Disposition, (ii) any capital contribution to any Consolidated Party by Delta Woodside or Alchem or (iii) any Equity Issuance by any Consolidated Party to any of its employees, officers or directors pursuant of the exercise of options or warrants or as part of any compensation package.

    "Executive Officer" of any Person means any of the chief executive officer, chief operating officer, president, vice president, chief financial officer or treasurer of such Person.

     "Existing Credit Facility" means the credit facility in favor of Delta Woodside evidenced by that certain amended and restated credit agreement dated as of March 15, 1996, as amended from time to time thereafter, among Delta Woodside, the Lenders named therein, NationsBank, N.A., as Agent, and Bank of America National Trust and Savings Association and The Bank of New York, as Co-Agents.

    "Existing Letter of Credit" means any one of the letters of credit described by date of issuance, letter of credit number, undrawn amount, name of beneficiary and date of expiry on Schedule 1.1A.

    "Factor" means such term as defined in the definition of "Factoring Agreement" set forth in this Section 1.1.

     "Factoring Agreement" means each agreement between the Borrower or any of its Subsidiaries and BNY Financial or any other Person approved by the Required Lenders (each of BNY Financial and each such other Person, in such capacity, a "Factor"), providing for credit, collection and application services to be performed by a Factor with respect to accounts receivable of the Borrower or any of such Subsidiaries, as applicable, and/or for the purchase by a Factor, subject to the terms thereof, of some or all of such accounts receivable, and which may grant to a Factor a security interest in the factored accounts receivable and
related   property  of  the  Borrower   or   any   of   such
Subsidiaries, as applicable.

    "Fees" means all fees payable pursuant to Section 3.5.

     "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent (in its individual capacity) on such day on such transactions as determined by the Administrative Agent.

     "Foreign Subsidiary" means, with respect to any Person, any Subsidiary of such Person which is not a Domestic
Subsidiary of such Person.

    "Funded Indebtedness" means, with respect to any Person, without duplication, (a) all Indebtedness of such Person other than Indebtedness of the types referred to in clause
(e), (f), (g), (i), (k), (l) and (m) of the definition of "Indebtedness" set forth in this Section 1.1, (b) all Indebtedness of another Person of the type referred to in clause (a) above secured by (or for which the holder of such Funded Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (c) all Guaranty Obligations of such Person with respect to Indebtedness of the type referred to in clause (a) above of another Person and (d) Indebtedness of the type referred to in clause (a) above of any partnership or unincorporated joint venture in which such Person is legally obligated or has a reasonable expectation of being liable with respect thereto.

    "GAAP" means generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of Section 1.3.

    "Governmental Authority" means any Federal, state, local
or   foreign   court  or  governmental  agency,   authority,
instrumentality or regulatory body.

     "Guarantor" means each of the Persons identified as a "Guarantor" on the signature pages hereto and each
Additional Credit Party which may hereafter execute a Joinder Agreement, together with their successors and permitted assigns, and "Guarantor" means any one of them.

    "Guaranty Obligations" means, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of
negotiable    instruments   for   deposit   or   collection)
guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any Property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements,
maintenance   agreements,   comfort   letters   or   similar
agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (iii) to lease or purchase Property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (iv) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.

     "Hedging Agreements" means any interest rate protection agreement or foreign currency exchange agreement.

    "Indebtedness" of any Person means (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional
sale  or  other  title  retention  agreements  relating   to
Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business),
(d) all obligations of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person (other than (i) trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof and (ii) deferred compensation payable to employees of such Person on a basis generally consistent with past practices) which would appear as liabilities on a balance sheet of such Person, (e) all obligations of such
Person   under   take-or-pay  or  similar  arrangements   or
commodities agreements not entered into in the ordinary course of such Person's business, (f) all Indebtedness of
others  secured  by  (or  for  which  the  holder  of   such
Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Guaranty Obligations of such Person, (h) the principal portion of all obligations of such
Person   under  Capital  Leases  (but  not  under  Operating
Leases), (i) all obligations of such Person under Hedging Agreements, (j) the maximum amount of all standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (k) all preferred Capital Stock issued by such Person and required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due, by a fixed date,
(l) the principal portion of all obligations of such Person under Synthetic Leases and (m) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer.

     "Interbank Offered Rate" means, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Interbank Offered Rate" shall mean, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

     "Interest Coverage Ratio" means, with respect to the Consolidated Parties on a consolidated basis for the twelve month period ending on the last day of any fiscal quarter of the Consolidated Parties, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

    "Interest Payment Date" means (a) as to Base Rate Loans, the last day of each fiscal quarter of the Borrower and the Maturity Date, and (b) as to Eurodollar Loans, the last day of each applicable Interest Period and the Maturity Date, and in addition where the applicable Interest Period for a Eurodollar Loan is greater than three months, then also the date three months from the beginning of the Interest Period and each three months thereafter.

     "Interest Period" means (i) as to Eurodollar Loans, a period of one, two, three or six months' duration, as the Borrower may elect, commencing, in each case, on the date of the borrowing (including continuations and conversions thereof) and (ii) as to any Swingline Loan, a period commencing in each case on the date of the borrowing and ending on the date agreed to by the Borrower and the Swingline Lender in accordance with the provisions of
Section 2.3(b)(i) (such ending date in any event to be not more than seven (7) Business Days from the date of borrowing); provided, however, (a) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day), (b) no Interest Period shall extend beyond the Maturity Date and (c) where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last Business Day of such calendar month.

     "Investment" in any Person means (a) the acquisition (whether for cash, property, services, assumption of Indebtedness, securities or otherwise) of assets, shares of Capital Stock, bonds, notes, debentures, partnership, joint ventures or other ownership interests or other securities of such other Person or (b) any deposit with, or advance, loan or other extension of credit to, such Person (other than deposits made in connection with the purchase of equipment or other assets in the ordinary course of business) or (c) any other capital contribution to or investment in such Person, including, without limitation, any Guaranty Obligations (including any support for a letter of credit issued on behalf of such Person) incurred for the benefit of such Person, but excluding any Restricted Payment to such Person.

    "Issuing Lenders" means NationsBank and BNY Financial (or its Affiliate, The Bank of New York), together with their successors and permitted assigns, and "Issuing Lender" means any one of them.

    "Issuing Lender Fees" shall have the meaning assigned to such term in Section 3.5(c)(ii).

      "Joinder   Agreement"  means   a   Joinder   Agreement
substantially in the form of Exhibit 7.12 hereto, executed and delivered by an Additional Credit Party in accordance with the provisions of Section 7.12.

     "Lender" means any of the Persons identified as a "Lender" on the signature pages hereto, and any Person which may become a Lender by way of assignment in accordance with the terms hereof, together with their successors and permitted assigns.

    "Letter of Credit" means (i) any letter of credit issued by an Issuing Lender for the account of the Borrower in accordance with the terms of Section 2.2 and (ii) each Existing Letter of Credit.

    "Leverage Ratio" means, with respect to the Consolidated Parties on a consolidated basis for the twelve month period ending on the last day of any fiscal quarter, the ratio of
(a) Funded Indebtedness of the Consolidated Parties on a consolidated basis on the last day of such period to (b) Consolidated EBITDA for such period.

      "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code as adopted and in effect in the relevant jurisdiction or other similar recording or notice statute, and any lease in the nature thereof).

    "Loan" or "Loans" means the Revolving Loans (or a portion of any Revolving Loan bearing interest at the Adjusted Base Rate or the Adjusted Eurodollar Rate and referred to as a Base Rate Loan or a Eurodollar Loan) and/or the Swingline Loans (or any Swingline Loan bearing interest at the Adjusted Base Rate or the Quoted Rate and referred to as a
Base   Rate   Loan   or  a  Quoted  Rate  Swingline   Loan),
individually or collectively, as appropriate.

     "LOC Commitment" means the commitment of the Issuing Lenders to issue Letters of Credit in an aggregate face amount at any time outstanding (together with the amounts of any unreimbursed drawings thereon) of up to the LOC Committed Amount.

    "LOC Committed Amount" shall have the meaning assigned to such term in Section 2.2.

     "LOC Documents" means, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or at risk or (ii) any collateral security for such obligations.

    "LOC Obligations" means, at any time, the sum of (i) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (ii) the aggregate amount of all drawings under Letters of Credit honored by an Issuing Lender but not theretofore reimbursed by the Borrower.

    "Material Adverse Effect" means a material adverse effect on (i) the condition (financial or otherwise), operations,
business,   assets,   liabilities  or   prospects   of   any
Consolidated Party, (ii) the ability of Alchem or any Credit Party to perform any material obligation under the Credit Documents to which it is a party or (iii) the material
rights   and  remedies  of  the  Lenders  under  the  Credit
Documents.

     "Materials of Environmental Concern" means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Laws, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

    "Maturity Date" means August 25, 2002.

     "Moody's" means Moody's Investors Service, Inc., or any successor or assignee of the business of such company in the business of rating securities.

      "Multiemployer  Plan"  means  a  Plan   which   is   a
multiemployer   plan  as  defined  in  Sections   3(37)   or
4001(a)(3) of ERISA.

      "Multiple Employer Plan" means a Plan which any Consolidated Party or any ERISA Affiliate and at least one employer other than the Consolidated Parties or any ERISA
Affiliate are contributing sponsors.

    "NationsBank" means NationsBank, N.A. and its successors.

     "Net Cash Proceeds" means, in respect of any Asset Disposition, Equity Issuance or Debt Issuance, the sum of
(i) cash, (ii) an amount equal to the value of readily marketable securities and (iii) the principal amount of any promissory note, received at any time by the Consolidated Parties in consideration of such transaction, net of (a) direct costs (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and (b) taxes paid or payable as a result thereof. Net Cash Proceeds shall be deemed to be received for purposes of this Credit Agreement (A) in the case of cash, when paid to the recipient, (B) in the case of readily marketable securities, when delivered to the recipient in form for transfer and (C) when evidenced by a promissory note (1) secured by a valid, perfected first priority security interest in or first mortgage lien on the assets so sold or disposed of, when payments of principal are received thereunder and (2) not secured as provided in clause (1), when payments of principal would have been received thereunder if such principal were required to be repaid in substantially equal consecutive annual installments over a period of three years commencing on the date of delivery of such note or, if earlier, when payments of principal are actually received thereunder.

     "New Delta Woodside Credit Facility" means the credit facility in favor of Delta Woodside evidenced by that certain credit agreement dated as of the date hereof among Delta Woodside, the Guarantors named therein, the Lenders named therein and NationsBank, N.A., as Agent.

     "Note" or "Notes" means the Revolving Notes and/or  the
Swingline    Note,   individually   or   collectively,    as
appropriate.

    "Notice of Borrowing" means a written notice of borrowing in substantially the form of Exhibit 2.1(b)(i), as required by Section 2.1(b)(i).

    "Notice of Extension/Conversion" means the written notice of extension or conversion in substantially the form of
Exhibit 3.2, as required by Section 3.2.

     "Operating Lease" means, as applied to any Person, any lease (including, without limitation, leases which may be terminated by the lessee at any time) of any Property (whether real, personal or mixed) which is not a Capital Lease other than any such lease in which that Person is the lessor.

     "Other  Taxes" means such term as is defined in Section
3.11.

    "Participation Interest" means a purchase by a Lender of a participation in Letters of Credit or LOC Obligations as provided in Section 2.2, in Swingline Loans as provided in
Section  2.3(b)(iii) or in any Loans as provided in  Section
3.14.

     "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereof.

     "Permitted Investments" means Investments which are (i) cash and Cash Equivalents; (ii) accounts receivable created, acquired or made by any Consolidated Party in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (iii) Investments consisting of Capital Stock, obligations, securities or other property received by any Consolidated Party in settlement of accounts receivable (created in the ordinary course of business) from bankrupt obligors; (iv) Investments existing as of the Closing Date and set forth in Schedule 1.1B; (v) transactions permitted by Section 8.9; (vi) advances or loans to directors, officers, employees, agents, customers or suppliers that do not exceed $2,000,000 in the aggregate at any one time outstanding for all of the Consolidated Parties; (vii) Investments in Delta Woodside and its Subsidiaries that do not, taken together with Restricted Payments made pursuant to Section 8.7(d), exceed $500,000 in the aggregate at any one time outstanding for all of the Consolidated Parties; or (viii) Investments in any Credit Party.

    "Permitted Liens" means:

   (i) Liens in favor of the Collateral Agent and/or the Administrative Agent to secure the Credit Party Obligations;

   (ii) Liens (other than Liens created or imposed under ERISA) for taxes, assessments or governmental charges or levies not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

  (iii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided that such Liens secure only amounts not yet due and payable or, if due and payable, are unfiled and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

   (iv) Liens (other than Liens created or imposed under ERISA) incurred or deposits made by any Consolidated Party in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

   (v) Liens in connection with attachments or judgments (including judgment or appeal bonds) provided that the judgments secured shall, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall have been discharged within 60 days after the expiration of any such stay;

   (vi) easements, rights-of-way, restrictions (including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered Property for its intended purposes;

    (vii) Liens on Property securing purchase money Indebtedness (including Capital Leases and Synthetic Leases) to the extent permitted under Section 8.1(c), provided that any such Lien attaches to such Property concurrently with or within 90 days after the acquisition thereof;

   (viii) any interest of title of a lessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases permitted by this Credit Agreement;

    (ix) Liens in connection with a Factoring Agreement, but
(i) only to the extent of the applicable accounts receivable subject to such Factoring Agreement and related property and
(ii) only if the proceeds payable thereunder have been assigned to the Collateral Agent for the benefit of the Lenders in a manner reasonably acceptable to the Administrative Agent;

  (x) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 8.6;

  (xi) normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;
and

  (xii) Liens existing as of the Closing Date and set forth on Schedule 1.1C; provided that no such Lien shall at any time be extended to or cover any Property other than the Property subject thereto on the Closing Date.

  Notwithstanding anything to the contrary set forth in this definition or in any other provision of this Credit Agreement, the term "Permitted Liens" shall not include any Lien on Property of any Consolidated Party securing any Indebtedness of Delta Woodside or any of its Subsidiaries other than Liens securing any Guaranty Obligation arising in connection with standby letters of credit or surety bonds issued to satisfy workers' compensation requirements.

      "Person"  means  any  individual,  partnership,  joint
venture,   firm,  corporation,  limited  liability  company,
association, trust or other enterprise (whether or not incorporated) or any Governmental Authority.

     "Plan" means any employee benefit plan (as defined in Section 3(3) of ERISA) which is covered by ERISA and with respect to which any Consolidated Party or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" within the meaning of Section 3(5) of ERISA.

    "Pledge Agreement" means the pledge agreement dated as of the Closing Date in the form of Exhibit 1.1A to be executed in favor of the Collateral Agent by Alchem and each of the
Credit   Parties,   as   amended,  modified,   restated   or
supplemented from time to time.

     "Prime Rate" means the per annum rate of interest established from time to time by NationsBank as its prime rate, which rate may not be the lowest rate of interest charged by NationsBank to its customers.

      "Principal Office" means the principal office of NationsBank, presently located at Charlotte, North Carolina.

    "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

     "Quoted Rate" means, with respect to any Quoted Rate Swingline Loan, the fixed percentage rate per annum offered by the Swingline Lender and accepted by the Borrower with respect to such Swingline Loan as provided in accordance with the provisions of Section 2.3.

     "Quoted Rate Swingline Loan" means a Swingline Loan bearing interest at a Quoted Rate.

     "Refinancing" shall have the meaning given such term in
Section 6.15.

     "Register"  shall have the meaning given such  term  in
Section 11.3(c).

    "Regulation G, T, U, or X" means Regulation G, T, U or X, respectively, of the Board of Governors of the Federal
Reserve System as from time to time in effect and any successor to all or a portion thereof.

    "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Materials of Environmental Concern).

     "Reportable Event" means any of the events set forth in
Section 4043(c) of ERISA, other than those events as to which the notice requirement has been waived by regulation.

    "Required Lenders" means, at any time, Lenders which are then in compliance with their obligations hereunder (as determined by the Administrative Agent) and holding in the aggregate at least 51% of (i) the Revolving Commitments (and Participation Interests therein) or (ii) if the Commitments have been terminated, the outstanding Loans and Participation Interests (including the Participation Interests of the Issuing Lenders in Letters of Credit).

     "Requirement of Law" means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its material property is subject.

     "Restricted Payment" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of
Capital Stock of any Consolidated Party, now or hereafter outstanding and (iv) any other payment, distribution or transfer of cash or Property to Delta Woodside or any of its Subsidiaries not constituting an Investment and not described in clause (i), (ii) or (iii) above.

     "Revolving Commitment" means, with respect to each Lender, the commitment of such Lender in an aggregate principal amount at any time outstanding of up to such Lender's Revolving Commitment Percentage of the Revolving Committed Amount, (i) to make Revolving Loans in accordance with the provisions of Section 2.1(a), (ii) to purchase Participation Interests in Letters of Credit in accordance with the provisions of Section 2.2(c) and (iii) to purchase Participation Interests in the Swingline Loans in accordance with the provisions of Section 2.3(b)(iii).

    "Revolving Commitment Percentage" means, for any Lender, the percentage identified as its Revolving Commitment Percentage on Schedule 2.1(a), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 11.3.

     "Revolving Committed Amount" shall have the meaning assigned to such term in Section 2.1(a).

    "Revolving Loans" shall have the meaning assigned to such term in Section 2.1(a).

      "Revolving Note" or "Revolving Notes" means the promissory notes of the Borrower in favor of each of the Lenders evidencing the Revolving Loans provided pursuant to
Section 2.1(e), individually or collectively, as appropriate, as such promissory notes may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time.

     "S&P" means Standard & Poor's Ratings Group, a division
of  McGraw Hill, Inc., or any successor or assignee  of  the
business  of  such  division  in  the  business  of   rating
securities.

     "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to any Consolidated Party of any Property, whether owned by such Consolidated Party as of the Closing Date or later acquired, which has been or is to be sold or transferred by such Consolidated Party to such Person or to any other Person from whom funds have been, or are to be, advanced by such Person on the security of such Property.

     "Security Agreement" means the security agreement dated as of the Closing Date in the form of Exhibit 1.1B to be executed in favor of the Collateral Agent by each of the Credit Parties, as amended, modified, restated or supplemented from time to time.

    "Senior Note" means any one of the 9-5/8% Notes due 2007 issued by the Borrower in favor of the Senior Noteholders pursuant to the Senior Note Indenture (including without limitation the exchange of Series B Notes for Series A Notes thereunder), as such Senior Notes may be amended, modified, restated or supplemented and in effect from time to time.

     "Senior Note Indenture" means the Indenture dated as of the Closing Date by and between the Borrower, Delta Mills Marketing, Inc. and The Bank of New York, in its capacity as trustee for the Senior Noteholders, as the same may be amended, modified, restated or supplemented and in effect from time to time.

     "Senior Noteholder" means any one of the holders from time to time of the Senior Notes.

    "Single Employer Plan" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan or a Multiple Employer Plan.

    "Solvent" or "Solvency" means, with respect to any Person as of a particular date, that on such date (i) such Person is able to realize upon its assets and pay its debts and
other   liabilities,   contingent  obligations   and   other
commitments as they mature in the normal course of business,
(ii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature in their ordinary course, (iii) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's Property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage,
(iv) the fair value of the Property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (v) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

     "South Carolina Bond Property" means all property, both real and personal, subject to the South Carolina Lease.

      "South Carolina Lease" means that certain lease agreement, dated as of May 26, 1994, among Florence County, South Carolina, Greenville County, South Carolina and Marlboro County, South Carolina and the Borrower, as Lessee.

     "Standby Letter of Credit Fee" shall have the meaning assigned to such term in Section 3.5(c)(i).

    "Subsidiary" means, as to any Person, (a) any corporation more than 50% of whose Capital Stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and
(b) any partnership, association, joint venture or other entity of which such Person directly or indirectly through Subsidiaries has more than 50% of the Capital Stock at any
time;   provided,   however,   that,   notwithstanding   the
foregoing,   the  Borrower  and  its  direct  and   indirect
Subsidiaries shall not be deemed to be a direct or indirect Subsidiary of Delta Woodside or of any other Subsidiaries of Delta Woodside.

     "Swingline Commitment" means the commitment of the Swingline Lender to make Swingline Loans in an aggregate principal amount at any time outstanding of up to the Swingline Committed Amount.

     "Swingline Committed Amount" shall have the meaning assigned to such term in Section 2.3(a).

    "Swingline Lender" means NationsBank.

    "Swingline Loan" shall have the meaning assigned to such term in Section 2.3(a).

     "Swingline Note" means the promissory note of the Borrower in favor of the Swingline Lender evidencing the Swingline Loans provided pursuant to Section 2.3(d), as such promissory note may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time.

      "Synthetic Lease" means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an Operating Lease.

    "Taxes" means such term as is defined in Section 3.11.

     "Trade Letter of Credit Fee" shall have the meaning assigned to such term in Section 3.5(c)(ii).

     "Trading Assets" means (i) all accounts, chattel paper, instruments, documents and general intangibles of any Credit Party and all other obligations of any kind owed to any Credit party, whether long-term or short-term, now or
hereafter  existing,  to  the  extent  arising  out  of   or
resulting from the sale or lease of inventory or the rendition of services by such Credit Party, and all rights now or hereafter existing in and to all security agreements, guarantees, letters of credit and other contracts securing, guaranteeing or otherwise relating to any such accounts, chattel paper, instruments, documents, general intangibles or other obligations, (ii) all inventory of any Credit Party and (iii) all proceeds of any the foregoing. As used in this definition of "Trading Assets", the terms "accounts", "inventory", "chattel paper", "instruments", "documents", "general intangibles" and "proceeds" shall have the meanings assigned to such terms in the Uniform Commercial Code in effect in the State of North Carolina on the Closing Date.

    "Unused Fee" shall have the meaning assigned to such term in Section 3.5(b).

     "Unused Fee Calculation Period" shall have the meaning assigned to such term in Section 3.5(b).

     "Unused Revolving Committed Amount" means, for any period, the amount by which (a) the then applicable Revolving Committed Amount exceeds (b) the daily average sum for such period of (i) the outstanding aggregate principal amount of all Revolving Loans (but not including any Swingline Loans) plus (ii) the outstanding aggregate principal amount of all LOC Obligations.

     "Upfront Fee" shall have the meaning assigned to such term in Section 3.5(a).

    "Voting Stock" means, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

     "Wholly Owned Subsidiary" of any Person means any Subsidiary 100% of whose Voting Stock is at the time owned by such Person directly or indirectly through other Wholly
Owned Subsidiaries.

  1.2    Computation of Time Periods.

   For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words
"to" and "until" each mean "to but excluding."

  1.3    Accounting Terms.

    Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis. All calculations made for the purposes of determining compliance with this Credit
Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to Section 7.1 (or, prior to the delivery of the first financial statements pursuant to Section 7.1, consistent with the financial statements as at June 28, 1997); provided, however, if (a) the Borrower shall object to determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto or (b) the Administrative Agent or the Required Lenders shall so object in writing within 60 days after delivery of such financial statements, then such calculations shall be made on a basis consistent with the most recent financial statements delivered by the Borrower to the Lenders as to which no such objection shall have been made.

Notwithstanding the above, the parties hereto acknowledge and agree that, for purposes of all calculations made in determining compliance with the financial covenants set forth in Section 7.11 (including without limitation for purposes of the definition of "Applicable Percentage" set
forth   in  Section  1.1),  (i)(A)  income  statement  items
(whether positive or negative) attributable to the Property disposed of in any Asset Disposition as contemplated by
Section 8.5, as applicable, shall be excluded to the extent relating to any period occurring prior to the date of such
transaction  and  (B)  Indebtedness  which  is  retired   in
connection with any such Asset Disposition shall be excluded and deemed to have been retired as of the first day of the applicable period and (ii) income statement items (whether positive or negative) attributable to any Property acquired in any Investment transaction contemplated by Section 8.6 shall be included to the extent relating to any period applicable in such calculations occurring after the date of such transaction (and, notwithstanding the foregoing, during the first four fiscal quarters following the date of such transaction, shall be included on an annualized basis).


                            SECTION 2

                        CREDIT FACILITIES

  2.1    Revolving Loans.

     (a) Revolving Commitment. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, each Lender severally agrees to make available to the Borrower such Lender's Revolving Commitment Percentage of revolving credit loans requested by the Borrower in Dollars ("Revolving Loans") from time to time from the Closing Date until the Maturity Date, or such earlier date as the Revolving Commitments shall have been terminated as provided herein for the purposes hereinafter set forth; provided, however, that the sum of the aggregate principal amount of outstanding Revolving Loans shall not exceed ONE HUNDRED MILLION DOLLARS ($100,000,000.00) (as such aggregate maximum amount may be reduced from time to time as provided in Section 3.4, the "Revolving Committed Amount"); provided, further, (A) with respect to each individual Lender, the Lender's pro rata share of outstanding Revolving Loans plus its pro rata share of outstanding LOC Obligations plus its pro rata share of outstanding Swingline Loans shall not exceed such Lender's Revolving Commitment Percentage of the Revolving Committed Amount, and (B) the aggregate principal amount of outstanding Revolving Loans plus LOC Obligations outstanding plus Swingline Loans outstanding shall not exceed the lesser of (1) the Revolving Committed Amount and (2) the Borrowing Base. Revolving Loans may consist of Base Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrower may request, and may be repaid and reborrowed in accordance with the provisions hereof; provided, however, that no more than 5 Eurodollar Loans shall be outstanding hereunder at any time. For purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Eurodollar Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurodollar Loan with a single Interest Period. Revolving Loans hereunder may be repaid and reborrowed in accordance with the provisions hereof.

    (b)  Revolving Loan Borrowings.

           (i) Notice of Borrowing. The Borrower shall request a Revolving Loan borrowing by written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent not later than 11:00 A.M. (Charlotte, North Carolina time) on the Business Day prior to the date of the requested borrowing in the case of Base Rate Loans, and on the third Business Day prior to the date of the requested borrowing in the case of Eurodollar Loans. Each such request for borrowing shall be irrevocable and shall specify (A) that a Revolving
  Loan is requested, (B) the date of the requested borrowing (which shall be a Business Day), (C) the aggregate principal amount to be borrowed, and (D) whether the borrowing shall be comprised of Base Rate Loans, Eurodollar Loans or a combination thereof, and if Eurodollar Loans are requested, the Interest Period(s) therefor. If the Borrower shall fail to specify in any such Notice of Borrowing (I) an applicable Interest Period in the case of a Eurodollar Loan, then such notice shall be deemed to be a request for an Interest Period of one month, or (II) the type of Revolving Loan requested, then such notice shall be deemed to be a request for a Base Rate Loan hereunder. The Administrative Agent shall give notice to each affected Lender promptly upon receipt of each Notice of Borrowing pursuant to this Section 2.1(b)(i), the contents thereof and each such Lender's share of any borrowing to be made pursuant thereto.

          (ii) Minimum Amounts. Each Eurodollar Loan or Base Rate Loan that is a Revolving Loan shall be in a minimum aggregate principal amount of $5,000,000 and integral
  multiples  of  $1,000,000  in  excess  thereof   (or   the
  remaining  amount  of the Revolving Committed  Amount,  if less).

           (iii) Advances. Each Lender will make its Revolving Commitment Percentage of each Revolving Loan borrowing available to the Administrative Agent for the account of the Borrower as specified in Section 3.15(a), or in such other manner as the Administrative Agent may specify in writing, by 1:00 P.M. (Charlotte, North Carolina time) on the date specified in the applicable Notice of Borrowing in Dollars and in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent by crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

     (c)   Repayment.  The principal amount of all Revolving
Loans shall be due and payable in full on the Maturity Date, unless accelerated sooner pursuant to Section 9.2.

    (d)  Interest.  Subject to the provisions of Section 3.1,

           (i) Base Rate Loans. During such periods as Revolving Loans shall be comprised in whole or in part of Base Rate Loans, such Base Rate Loans shall bear interest at a per annum rate equal to the Adjusted Base Rate.

           (ii) Eurodollar Loans. During such periods as Revolving Loans shall be comprised in whole or in part of Eurodollar Loans, such Eurodollar Loans shall bear interest at a per annum rate equal to the Adjusted Eurodollar Rate.

  Interest on Revolving Loans shall be payable in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein).

     (e) Revolving Notes. The Revolving Loans made by each Lender shall be evidenced by a duly executed promissory note of the Borrower to such Lender in an original principal amount equal to such Lender's Revolving Commitment Percentage of the Revolving Committed Amount and in substantially the form of Exhibit 2.1(e).

  2.2    Letter of Credit Subfacility.

    (a) Issuance. Subject to the terms and conditions hereof and of the LOC Documents, if any, and any other terms and conditions which the Issuing Lender may reasonably require and in reliance upon the representations and warranties set forth herein, an Issuing Lender shall from time to time upon request issue (from the Closing Date to the Maturity Date and in a form reasonably acceptable to such Issuing Lender), in Dollars, and the Lenders shall participate in, letters of credit (the "Letters of Credit") for the account of the Borrower; provided, however, that the aggregate amount of LOC Obligations shall not at any time exceed TWENTY-FIVE MILLION DOLLARS ($25,000,000); provided, further, (i) the sum of the aggregate amount of LOC Obligations outstanding
plus   Revolving  Loans  outstanding  plus  Swingline  Loans
outstanding shall not exceed the lesser of (A) the Revolving Committed Amount and (B) the Borrowing Base and (ii) with respect to each individual Lender, the Lender's pro rata share of outstanding Revolving Loans plus its pro rata share of outstanding LOC Obligations plus its pro rata share of outstanding Swingline Loans shall not exceed such Lender's Revolving Commitment Percentage of the Revolving Committed
Amount.   The  issuance and expiry date of  each  Letter  of
Credit   shall  be  a  Business  Day.  Except  as  otherwise
expressly agreed upon by all the Lenders, no Letter of Credit shall have an original expiry date more than one year from the date of issuance, or as extended, shall have an expiry date extending beyond the Maturity Date. Each Letter of Credit shall be either (x) a standby letter of credit issued to support the obligations (including pension or insurance obligations), contingent or otherwise, of the Borrower or any of its Subsidiaries, or (y) a commercial letter of credit in respect of the purchase of goods or services by the Borrower or any of its Subsidiaries in the ordinary course of business. Each Letter of Credit shall comply with the related LOC Documents.

    (b) Notice and Reports. The request for the issuance of a Letter of Credit shall be submitted to an Issuing Lender at least three Business Days prior to the requested date of issuance. Each Issuing Lender will, at least quarterly and more frequently upon request, provide to the Administrative Agent for dissemination to the Lenders a detailed report specifying the Letters of Credit which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of the prior report, and including therein, among other things, the account party, the beneficiary, the face amount, and the expiry date as well as any payments or expirations which may have occurred.
Each   Issuing   Lender   will  further   provide   to   the
Administrative Agent, promptly upon request, copies of the Letters of Credit and the other LOC Documents.

     (c) Participations. Each Lender, upon issuance of a Letter of Credit (or, in the case of each Existing Letter of Credit, on the Closing Date), shall be deemed to have purchased without recourse a risk participation from the applicable Issuing Lender in such Letter of Credit and each LOC Document related thereto and the rights and obligations arising thereunder and any collateral relating thereto, in each case in an amount equal to its Revolving Commitment Percentage of the obligations under such Letter of Credit, and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to such Issuing Lender therefor and discharge when due, its Revolving Commitment Percentage of the obligations arising under such Letter of Credit. Without limiting the scope and nature of each Lender's participation in any Letter of Credit, to the extent that such Issuing Lender has not been reimbursed as required hereunder or under any such Letter of Credit, each such Lender shall pay to such Issuing Lender its Revolving Commitment Percentage of such unreimbursed drawing in same day funds on the day of notification by such Issuing Lender of an unreimbursed drawing pursuant to the provisions of subsection (d) hereof. The obligation of each Lender to so reimburse each Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower or any other Credit Party to reimburse an Issuing Lender under any Letter of Credit, together with interest as hereinafter provided. Each Existing Letter of Credit shall be deemed for all purposes of this Credit Agreement and the other Credit Documents to be a Letter of Credit.

     (d) Reimbursement. In the event of any drawing under any Letter of Credit, the applicable Issuing Lender will promptly notify the Borrower. Unless the Borrower shall immediately notify such Issuing Lender of its intent to otherwise reimburse such Issuing Lender, the Borrower shall be deemed to have requested a Revolving Loan at the Adjusted Base Rate in the amount of the drawing as provided in subsection (e) hereof, the proceeds of which will be used to satisfy the reimbursement obligations. The Borrower shall reimburse the applicable Issuing Lender on the day of drawing under any Letter of Credit either with the proceeds of a Revolving Loan obtained hereunder or otherwise in same day funds as provided herein or in the LOC Documents. If the Borrower shall fail to reimburse an Issuing Lender as provided hereinabove (including, without limitation, as a result of the commencement of a proceeding under the
Bankruptcy Code with respect to the Borrower or any other Credit Party), the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the Adjusted Base Rate plus two percent (2%). The Borrower's reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of (but without waiver
of) any rights of set-off, counterclaim or defense to payment the applicable account party or the Borrower may claim or have against an Issuing Lender, the Administrative Agent, the Collateral Agent, the Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation, any defense based on any failure of the applicable account party, the Borrower or any other Credit Party to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit. Each Issuing Lender will promptly notify the Lenders of the amount of any unreimbursed drawing and each Lender shall promptly pay to the Administrative Agent for the account of an Issuing Lender, in Dollars and in immediately available funds, the amount of such Lender's Revolving Commitment Percentage of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such Lender from an Issuing Lender if such notice is received at or before 2:00 p.m. (Charlotte, North Carolina time), otherwise such payment shall be made at or before 12:00 Noon (Charlotte, North Carolina time) on the Business Day next succeeding the day such notice is received. If such Lender does not pay such amount to an Issuing Lender in full upon such request, such Lender shall, on demand, pay to the Administrative Agent for the account of such Issuing Lender interest on the unpaid amount during the period from the date the Lender received the notice regarding the unreimbursed drawing until such Lender pays such amount to such Issuing Lender in full at a rate per annum equal to, if paid within two Business Days of the date of drawing, the Federal Funds Rate and thereafter at a rate equal to the Base Rate. Each Lender's obligation to make such payment to an Issuing Lender, and the right of an Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Credit Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the obligations hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever. Simultaneously with the making of each such payment by a Lender to an Issuing Lender, such Lender shall, automatically and without any further action on the part of an Issuing Lender or such Lender, acquire a participation in an amount equal to such payment (excluding the portion of such payment constituting interest owing to an Issuing Lender) in the related unreimbursed drawing portion of the LOC Obligation and in the interest thereon and in the related LOC Documents, and shall have a claim against the Borrower and the other Credit Parties with respect thereto.

    (e) Repayment with Revolving Loans. On any day on which the Borrower shall have requested, or been deemed to have requested, a Revolving Loan borrowing to reimburse a drawing under a Letter of Credit, the Administrative Agent shall give notice to the applicable Lenders that a Revolving Loan has been requested or deemed requested in connection with a drawing under a Letter of Credit, in which case a Revolving Loan borrowing comprised solely of Base Rate Loans (each
such   borrowing,   a   "Mandatory  Borrowing")   shall   be
immediately made from all applicable Lenders (without giving effect to any termination of the Commitments pursuant to
Section 9.2) pro rata based on each Lender's respective Revolving Commitment Percentage and the proceeds thereof shall be paid directly to the applicable Issuing Lender for
application  to the respective LOC Obligations.   Each  such
Lender hereby irrevocably agrees to make such Revolving Loans immediately upon any such request or deemed request on account of each such Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the same such date notwithstanding (i) the amount of Mandatory Borrowing may not comply with the minimum amount for borrowings of Revolving Loans otherwise required hereunder,
(ii) whether any conditions specified in Section 5 are then satisfied, (iii) whether a Default or Event of Default then exists, (iv) failure of any such request or deemed request for Revolving Loans to be made by the time otherwise
required   hereunder,  (v)  the  date  of   such   Mandatory
Borrowing, or (vi) any reduction in the Revolving Committed Amount or any termination of the Commitments. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower or any other Credit Party), then each such Lender hereby agrees that it shall forthwith fund (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) its Participation Interest in the outstanding LOC Obligations; provided, further, that in the event any Lender shall fail to fund its Participation Interest on the day the Mandatory Borrowing would otherwise have occurred, then the amount of such Lender's unfunded Participation Interest therein shall bear interest payable to the applicable Issuing Lender upon demand, at the rate equal to, if paid within two Business Days of such date, the Federal Funds Rate, and thereafter at a rate equal to the Base Rate.

     (f) Modification and Extension. The issuance of any supplement, modification, amendment, renewal, or extensions to any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

     (g) Uniform Customs and Practices. An Issuing Lender may have the Letters of Credit be subject to The Uniform Customs and Practice for Documentary Credits, as published as of the date of issue by the International Chamber of Commerce (Publication No. 500 or the most recent publication, the "UCP"), in which case the UCP may be incorporated therein and deemed in all respects to be a part thereof.

     (h) Responsibility of Issuing Lenders. It is expressly understood and agreed as between the Lenders that the obligations of the Issuing Lenders hereunder to the Lenders are only those expressly set forth in this Credit Agreement and that the Issuing Lenders shall be entitled to assume that the conditions precedent set forth in Section 5 have been satisfied unless it shall have acquired actual knowledge that any such condition precedent has not been satisfied; provided, however, that nothing set forth in this
Section 2.2 shall be deemed to prejudice the right of any Lender to recover from an Issuing Lender any amounts made available by such Lender to the an Issuing Lender pursuant to this Section 2.2 in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit constituted gross negligence or willful misconduct on the part of such Issuing Lender.

     (i) Conflict with LOC Documents. In the event of any conflict between this Credit Agreement and any LOC Document, this Credit Agreement shall govern.

    (j)  Indemnification of Issuing Lenders.

               (i) In addition to its other obligations under this Credit Agreement, the Borrower hereby agrees to protect, indemnify, pay and save the Issuing Lenders harmless from and against any and all claims, demands, liabilities, damages, losses, reasonable costs, charges and reasonable expenses (including reasonable attorneys' fees) that the Issuing Lenders may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or (B) the failure of an Issuing Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions, herein called "Government Acts").

                (ii)  As between the Borrower and an Issuing
  Lender, the Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. An Issuing Lender shall not be responsible for (except in the case of (A), (B) and (C) below if such Issuing Lender has actual knowledge to the contrary): (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;
  (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason;
  (C) failure of the beneficiary of a Letter of Credit to comply fully with conditions required in order to draw upon a Letter of Credit; (D) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (G) any consequences arising from causes reasonably beyond the reasonable control of an Issuing Lender, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of an Issuing Lender's rights or powers hereunder.

               (iii) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by an Issuing Lender, under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put an Issuing Lender under any resulting
  liability  to the Borrower or any other Credit Party.   It
  is   the   intention  of  the  parties  that  this  Credit
  Agreement shall be construed and applied to protect and indemnify the Issuing Lenders against any and all risks involved in the issuance of the Letters of Credit, all of
  which   risks   are  hereby  assumed  by   the   Borrower,
  including, without limitation, any and all risks of the acts or omissions, whether rightful or wrongful, of any present or future Government Acts. An Issuing Lender shall not, in any way, be liable for any failure by such Issuing Lender or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the reasonable control of such Issuing Lender.

               (iv) Nothing in this subsection (j) is intended to limit the reimbursement obligation of the Borrower contained in this Section 2.2. The obligations of the Borrower under this subsection (j) shall survive the termination of this Credit Agreement. No act or omission of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of an Issuing Lender to enforce any right, power or benefit under this Credit Agreement.

               (v) Notwithstanding anything to the contrary contained in this subsection (j), the Borrower shall have no obligation to indemnify the Issuing Lenders in respect of any liability incurred by an Issuing Lender arising primarily out of the gross negligence or willful misconduct of an Issuing Lender, as determined by a court of competent jurisdiction. Nothing in this Agreement shall relieve an Issuing Lender of any liability to the Borrower in respect of any action taken by such Issuing Lender which action constitutes gross negligence or willful misconduct of such Issuing Lender or a violation of the UCP or Uniform Commercial Code (as applicable), as determined by a court of competent jurisdiction.

     (k) Designation of Consolidated Parties as Account Parties. Notwithstanding anything to the contrary set forth in this Credit Agreement, including without limitation
Section 2.2(a), a Letter of Credit issued hereunder may contain a statement to the effect that such Letter of Credit is issued for the account of a Consolidated Party other than the Borrower, provided that notwithstanding such statement, the Borrower shall be the actual account party for all purposes of this Credit Agreement for such Letter of Credit and such statement shall not affect the Borrower's reimbursement obligations hereunder with respect to such Letter of Credit.

  2.3    Swingline Loan Subfacility.

     (a) Swingline Commitment. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, the Swingline Lender, in its individual capacity, agrees to make certain revolving credit loans requested by the Borrower in Dollars to the Borrower (each a "Swingline Loan" and, collectively, the "Swingline Loans") from time to time from the Closing Date until the Maturity Date for the purposes hereinafter set forth; provided, however, the aggregate principal amount of Swingline Loans outstanding at any time shall not exceed TEN MILLION DOLLARS ($10,000,000) (the "Swingline Committed Amount"); provided, further, the aggregate principal amount of outstanding Revolving Loans plus the aggregate principal amount of outstanding Swingline Loans plus LOC Obligations outstanding shall not exceed the lesser of (i) the Revolving Committed Amount and (ii) the Borrowing Base. Swingline Loans hereunder shall be made as Base Rate Loans or Quoted Rate Swingline Loans as the Borrower may request in accordance with the provisions of this Section 2.3, and may be repaid and reborrowed in accordance with the provisions hereof.

    (b)  Swingline Loan Advances.

                (i)   Notices; Disbursement.   Whenever  the
  Borrower desires a Swingline Loan advance hereunder it shall give written notice (or telephonic notice promptly confirmed in writing) to the Swingline Lender not later than 11:00 A.M. (Charlotte, North Carolina time) on the Business Day of the requested Swingline Loan advance. Each such notice shall be irrevocable and shall specify
  (A) that a Swingline Loan advance is requested, (B) the date of the requested Swingline Loan advance (which shall be a Business Day) and (C) the principal amount of the Swingline Loan advance requested. Each Swingline Loan shall be made as a Base Rate Loan or a Quoted Rate Swingline Loan and shall have such maturity date as the Swingline Lender and the Borrower shall agree upon receipt by the Swingline Lender of any such notice from the Borrower. The Swingline Lender shall initiate the transfer of funds representing the Swingline Loan advance to the Borrower by 3:00 P.M. (Charlotte, North Carolina time) on the Business Day of the requested borrowing.

               (ii) Minimum Amounts. Each Swingline Loan shall be in a minimum principal amount mutually acceptable to the Swingline Lender and the Borrower.

                (iii)     Repayment of Swingline Loans.  The
  principal amount of all Swingline Loans shall be due and payable on the earlier of (A) the maturity date agreed to by the Swingline Lender and the Borrower with respect to such Loan (which maturity date shall not be a date more than seven (7) Business Days from the date of advance thereof) or (B) the Maturity Date. The Swingline Lender may, at any time, in its sole discretion, by written notice to the Borrower and the Lenders, demand repayment of its Swingline Loans by way of a Revolving Loan advance, in which case the Borrower shall be deemed to have requested a Revolving Loan advance comprised solely of Base Rate Loans in the amount of such Swingline Loans; provided, however, that any such demand shall be deemed to have been given one Business Day prior to the Maturity Date and on the date of the occurrence of any Event of Default described in Section 9.1 and upon acceleration of the indebtedness hereunder and the exercise of remedies in accordance with the provisions of Section 9.2. Each Lender hereby irrevocably agrees to make its pro rata share of each such Revolving Loan in the amount, in the manner and on the date specified in the preceding sentence notwithstanding (I) the amount of such borrowing may not comply with the minimum amount for advances of Revolving Loans otherwise required hereunder, (II) whether any conditions specified in Section 5.2 are then satisfied, (III) whether a Default or an Event of Default then exists, (IV) failure of any such request or deemed request for Revolving Loan to be made by the time otherwise required hereunder, (V) whether the date of such borrowing is a date on which Revolving Loans are otherwise permitted to be made hereunder or (VI) any termination of the Commitments relating thereto immediately prior to or contemporaneously with such borrowing. In the event that any Revolving Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower or any other Credit Party), then each Lender hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Lender such Participations Interest in the outstanding Swingline Loans as shall be necessary to cause each such Lender to share in such Swingline Loans ratably based upon its Commitment Percentage of the Revolving Committed Amount (determined before giving effect to any termination of the Commitments pursuant to Section 3.4).

    (c)  Interest on Swingline Loans.

               (i) Subject to the provisions of Section 3.1, each Swingline Loan shall bear interest at a per annum rate equal to such rate as may be quoted by the Swingline Lender to the Borrower in the sole discretion of the Swingline Lender and accepted by the Borrower at or promptly following the time of such quote as follows:

                          (A)   Base  Rate Loans.   If  such
       Swingline Loan is a Base Rate Loan, at a per annum rate (computed on the basis of the actual number of days elapsed over a year of 365 days) equal to the Adjusted Base Rate.

                         (B)  Quoted Rate Swingline Loans.  If
       such Swingline Loan is a Quoted Rate Swingline Loan, at a per annum rate (computed on the basis of the actual  number  of days elapsed over a  year  of  360
       days) equal to the Quoted Rate applicable thereto.

          Notwithstanding any other provision to the contrary set forth in this Credit Agreement, in the event that the principal amount of any Quoted Rate Swingline Loan is not repaid on the last day of the Interest Period for such Loan, then such Loan shall be automatically converted into a Base Rate Loan at the end of such Interest Period.

                 (ii)  Payment  of  Interest.   Interest  on
  Swingline Loans shall be payable in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein), unless accelerated sooner pursuant to Section 9.2.

     (d) Swingline Note. The Swingline Loans shall be evidenced by a duly executed promissory note of the Borrower to the Swingline Lender in an original principal amount equal to the Swingline Committed Amount substantially in the form of Exhibit 2.3(d).


                            SECTION 3

         OTHER PROVISIONS RELATING TO CREDIT FACILITIES

  3.1    Default Rate.

  Upon the occurrence, and during the continuance, of an Event of Default, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents shall bear interest, payable on demand, at a per annum rate 2% greater than the rate which would otherwise be applicable (or if no rate is applicable, whether in respect of interest, fees or other amounts, then the Adjusted Base Rate plus 2%).

  3.2    Extension and Conversion.

  Subject to the terms of Section 5.2, the Borrower shall have
the   option,  on  any  Business  Day,  to  extend  existing
Revolving Loans into a subsequent permissible Interest Period or to convert Revolving Loans into Revolving Loans of another interest rate type; provided, however, that (i) except as provided in Section 3.8, Eurodollar Loans may be converted into Base Rate Loans only on the last day of the Interest Period applicable thereto, (ii) Eurodollar Loans may be extended, and Base Rate Loans may be converted into Eurodollar Loans, only if no Default or Event of Default is in existence on the date of extension or conversion, (iii) Revolving Loans extended as, or converted into, Eurodollar Loans shall be subject to the terms of the definition of "Interest Period" set forth in Section 1.1 and shall be in such minimum amounts as provided in, with respect to Revolving Loans, Section 2.1(b)(ii), (iv) no more than 5 Eurodollar Loans shall be outstanding hereunder at any time (it being understood that, for purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Eurodollar Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new
Eurodollar Loan with a single Interest Period), (v) any request for extension or conversion of a Eurodollar Loan which shall fail to specify an Interest Period shall be deemed to be a request for an Interest Period of one month and (vi) Swingline Loans may not be extended or converted
pursuant  to  this  Section 3.2.   Each  such  extension  or
conversion  shall be effected by the Borrower  by  giving  a
Notice   of   Extension/Conversion  (or  telephonic   notice
promptly  confirmed  in  writing)  to  the  office  of   the
Administrative Agent specified in specified in Schedule 2.1(a), or at such other office as the Administrative Agent may designate in writing, prior to 11:00 A.M. (Charlotte, North Carolina time) on the Business Day prior to, in the case of the conversion of a Eurodollar Loan into a Base Rate Loan, and on the third Business Day prior to, in the case of the extension of a Eurodollar Loan as, or conversion of a Base Rate Loan into, a Eurodollar Loan, the date of the proposed extension or conversion, specifying the date of the proposed extension or conversion, the Revolving Loans to be so extended or converted, the types of Loans into which such Revolving Loans are to be converted and, if appropriate, the
applicable  Interest  Periods with  respect  thereto.   Each
request for extension or conversion shall be irrevocable and shall constitute a representation and warranty by the Borrower of the matters specified in subsections (b), (c),
(d), (e) and (f) of Section 5.2. In the event the Borrower fails to request extension or conversion of any Eurodollar Loan in accordance with this Section, or any such conversion or extension is not permitted or required by this Section, then such Eurodollar Loan shall be automatically converted into a Base Rate Loan at the end of the Interest Period applicable thereto. The Administrative Agent shall give each Lender notice as promptly as practicable of any such proposed extension or conversion affecting any Revolving Loan.

  3.3    Prepayments.

    (a) Voluntary Prepayments. The Borrower shall have the right to prepay Loans in whole or in part from time to time, but otherwise without premium or penalty. Subject to the foregoing terms, amounts prepaid under this Section 3.3(a) shall be applied as the Borrower may elect; provided that if the Borrower fails to specify a voluntary prepayment then such prepayment shall be applied first to Swingline Loans (first to Base Rate Loans and then to Quoted Rate Swingline Loans in direct order of Interest Period maturities) and then to Revolving Loans (first to Base Rate Loans and then to Eurodollar Loans in direct order of Interest Period maturities).

    (b)  Mandatory Prepayments.

                (i)  Revolving Committed Amount.  If at  any
  time, the sum of the aggregate principal amount of outstanding Revolving Loans plus LOC Obligations outstanding plus Swingline Loans outstanding shall exceed the lesser of (A) the Revolving Committed Amount and (B) the Borrowing Base, the Borrower immediately shall prepay the Loans and (after all Revolving Loans and Swingline Loans have been repaid) cash collateralize the LOC Obligations, in an amount sufficient to eliminate such excess.

           (ii) Asset Dispositions. Immediately upon the occurrence of any Asset Disposition Prepayment Event, the Borrower shall prepay the Loans in an aggregate amount equal to the Net Cash Proceeds of the related Asset Disposition not applied (or caused to be applied) by the Consolidated Parties during the related Application Period to the purchase, acquisition or construction of Eligible Assets as contemplated by the terms of Section
  8.5  (such prepayment to be applied as set forth in clause
  (v) below).

          (iii) Debt Issuances. Immediately upon receipt by any Consolidated Party of proceeds from any Debt Issuance, the Borrower shall prepay the Loans in an aggregate amount equal to 100% of the Net Cash Proceeds of such Debt Issuance (such prepayment to be applied as set forth in clause (v) below).

                (iv) Issuances of Equity. Immediately upon receipt by a Consolidated Party of proceeds from any Equity Issuance other than an Excluded Equity Issuance, the Borrower shall prepay the Revolving Loans in an aggregate amount equal to 50% of the Net Cash Proceeds of such Equity Issuance (such prepayment to be applied as set forth in clause (v) below).

               (v) Application of Mandatory Prepayments. All amounts required to be paid pursuant to this Section 3.3(b) shall be applied first to Swingline Loans (first to Base Rate Loans and then to Quoted Rate Swingline Loans in direct order of Interest Period maturities) and then to Revolving Loans (first to Base Rate Loans and then to Eurodollar Loans in direct order of Interest Period maturities) and (after all Loans have been repaid)
  to   a   cash  collateral  account  in  respect   of   LOC
  Obligations.   All prepayments under this  Section  3.3(b)
  shall be subject to Section 3.12.

   3.4     Termination and Reduction of Revolving  Committed
Amount.

    (a) Voluntary Reductions. The Borrower may from time to time permanently reduce or terminate the Revolving Committed Amount in whole or in part (in minimum aggregate amounts of $5,000,000 or in integral multiples of $1,000,000 in excess thereof (or, if less, the full remaining amount of the then applicable Revolving Committed Amount)) upon five Business Days' prior written notice to the Administrative Agent; provided, however, no such termination or reduction shall be made which would cause the aggregate principal amount of outstanding Revolving Loans plus LOC Obligations outstanding plus outstanding Swingline Loans to exceed the lesser of (A) the Revolving Committed Amount and (B) the Borrowing Base, unless, concurrently with such termination or reduction, the Loans are repaid to the extent necessary to eliminate such excess. The Administrative Agent shall promptly notify each affected Lender of receipt by the Administrative Agent of any notice from the Borrower pursuant to this Section 3.4(a).

     (b) Mandatory Reductions. On any date that the Loans are required to be prepaid pursuant to the terms of Section 3.3(b)(ii), (iii) or (iv), the Revolving Committed Amount automatically shall be permanently reduced by the amount of such required prepayment and/or reduction.

     (c)   Maturity Date.  The Revolving Commitments of  the
Lenders, the LOC Commitment of the Issuing Lenders  and  the
Swingline   Commitment   of  the  Swingline   Lender   shall
automatically terminate on the Maturity Date.

      (d) General. The Borrower shall pay to the Administrative Agent for the account of the Lenders in accordance with the terms of Section 3.5(b), on the date of each termination or reduction of the Revolving Committed Amount, the Unused Fee accrued through the date of such termination or reduction on the amount of the Revolving Committed Amount so terminated or reduced.

  3.5    Fees.

     (a) Upfront Fees. The Borrower agrees to pay to the Administrative Agent for the benefit of the Lenders in immediately available funds on or before the Closing Date an upfront fee (the "Upfront Fee") in the amount provided in the Administrative Agents' Fee Letter.

     (b) Unused Fee. In consideration of the Revolving Commitments of the Lenders hereunder, the Borrower agrees to pay to the Administrative Agent for the account of each Lender a fee (the "Unused Fee") on the Unused Revolving Committed Amount computed at a per annum rate for each day during the applicable Unused Fee Calculation Period (hereinafter defined) at a rate equal to the Applicable Percentage for the Unused Fee in effect from time to time. The Unused Fee shall commence to accrue on the Closing Date and shall be due and payable in arrears on the last business day of each March, June, September and December (and any date that the Revolving Committed Amount is reduced as provided in Section 3.4(a) and the Maturity Date) for the immediately preceding quarter (or portion thereof) (each such quarter or portion thereof for which the Unused Fee is payable hereunder being herein referred to as an "Unused Fee Calculation Period"), beginning with the first of such dates to occur after the Closing Date.

    (c)  Letter of Credit Fees.

               (i)  Standby Letter of Credit Issuance Fee.  In
  consideration of the issuance of standby Letters of Credit hereunder, the Borrower promises to pay to the Administrative Agent for the account of each Lender a fee (the "Standby Letter of Credit Fee") on such Lender's Revolving Commitment Percentage of the average daily maximum amount available to be drawn under each such standby Letter of Credit computed at a per annum rate for each day from the date of issuance to the date of
  expiration   equal  to  the  Applicable   Percentage   for
  Eurodollar Loans. The Standby Letter of Credit Fee will be payable quarterly in arrears on the last Business Day of each March, June, September and December for the immediately preceding quarter (or a portion thereof).

                (ii) Trade Letter of Credit Drawing Fee.  In
  consideration of the issuance of trade Letters of Credit hereunder, the Borrower promises to pay to the Administrative Agent for the account of each Lender a fee (the "Trade Letter of Credit Fee") equal to the Applicable Percentage for Eurodollar Loans on such Lender's Revolving Commitment Percentage of the amount of each drawing under any such trade Letter of Credit. The Trade Letter of Credit Fee will be payable on each date of drawing under a trade Letter of Credit.

               (iii) Issuing Lender Fees. In addition to the Standby Letter of Credit Fee payable pursuant to clause (i) above and the Trade Letter of Credit Fee payable pursuant to clause (ii) above, the Borrower promises to pay to the applicable Issuing Lender for its own account without sharing by the other Lenders the letter of credit fronting and negotiation fees equal to 0.125% of such Issuing Lender's LOC Obligations and the customary charges from time to time of such Issuing Lender with respect to the issuance, amendment, transfer,
  administration,  cancellation  and  conversion   of,   and
  drawings under, Letters of Credit issued by such Issuing Lender (collectively, the "Issuing Lender Fees").

    (d) Administrative Fees. The Borrower agrees to pay to the Administrative Agent, for its own account (and for the account of NationsBanc Capital Markets, Inc., as applicable), to the Collateral Agent, for its own account (and for the account of The Bank of New York, as applicable), the fees referred to in the Agents' Fee Letter (collectively, the "Agents' Fees").

  3.6    Capital Adequacy.

   If any Lender has determined, after the date hereof, that the adoption or the becoming effective of, or any change in, or any change by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof in the interpretation or administration of, any applicable law, rule or regulation regarding capital adequacy, or compliance by such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such
Lender's capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Lender could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy), then, upon notice from such Lender to the Borrower, the Borrower shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. Each determination by any such Lender of amounts owing under this Section shall, absent manifest error, be conclusive and binding on the parties hereto.

  3.7    Limitation on Eurodollar Loans.

  If on or prior to the first day of any Interest Period for any Eurodollar Loan:

      (a) the Administrative Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

    (b) the Required Lenders determine (which determination shall be conclusive) and notify the Administrative Agent that the Eurodollar Rate will not adequately and fairly reflect the cost to the Lenders of funding Eurodollar Loans for such Interest Period;

then the Administrative Agent shall give the Borrower prompt notice thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurodollar Loans, Continue Eurodollar Loans, or to Convert Base Rate Loans into Eurodollar Loans and the Borrower shall, on the last day(s) of the then current
Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Eurodollar Loans or Convert such Eurodollar Loans into Base Rate Loans in accordance with the terms of this Credit Agreement.

  3.8    Illegality.

    Notwithstanding any other provision of this Credit Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to make, maintain, or fund Eurodollar Loans hereunder, then such Lender shall promptly notify the Borrower thereof and such Lender's obligation to make or Continue Eurodollar Loans and to Convert Base Rate Loans into Eurodollar Loans shall be suspended until such time as such Lender may again make, maintain, and fund Eurodollar Loans (in which case the provisions of Section 3.10 shall be applicable).

  3.9    Requirements of Law.

     (a) If, after the date hereof, the adoption of any applicable law, rule, or regulation, or any change in any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank, or comparable agency:

             (i)shall subject such Lender (or its Applicable Lending Office) to any tax, duty, or other charge with respect to any Eurodollar Loans, its Notes, or its obligation to make Eurodollar Loans, or change the basis of taxation of any amounts payable to such Lender (or its Applicable Lending Office) under this Credit Agreement or its Notes in respect of any Eurodollar Loans (other than taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office);

            (ii)shall impose, modify, or deem applicable any reserve, special deposit, assessment, or similar requirement (other than the Eurodollar Reserve Requirement utilized in the determination of the Adjusted Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable Lending Office), including the Commitment of such Lender hereunder; or

             (iii) shall impose on such Lender (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting this Credit Agreement or its Notes or any of such extensions of credit or liabilities or commitments;

   and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, Converting into, Continuing, or maintaining any Eurodollar Loans or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under this Credit Agreement or its Notes with respect to any Eurodollar Loans, then the Borrower shall pay to such Lender on demand such amount or amounts as will compensate such Lender for such increased cost or reduction. If any Lender requests compensation by the Borrower under this Section 3.9(a), the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or Continue Eurodollar Loans, or to Convert Base Rate Loans into Eurodollar Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.10 shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

     (b) If, after the date hereof, any Lender shall have determined that the adoption of any applicable law, rule, or regulation regarding capital adequacy or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

     (c) Each Lender shall promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section
3.9 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this Section 3.9 shall furnish to the Borrower and the Administrative Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

  3.10   Treatment of Affected Loans.

  If the obligation of any Lender to make any Eurodollar Loan or to Continue, or to Convert Base Rate Loans into, Eurodollar Loans shall be suspended pursuant to Section 3.8 or 3.9 hereof, such Lender's Eurodollar Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such Eurodollar Loans (or, in the case of a Conversion required by Section 3.8 hereof, on such earlier date as such Lender
may   specify   to  the  Borrower  with  a   copy   to   the
Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.8 or 3.9 hereof that gave rise to such Conversion no longer exist:

     (a) to the extent that such Lender's Eurodollar Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Eurodollar Loans shall be applied instead to its Base Rate Loans; and

    (b) all Loans that would otherwise be made or Continued by such Lender as Eurodollar Loans shall be made or Continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be Converted into Eurodollar Loans shall remain as Base Rate Loans.

If such Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 3.8 or 3.9 hereof that gave rise to the Conversion of such Lender's Eurodollar Loans pursuant to this Section 3.10 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans made by other Lenders are outstanding, such Lender's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Eurodollar Loans and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Commitments.

  3.11   Taxes.

     (a) Any and all payments by the Borrower to or for the account of any Lender or the Administrative Agent hereunder or under any other Credit Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender (or its Applicable Lending Office) or the Administrative Agent (as the case may be) is organized or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable under this Credit Agreement or any other Credit Document to any Lender or the Administrative Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.11) such Lender or the Administrative Agent receives an amount equal to the sum it would have received had no such deductions been made,
(ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 11.1, the original or a certified copy of a receipt evidencing payment thereof. Any Lender or Agent receiving such increased amount shall immediately pay to the Borrower the amount of any reduction or refund in the respective Lender or Agent's Tax liability resulting from a credit or deduction, as the case may be, of any Tax against the Lender or Agent's Tax liability when the Lender or Agent realizes such reduction or refund.

    (b) In addition, the Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Credit Agreement or any other Credit Document or from the execution or delivery of, or otherwise with respect to, this Credit Agreement or any other Credit Document (hereinafter referred to as "Other Taxes").

     (c) The Borrower agrees to indemnify each Lender, the Administrative Agent and the Collateral Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 3.11) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

           (d) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Credit Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrower or the Administrative Agent (but only so long as such Lender remains lawfully able to do
     so), shall provide the Borrower and the Administrative Agent with (i) Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Credit Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Internal Revenue Code), certifying that such Lender is entitled to an exemption from or a reduced rate of tax on payments pursuant to this Credit Agreement or any of the other Credit Documents.

           (e) For any period with respect to which a Lender has failed to provide the Borrower and the Administrative Agent with the appropriate form pursuant to Section 3.11(d) (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 3.11(a) or 3.11(b) with respect to Taxes imposed by the United States; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

           (f) If the Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this
     Section 3.11, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender.

           (g)   Within  thirty (30) days after the date  of  any
     payment  of  Taxes,  the  Borrower  shall  furnish  to   the
     Administrative Agent the original or a certified copy of a receipt evidencing such payment.

           (h) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 3.11 shall survive the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder.

     3.12 Compensation.

      Upon the request of any Lender, the Borrower shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, reasonable cost, or reasonable expense (including loss of anticipated profits) incurred by it as a result of:

           (a) any payment, prepayment, or Conversion of a Eurodollar Loan or Quoted Rate Swingline Loan for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 9.2) on a date other than the last day of the Interest Period for such Loan; or

           (b) any failure by the Borrower for any reason (including, without limitation, the failure of any condition precedent specified in Section 5 to be satisfied) to borrow, Convert, Continue, or prepay a Eurodollar Loan or Quoted
     Rate Swingline Loan on the date for such borrowing, Conversion, Continuation, or prepayment specified in the relevant notice of borrowing, prepayment, Continuation, or Conversion under this Credit Agreement.

With respect to Eurodollar Loans, such indemnification may include an amount equal to the excess, if any, of (a) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Loans provided for herein (excluding, however, the
Applicable Percentage included therein, if any) over (b) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. The covenants of the Borrower set forth in this Section 3.12 shall survive the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder.

     3.13 Pro Rata Treatment.

     Except to the extent otherwise provided herein:

          (a) Loans. Each Loan, each payment or (subject to the terms of Section 3.3) prepayment of principal of any Loan or reimbursement obligations arising from drawings under Letters of Credit, each payment of interest on the Loans or reimbursement obligations arising from drawings under Letters of Credit, each payment of Unused Fees, each payment of the Standby Letter of Credit Fee, each payment of the Trade Letter of Credit Fee, each reduction of the Revolving Committed Amount and each conversion or extension of any Loan, shall be allocated pro rata among the Lenders in accordance with the respective principal amounts of their outstanding Loans and Participation Interests.

                Advances. No Lender shall be responsible for the failure or delay by any other Lender in its obligation to make its ratable share of a borrowing hereunder; provided, however, that the failure of any Lender to fulfill its obligations hereunder shall not relieve any other Lender of its obligations hereunder. Unless the Administrative Agent shall have been notified by any Lender prior to the date of any requested borrowing that such Lender does not intend to make available to the Administrative Agent its ratable share of such borrowing to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on the date of such borrowing, and the Administrative Agent in reliance upon such assumption, may (in its sole discretion but without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent, the Administrative Agent shall be able to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent will promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from the Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent at a per annum rate equal to (i) from the Borrower at the applicable rate for the applicable borrowing pursuant to the Notice of Borrowing and (ii) from a Lender at the Federal Funds Rate.

     3.14 Sharing of Payments.

      The Lenders agree among themselves that, in the event that any Lender shall obtain payment in respect of any Loan, LOC Obligations or any other obligation owing to such Lender under this Credit Agreement (but not including any payment received by any Lender in its capacity as a Factor under a Factoring Agreement) through the exercise of a right of setoff, banker's lien or counterclaim, or pursuant to a secured claim under
Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Credit Agreement, such Lender shall promptly purchase from the other Lenders a Participation Interest in such Loans, LOC Obligations and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Credit Agreement. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker's lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by repurchase of a Participation Interest theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored. The Borrower agrees that any Lender so purchasing such a Participation Interest may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker's lien or counterclaim, with respect to such Participation Interest as fully as if such Lender were a holder of such Loan, LOC Obligations or other obligation in the amount of such Participation Interest. Except as otherwise expressly provided in this Credit Agreement, if any
Lender or the Administrative Agent shall fail to remit to the Administrative Agent or any other Lender an amount payable by such Lender or the Administrative Agent to the Administrative Agent or such other Lender pursuant to this Credit Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Administrative Agent or such other Lender at a rate per annum equal to the Federal Funds Rate. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 3.14 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this Section 3.14 to share in the benefits of any recovery on such secured claim.

     3.15 Payments, Computations, Etc.

           (a) Except as otherwise specifically provided herein, all payments hereunder shall be made to the Administrative Agent in dollars in immediately available funds, without offset, deduction, counterclaim or withholding of any kind, at the Administrative Agent's office specified in Schedule 2.1(a) not later than 2:00 P.M. (Charlotte, North Carolina time) on the date when due. Payments received after such time shall be deemed to have been received on the next succeeding Business Day. The Administrative Agent may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Borrower maintained with the Administrative Agent or the Collateral Agent (with notice to the Borrower). The Borrower shall, at the time it makes any payment under this Credit Agreement, specify to the Administrative Agent the Loans, LOC Obligations, Fees, interest or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails so to specify, or if such application would be inconsistent with the terms hereof, the Administrative Agent shall distribute such payment to the Lenders in such manner as the Administrative Agent may determine to be appropriate in respect of obligations owing by the Borrower hereunder, subject to the terms of Section 3.13(a)). The Administrative Agent will distribute such payments to such Lenders, if any such payment is received prior to 12:00 Noon (Charlotte, North Carolina time) on a Business Day in like funds as received prior to the end of such Business Day and otherwise the Administrative Agent will distribute such payment to such Lenders on the next succeeding Business Day. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and Fees for the period of such extension), except that in the case of Eurodollar Loans, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day. Except as expressly provided otherwise herein, all computations of interest and fees shall be made on the basis of actual number of days elapsed over a year of 360 days, except with respect to computation of interest on Base Rate Loans which (unless the Base Rate is determined by reference to the Federal Funds Rate) shall be calculated based on a year of 365 or 366 days, as appropriate. Interest shall accrue from and include the date of borrowing, but exclude the date of payment.

           (b) Allocation of Payments After Event of Default. Notwithstanding any other provisions of this Credit Agreement to the contrary, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Administrative Agent, the Collateral Agent or any Lender on account of the Credit Party Obligations or any other amounts outstanding under any of the Credit Documents or in respect of the Collateral shall be paid over or delivered as follows:

           FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys' fees) of the Administrative Agent and the Collateral Agent in connection with enforcing the rights of the Lenders under the Credit Documents and any protective advances made by the Administrative Agent or the Collateral Agent with respect to the Collateral under or pursuant to the terms of the Collateral Documents;

            SECOND,   to  payment  of  any  fees  owed   to   the
     Administrative Agent or the Collateral Agent;

           THIRD, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation, reasonable attorneys' fees) of each of the Lenders in connection with enforcing its rights under the Credit Documents or otherwise with respect to the Credit Party Obligations owing to such Lender;

           FOURTH,  to  the  payment of all of the  Credit  Party
     Obligations consisting of accrued fees and interest;

           FIFTH, to the payment of the outstanding principal amount of the Credit Party Obligations (including the payment or cash collateralization of the outstanding LOC
     Obligations);

           SIXTH, to all other Credit Party Obligations and other obligations which shall have become due and payable under the Credit Documents or otherwise and not repaid pursuant to clauses "FIRST" through "FIFTH" above; and

           SEVENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

     In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (ii) each of the Lenders shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans and LOC Obligations held by such Lender bears to the aggregate then outstanding Loans and LOC Obligations) of amounts available to be applied pursuant to clauses "THIRD", "FOURTH", "FIFTH" and "SIXTH" above; and
     (iii) to the extent that any amounts available for distribution pursuant to clause "FIFTH" above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Administrative Agent or the Collateral Agent (as determined by the Administrative Agent) in a cash collateral account and applied (A) first, to reimburse the Issuing Lenders from time to time on a pro rata basis for any drawings under such Letters of Credit and (B) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses "FIFTH" and "SIXTH" above in the manner provided in this Section 3.15(b).

     3.16 Evidence of Debt.

           (a) Each Lender shall maintain an account or accounts evidencing each Loan made by such Lender to the Borrower from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Credit Agreement. Each Lender will make reasonable efforts to maintain the accuracy of its account or accounts and to promptly update its account or accounts from time to time, as necessary.

           (b) The Administrative Agent shall maintain the Register pursuant to Section 11.3(c), and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount, type and Interest Period of each such Loan hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from or for the account of the Borrower and each Lender's share thereof. The Administrative Agent will make reasonable efforts to maintain the accuracy of the subaccounts referred to in the preceding sentence and to promptly update such subaccounts from time to time, as necessary.

           (c) The entries made in the accounts, Register and subaccounts maintained pursuant to subsection (b) of this
     Section 3.16 (and, if consistent with the entries of the Administrative Agent, subsection (a)) shall be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain any such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay the Loans made by such Lender in accordance with the terms hereof.

     3.17 Mandatory Assignment.

      In the event any Lender requests payment by the Borrower of any additional amounts pursuant to Section 3.11, then, provided that no Default or Event of Default has occurred and is continuing at such time, the Borrower may, at its own expense
(such expense to include any transfer fee payable to the Administrative Agent under Section 11.3(b)), and in its sole discretion require such Lender to transfer and assign in whole or in part, without recourse (in accordance with and subject to the terms and conditions of Section 11.3(b)), all or part of its interests, rights and obligations under the Credit Agreement to an Eligible Assignee which shall assume such assigned obligations, provided that (i) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority and (ii) the Borrower or such assignee shall have paid to the assigning Lender in immediately available funds the principal of and interest accrued to the date of such payment on the Loans made by it under the Credit Agreement and all other amounts owed to it under the Credit Agreement.


                            SECTION 4

                            GUARANTY

     4.1  The Guaranty.

       Each of the Guarantors hereby jointly and severally guarantees to each Lender, the Administrative Agent and the Collateral Agent as hereinafter provided the prompt payment of the Credit Party Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Credit Party Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Credit Party Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

      Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents, the obligations of each Guarantor hereunder shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code or any comparable provisions of any applicable state law.

     4.2  Obligations Unconditional.

      The obligations of the Guarantors under Section 4.1 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents, or any other agreement or instrument referred to therein, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Credit Party Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this
Section 4.2 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor of the Credit Party Obligations for amounts paid under this Section 4 until such time as the Lenders have been paid in full, all Commitments under this Credit Agreement have been terminated and no Person or Governmental Authority shall have any right to request any return or reimbursement of funds from the Lenders in connection with monies received under the Credit Documents. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder which shall remain absolute and unconditional as described above:

           (a) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Credit Party Obligations shall be extended, or such performance or compliance shall be waived;

          (b) any of the acts mentioned in any of the provisions of any of the Credit Documents or any other agreement or instrument referred to in the Credit Documents shall be done or omitted;

            (c) the maturity of any of the Credit Party Obligations shall be accelerated, or any of the Credit Party Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Credit Documents or any other agreement or instrument referred to in the Credit Documents shall be waived or any other guarantee of any of the Credit Party Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

           (d) any Lien granted to, or in favor of, the Administrative Agent, the Collateral Agent or any Lender or
     Lenders as security for any of the Credit Party Obligations shall fail to attach or be perfected; or

           (e) any of the Credit Party Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent, the Collateral Agent or any Lender exhaust any right, power or remedy or proceed against any Person under any of the Credit Documents or any other agreement or instrument referred to in the Credit Documents, or against any other Person under any other guarantee of, or security for, any of the Credit Party Obligations.

     4.3  Reinstatement.

     The obligations of the Guarantors under this Section 4 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Credit Party Obligations is rescinded or must be otherwise restored by any holder of any of the Credit Party Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Administrative Agent, the Collateral Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees and expenses of counsel) incurred by the Administrative Agent, the Collateral Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

     4.4  Certain Additional Waivers.

      Without limiting the generality of the provisions  of  this
Section 4, each Guarantor hereby specifically waives the benefits of N.C. Gen. Stat. 26-7 through 26-9, inclusive, to the extent applicable. Each Guarantor further agrees that such Guarantor shall have no right of recourse to security for the Credit Party Obligations, except through the exercise of rights of subrogation pursuant to Section 4.2 and through the exercise of rights of contribution pursuant to Section 4.6.

     4.5  Remedies.

      The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Administrative Agent, the Collateral Agent and the Lenders, on the other hand, the Credit Party Obligations may be declared to be forthwith due and payable as provided in Section 9.2 (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 9.2) for purposes of
Section 4.1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Credit Party Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Credit Party Obligations being deemed to have become automatically due and payable), the Credit Party Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section 4.1. The Guarantors acknowledge and agree that their obligations hereunder are secured in accordance with the terms of the Security Agreements and the other Collateral Documents and that the Lenders may exercise their remedies thereunder in accordance with the terms thereof.

     4.6  Rights of Contribution.

     The Guarantors hereby agree as among themselves that, if any Guarantor shall make an Excess Payment (as defined below), such Guarantor shall have a right of contribution from each other Guarantor in an amount equal to such other Guarantor's Contribution Share (as defined below) of such Excess Payment. The payment obligations of any Guarantor under this Section 4.6 shall be subordinate and subject in right of payment to the prior payment in full to the Administrative Agent, the Collateral Agent and the Lenders of the Guaranteed Obligations, and none of the Guarantors shall exercise any right or remedy under this Section
4.6 against any other Guarantor until payment and satisfaction in full of all of such Guaranteed Obligations. For purposes of this
Section 4.6, (a) "Guaranteed Obligations" shall mean any obligations arising under the other provisions of this Section 4;
(b) "Excess Payment" shall mean the amount paid by any Guarantor in excess of its Pro Rata Share of any Guaranteed Obligations;
(c) "Pro Rata Share" shall mean, for any Guarantor in respect of any payment of Guaranteed Obligations, the ratio (expressed as a percentage) as of the date of such payment of Guaranteed Obligations of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of the Borrower and all of the Guarantors exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Borrower and the Guarantors hereunder) of the Borrower and all of the Guarantors; provided, however, that, for purposes of calculating the Pro Rata Shares of the Guarantors in respect of any payment of Guaranteed Obligations, any Guarantor that became a Guarantor subsequent to the date of any such payment shall be deemed to have been a Guarantor on the date of such payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such payment; and (d) "Contribution Share" shall mean, for any Guarantor in respect of any Excess Payment made by any other Guarantor, the ratio (expressed as a percentage) as of the date of such Excess Payment of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of the Borrower and all of the Guarantors other than the maker of such Excess Payment exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Borrower and the Guarantors hereunder) of the Borrower and all of the Guarantors other than the maker of such Excess Payment; provided, however, that, for purposes of calculating the Contribution Shares of the Guarantors in respect of any Excess Payment, any Guarantor that became a Guarantor subsequent to the date of any such Excess Payment shall be deemed to have been a Guarantor on the date of such Excess Payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such Excess Payment. This Section 4.6 shall not be deemed to affect any right of subrogation, indemnity, reimbursement or contribution that any Guarantor may have under applicable law against the Borrower in respect of any payment of Guaranteed Obligations. Notwithstanding the foregoing, all rights of contribution against any Guarantor shall terminate from and after such time, if ever, that such Guarantor shall be relieved of its obligations pursuant to Section 8.4.

     4.7  Continuing Guarantee.

      The guarantee in this Section 4 is a continuing guarantee, and shall apply to all Credit Party Obligations whenever arising.


                            SECTION 5

                           CONDITIONS

     5.1  Closing Conditions.

      The obligation of the Lenders (including the Swingline Lender) to enter into this Credit Agreement and to make the initial Loans or an Issuing Lender to issue the initial Letters of Credit, whichever shall occur first, shall be subject to satisfaction of the following conditions (in form and substance acceptable to the Lenders):

            (a) Executed Credit Documents. Receipt by the Administrative Agent of duly executed copies of: (i) this Credit Agreement; (ii) the Notes; (iii) the Collateral Documents and (iv) all other Credit Documents, each in form and substance acceptable to the Lenders in their sole discretion.

             (b)    Corporate   Documents.    Receipt   by    the
     Administrative Agent of the following:

                     (i)    Charter  Documents.   Copies  of  the
          articles or certificates of incorporation or other charter documents of Alchem and each Credit Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation and certified by a secretary or assistant secretary of such Person to be true and correct as of the Closing Date.

                     (ii) Bylaws. A copy of the bylaws of Alchem and each Credit Party certified by a secretary or assistant secretary of such Person to be true and correct as of the Closing Date.

                     (iii)    Resolutions.  Copies of resolutions
          of the Board of Directors of Alchem and each Credit Party approving and adopting the Credit Documents to which it is a party, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of such Person to be true and correct and in force and effect as of the Closing Date.

                      (iv)   Good   Standing.   Copies   of   (A)
          certificates of good standing, existence or its equivalent with respect to Alchem and each Credit Party certified as of a recent date by the appropriate Governmental Authorities of the state or other jurisdiction of incorporation and each other jurisdiction in which the failure to so qualify and be in good standing could have a Material Adverse Effect and (B) to the extent available, a certificate indicating payment of all corporate franchise taxes certified as of a recent date by the appropriate governmental taxing authorities.

                     (v)   Incumbency.  An incumbency certificate
          of  Alchem  and  each  Credit  Party  certified  by   a
          secretary or assistant secretary to be true and correct as of the Closing Date.

           (c)  Opinions of Counsel.     The Administrative Agent
     shall  have  received, in each case dated as of the  Closing
     Date:

                     (i)   a  legal  opinion of  Wyche,  Burgess,
          Freeman & Parham, P.A., general counsel for Alchem and the Credit Parties, substantially in the form of
          Schedule 5.1(c)(i);

                    (ii) a legal opinion of special local counsel for each Credit Party not incorporated in the State of South Carolina or Delaware, substantially in the form of Schedule 5.1(c)(ii);

                     (iii)      a legal opinion of special  local
          counsel for the Credit Parties for each State other than South Carolina in which any material portion of the Collateral (as determined by the Agent) is located, substantially in the form of Schedule 5.1(c)(iii); and

                     (iv)  a  legal  opinion of  special  foreign
          counsel for the Credit Parties for each country in which any Foreign Subsidiary whose Capital Stock is to be pledged pursuant to the Pledge Agreement is incorporated, substantially in the form of Schedule 5.1(c)(iv).

           (d) Collateral. The Administrative Agent shall have received:

                     (i)   searches  of Uniform  Commercial  Code
          filings in the jurisdiction of the chief executive office of each Credit Party and each jurisdiction where any Collateral is located or where a filing would need to be made in order to perfect the Collateral Agent's security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens;

                     (ii)  duly executed UCC financing statements
          for each Credit Party for each appropriate jurisdiction as is necessary, in the Administrative Agent's sole discretion, to perfect the Collateral Agent's security interest in the Collateral;

                     (iii)      all stock certificates evidencing
          the Capital Stock pledged to the Collateral Agent pursuant to the Pledge Agreement, together with duly executed in blank undated stock powers attached thereto (unless, with respect to the pledged Capital Stock of any Foreign Subsidiary, such stock powers are deemed unnecessary by the Administrative Agent in its reasonable discretion under the law of the jurisdiction of incorporation of such Person);

                    (iv) in the case of any Collateral located at a premises leased by a Credit Party, such estoppel letters, consents and waivers from the landlords on such real property as may be required by the Administrative Agent;

                    (v) all instruments and chattel paper in the possession of any of the Credit Parties, together with allonges or assignments as may be necessary or appropriate to perfect the Collateral Agent's security interest in the Collateral;

                      (vi)  an  original,  executed  copy  of  an
          assignment of factoring proceeds, consented to in writing by the applicable Factor and otherwise in form and substance satisfactory to the Administrative Agent, for each Factoring Agreement existing as of the Closing Date; and

                     (vii)     all duly executed consents as  are
          necessary,   in   the   Administrative   Agent's   sole
          discretion, to perfect the Collateral Agent's security interest in the Collateral.

          (e) Priority of Liens. The Administrative Agent shall have received satisfactory evidence that (i) the Collateral Agent, on behalf of the Lenders, holds a perfected, first priority Lien on all Collateral and (ii) none of the
     Collateral  is  subject  to  any  other  Liens  other   than
     Permitted Liens.

           (f) Availability. The Administrative Agent shall be satisfied that, after giving effect to the initial Loans made and Letters of Credit issued hereunder on the Closing Date, there shall be at least $25,000,000 of availability existing under the Revolving Committed Amount.

           (g) Opening Borrowing Base Report. Receipt by the Administrative Agent of a Borrowing Base Certificate as of the Closing Date substantially in the form of Exhibit 7.1(d) and certified by the chief financial officer of the Borrower to be true and correct as of the Closing Date.

            (h) Evidence of Insurance. Receipt by the Administrative Agent of copies of insurance policies or certificates of insurance of the Consolidated Parties evidencing liability and casualty insurance meeting the requirements set forth in the Credit Documents, including, but not limited to, naming the Collateral Agent as sole loss payee on behalf of the Lenders.

           (i) Senior Debt. (i) The Borrower shall have entered into the Senior Note Indenture, (ii) the Borrower shall have executed the Senior Notes, (iii) the Administrative Agent shall have received a copy, certified by an officer of the Borrower as true and complete, of the Senior Note Indenture and each of the Senior Notes as originally executed and delivered, and no amendment or modification thereof shall have been entered into on or prior to the Closing Date which shall not have been approved by each of the Lenders and (iv) the Borrower shall have received proceeds from the sale of Senior Notes in an aggregate principal amount of $150,000,000.00.

           (j) Closing of New Delta Woodside Credit Facility. The closing of the New Delta Woodside Credit Facility shall have occurred and all conditions precedent to the initial extensions of credit thereunder shall have been satisfied.

           (k) Material Adverse Change. No material adverse change shall have occurred since June 28, 1997 in the condition (financial or otherwise), business, management or prospects of any Consolidated Party.

           (l) Litigation. There shall not exist any pending or threatened action, suit, investigation or proceeding against a Consolidated Party that is reasonably likely to have a Material Adverse Effect.

           (m) Officer's Certificates. The Administrative Agent shall have received a certificate or certificates executed by an Executive Officer of the Borrower as of the Closing Date stating that (A) each Consolidating Party is in compliance with all existing financial obligations, (B) all governmental, shareholder and third party consents and approvals, if any, with respect to the Credit Documents and the transactions contemplated thereby have been obtained,
     (C) no action, suit, investigation or proceeding is pending or threatened in any court or before any arbitrator or governmental instrumentality that purports to affect any Consolidating Party or any transaction contemplated by the Credit Documents, if such action, suit, investigation or proceeding could have a Material Adverse Effect and (D) immediately after giving effect to this Credit Agreement, the other Credit Documents and all the transactions contemplated therein to occur on such date, (1) each of the Credit Parties is Solvent, (2) no Default or Event of Default exists, (3) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects, and (4) the Credit Parties are in compliance with each of the financial covenants set forth in Section 7.11.

           (n) Fees and Expenses. Payment by the Credit Parties of all reasonable fees and expenses owed by them to the Lenders, the Administrative Agent and the Collateral Agent, including, without limitation, payment to the Administrative Agent and the Collateral Agent of the fees set forth in the Agents' Fee Letter.

           (o)   Payoff  Letter.  Receipt by  the  Administrative
     Agent  of a payoff letter in respect of the Existing  Credit
     Facility   in  form  and  substance  satisfactory   to   the
     Administrative Agent.

           (p)   Other.   Receipt by the Lenders  of  such  other
     documents,  instruments,  agreements  or  information   with
     respect to the Consolidated Parties as reasonably requested by any Lender.

     5.2  Conditions to all Extensions of Credit.

      The obligations of each Lender (including the Swingline Lender) to make, convert or extend any Loan and of an Issuing Lender to issue or extend any Letter of Credit (including the initial Loans and the initial Letter of Credit) are subject to satisfaction of the following conditions in addition to satisfaction on the Closing Date of the conditions set forth in
Section 5.1:

           (a) The Borrower shall have delivered (i) in the case of any Revolving Loan an appropriate Notice of Borrowing or Notice of Extension/Conversion or (ii) in the case of any Letter of Credit, the applicable Issuing Lender shall have received an appropriate request for issuance in accordance with the provisions of Section 2.2(b);

           (b)   The representations and warranties set forth  in
     Section 6 shall, subject to the limitations set forth therein, be true and correct in all material respects as of such date (except for those which expressly relate to an earlier date);

          (c) There shall not have been commenced against Alchem or any Credit Party an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed, undischarged or unbonded;

           (d) No Default or Event of Default shall exist and be continuing either prior to or after giving effect thereto;

           (e) No development or event which has had or could have a Material Adverse Effect shall have occurred since
     June 28, 1997; and

           (f) Immediately after giving effect to the making of such Loan (and the application of the proceeds thereof) or to the issuance of such Letter of Credit, as the case may be, (i) the sum of the aggregate principal amount of outstanding Revolving Loans plus LOC Obligations outstanding plus outstanding Swingline Loans shall not exceed the lesser of (A) the Revolving Committed Amount and (B) the Borrowing Base, and (ii) the LOC Obligations shall not exceed the LOC Committed Amount.

The delivery of each Notice of Borrowing, each Notice of Extension/Conversion and each request for a Letter of Credit pursuant to Section 2.2(b) shall constitute a representation and warranty by the Borrower of the correctness of the matters specified in subsections (b), (c), (d), (e) and (f) above.


                            SECTION 6

                 REPRESENTATIONS AND WARRANTIES

      The  Credit  Parties hereby represent to the Administrative
Agent, the Collateral Agent and each Lender that:

     6.1  Financial Condition.

           (a) The consolidated and consolidating balance sheet of the Consolidated Parties as of June 28, 1997 and the consolidated and consolidating statements of earnings and statements of cash flows for the years ended June 24, 1995 and June 29, 1996 have heretofore been furnished to each Lender. Such financial statements (including the notes thereto) (i) have been reviewed by KPMG Peat Marwick, (ii) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby and (iii) present fairly (on the basis disclosed in the footnotes to such financial statements) the consolidated and consolidating financial condition, results of operations and cash flows of the Consolidated Parties as of such date and for such periods. During the period from June 28, 1997 to and including the Closing Date, there has been no sale, transfer or other disposition by any Consolidated Party of any material part of the business or property of the Consolidated Parties, taken as a whole, and no purchase or other acquisition by any of them of any business or property (including any capital stock of any other person) material in relation to the consolidated financial condition of the Consolidated Parties, taken as a whole, in each case, which is not reflected in the foregoing financial statements or in the notes thereto and has not otherwise been disclosed in writing to the Lenders on or prior to the Closing Date.

           (b) The financial statements delivered to the Lenders pursuant to Section 7.1(a) and (b), (i) have been prepared in accordance with GAAP (except as may otherwise be permitted under Section 7.1(a) and (b)) and (ii) present fairly (on the basis disclosed in the footnotes to such financial statements) the consolidated and consolidating financial condition, results of operations and cash flows of the Consolidated Parties as of such date and for such periods.

     6.2  No Material Change.

      Since June 28, 1997, (a) there has been no development or event relating to or affecting a Consolidated Party which has had or could have a Material Adverse Effect and (b) except as otherwise permitted under this Credit Agreement, no dividends or other distributions have been declared, paid or made upon the Capital Stock in a Consolidated Party nor has any of the Capital Stock in a Consolidated Party been redeemed, retired, purchased or otherwise acquired for value.

     6.3  Organization and Good Standing.

      Each of the Consolidated Parties (a) is duly organized, validly existing and is in good standing under the laws of the jurisdiction of its incorporation or organization, (b) has the corporate or other necessary power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged and (c) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing would not have a Material Adverse Effect.

     6.4  Power; Authorization; Enforceable Obligations.

      Each of Alchem and the Credit Parties has the corporate or other necessary power and authority, and the legal right, to make, deliver and perform the Credit Documents to which it is a party, and in the case of the Borrower, to obtain extensions of credit hereunder, and has taken all necessary corporate action to authorize the borrowings and other extensions of credit on the terms and conditions of this Credit Agreement and to authorize the execution, delivery and performance of the Credit Documents to which it is a party. As of the Closing Date, no consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of Alchem or any Credit Party in connection with the borrowings or other extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of the Credit Documents to which such Person is a party, except for (i) consents, authorizations, notices and filings described in Schedule 6.4, all of which have been obtained or made or have the status described in such Schedule 6.4 and (ii) filings to perfect the Liens created by the Collateral Documents. This Credit Agreement has been, and each other Credit Document to which Alchem or any Credit Party is a party will be, duly executed and delivered on behalf of Alchem or the Credit Parties, as applicable. This Credit Agreement constitutes, and each other Credit Document to which Alchem or any Credit Party is a party when executed and delivered will constitute, a legal, valid and binding obligation of such Person enforceable against such party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

     6.5  No Conflicts.

      Neither the execution and delivery of the Credit Documents, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof by Alchem or any Credit Party will (a) violate or conflict with any provision of its articles or certificate of incorporation or bylaws or other organizational or governing documents of such Person, (b) violate, contravene or materially conflict with any Requirement of Law or any other law, regulation (including, without limitation, Regulation U or Regulation X), order, writ, judgment, injunction, decree or permit applicable to it, (c) violate, contravene or conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound, the violation of which could have a Material Adverse Effect, or (d) result in or require the creation of any Lien (other than those contemplated in or created in connection with the Credit Documents) upon or with respect to its properties.

     6.6  No Default.

      Except as disclosed in Schedule 6.6, (i) no Consolidated Party is in default in any respect under any contract, lease, loan agreement, indenture, mortgage, security agreement or other agreement or obligation to which it is a party or by which any of its properties is bound which default could reasonably be expected to have a Material Adverse Effect and (ii) no Default or Event of Default has occurred or exists.

     6.7  Ownership.

      Each Consolidated Party is the owner of, and has good and marketable title to, all of its respective assets and none of such assets is subject to any Lien other than Permitted Liens.

     6.8  Indebtedness.

      Except as otherwise permitted under Section 8.1, the Consolidated Parties have no Indebtedness.

     6.9  Litigation.

      Except as disclosed in Schedule 6.9, there are no actions, suits or legal, equitable, arbitration or administrative proceedings, pending or, to the knowledge of any Credit Party, threatened against Alchem or any Consolidated Party which might have a Material Adverse Effect.

     6.10 Taxes.

      Each Consolidated Party has filed, or caused to be filed, all tax returns (federal, state, local and foreign) required to be filed and paid (a) all amounts of taxes shown thereon to be due (including interest and penalties) and (b) all other taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing by it, except for such taxes (i) which are not yet delinquent or (ii) that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP. No Credit Party is aware as of the Closing Date of any proposed tax assessments against it or any other Consolidated Party.

     6.11 Compliance with Law.

       Each   Consolidated  Party  is  in  compliance  with   all
Requirements of Law and all other laws, rules, regulations, orders and decrees (including without limitation Environmental
Laws) applicable to it, or to its properties, unless such failure to comply could not have a Material Adverse Effect. No Requirement of Law could cause a Material Adverse Effect.

     6.12 ERISA.

           (a) During the five-year period prior to the date on which this representation is made or deemed made: (i) no ERISA Event has occurred, and, to the best knowledge of the Credit Parties, no event or condition has occurred or exists as a result of which any ERISA Event could reasonably be expected to occur, with respect to any Plan; (ii) no "accumulated funding deficiency," as such term is defined in
     Section 302 of ERISA and Section 412 of the Code, whether or not waived, has occurred with respect to any Plan; (iii) each Plan has been maintained, operated, and funded in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, and any other applicable federal or state laws; and (iv) no lien in favor of the PBGC or a Plan has arisen or is reasonably likely to arise on account of any Plan.

           (b) The actuarial present value of all "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA), whether or not vested, under each Single Employer Plan, as of the last annual valuation date prior to the date on which this representation is made or deemed made (determined, in each case, in accordance with Financial Accounting Standards Board Statement 87, utilizing the actuarial assumptions used in such Plan's most recent actuarial valuation report), did not exceed as of such valuation date the fair market value of the assets of such Plan.

           (c) Neither any Consolidated Party nor any ERISA Affiliate has incurred, or, to the best knowledge of the Credit Parties, could be reasonably expected to incur, any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither any Consolidated Party nor any ERISA Affiliate would become subject to any withdrawal liability under ERISA if any Consolidated Party or any ERISA Affiliate were to withdraw completely from all Multiemployer Plans and Multiple Employer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. Neither any Consolidated Party nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and no Multiemployer Plan is, to the best knowledge of the Credit Parties, reasonably expected to be in reorganization, insolvent, or terminated.

           (d) No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or may subject any Consolidated Party or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which any Consolidated Party or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability.

           (e) Neither any Consolidated Party nor any ERISA Affiliates has any material liability with respect to "expected post-retirement benefit obligations" within the meaning of the Financial Accounting Standards Board Statement 106. Each Plan which is a welfare plan (as defined in Section 3(1) of ERISA) to which Sections 601-609 of ERISA and Section 4980B of the Code apply has been administered in compliance in all material respects of such sections.

     6.13 Subsidiaries.

      Set forth on Schedule 6.13 is a complete and accurate list of all Subsidiaries of each Consolidated Party as of the Closing Date. Information on Schedule 6.13 includes jurisdiction of incorporation, the number of shares of each class of Capital
Stock outstanding, the number and percentage of outstanding shares of each class owned (directly or indirectly) by such Consolidated Party; and the number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto. The outstanding Capital Stock of all such Subsidiaries is validly issued, fully paid and non-assessable and is owned by each such Consolidated Party, directly or indirectly, free and clear of all Liens (other than those arising under or contemplated in connection with the Credit Documents). Other than as set forth in Schedule 6.13, no Consolidated Party has outstanding any securities convertible into or exchangeable for its Capital Stock nor does any such Person have outstanding any rights to subscribe for or to purchase or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to its Capital Stock.

     6.14 Governmental Regulations, Etc.

           (a) No part of the Letters of Credit or proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation G or Regulation U, or for the purpose of purchasing or carrying or trading in any such "margin stock". If requested by any Lender or the
     Administrative  Agent,  the Borrower  will  furnish  to  the
     Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in Regulation U. No indebtedness being reduced or retired out of the proceeds of the Loans was or will be incurred for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U or any "margin security" within the meaning of Regulation T. "Margin stock" within the meaning of Regulation U does not constitute more than 25% of the value of the consolidated assets of the Consolidated Parties. None of the transactions contemplated by this Credit Agreement (including, without limitation, the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or regulations issued pursuant thereto, or Regulation G, T, U or X.

           (b) No Consolidated Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940, each as amended. In addition, no Consolidated Party is (i) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, and is not controlled by such a company, or (ii) a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

           (c)   No  director,  executive  officer  or  principal
     shareholder of any Consolidated Party is a director, executive officer or principal shareholder of any Lender. For the purposes hereof the terms "director", "executive officer" and "principal shareholder" (when used with reference to any Lender) have the respective meanings assigned thereto in Regulation O issued by the Board of Governors of the Federal Reserve System.

          (d) Each Consolidated Party has obtained, and holds in full force and effect, all franchises, licenses, permits,
     certificates,         authorizations,        qualifications,
     accreditations, easements, rights of way and other rights, consents and approvals which are necessary for the ownership of its respective Property and to the conduct of its respective businesses as presently conducted.

           (e) No Consolidated Party is in violation of any applicable statute, regulation or ordinance of the United States of America, or of any state, city, town, municipality, county or any other jurisdiction, or of any agency thereof (including without limitation, environmental laws and regulations), which violation is reasonably likely to have a Material Adverse Effect.

           (f) Each Consolidated Party is current with all material reports and documents, if any, required to be filed with any state or federal securities commission or similar agency and is in full compliance in all material respects with all applicable rules and regulations of such commissions.

     6.15 Purpose of Loans and Letters of Credit.

      The proceeds of the Loans hereunder shall be used solely by the Borrower to refinance at Closing certain existing indebtedness of the Borrower (the "Refinancing"); to pay at Closing fees and expenses incurred in connection with the Refinancing; and to provide for working capital and general corporate purposes of the Consolidated Parties on and after Closing Date. The Letters of Credit shall be used only for or in connection with appeal bonds, reimbursement obligations arising in connection with surety, reclamation and workers compensation bonds, reinsurance, domestic or international trade transactions and obligations not otherwise aforementioned relating to transactions entered into by the applicable account party in the ordinary course of business.

     6.16 Environmental Matters.

     Except as otherwise disclosed on Schedule 6.16:

           (a) Each of the facilities and properties owned, leased or operated by the Consolidated Parties or any Affiliate of any Consolidated Party (the "Properties") and all operations at the Properties are in material compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Properties or the businesses operated by the Consolidated Parties or any Affiliate of any Consolidated Party(the "Businesses"), and there are no conditions relating to the Businesses or Properties that could give rise to material liability under any applicable Environmental Laws.

          (b) None of the Properties contains, or has previously contained, any Materials of Environmental Concern at, on or under the Properties in amounts or concentrations that constitute or constituted a material violation of, or could reasonably be expected to give rise to material liability under, Environmental Laws.

           (c) Neither any Consolidated Party or any Affiliate of any Consolidated Party has received any written or verbal notice of, or inquiry from any Governmental Authority regarding, any material violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Businesses, nor does any Consolidated Party or any Affiliate of any Consolidated Party have knowledge or reason to believe that any such notice will be received or is being threatened.

           (d) Materials of Environmental Concern have not been transported or disposed of from the Properties, or generated, treated, stored or disposed of at, on or under any of the Properties or any other location, in each case by or on behalf of any Consolidated Party or any Affiliate of any Consolidated Party in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law that in any case would have a Material Adverse Effect.

            (e) No judicial proceeding or governmental or administrative action is pending or, to the best knowledge of any Credit Party, threatened, under any Environmental Law to which any Consolidated Party or any Affiliate of any Consolidated Party is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Consolidated Parties, any Affiliate of any Consolidated Party, the Properties or the Businesses.

           (f) There has been no release or threat of release of Materials of Environmental Concern at or from the
     Properties, or arising from or related to the operations (including, without limitation, disposal) of any Consolidated Party or any Affiliate of any Consolidated Party in connection with the Properties or otherwise in connection with the Businesses, in violation of or in amounts or in a manner that could reasonably expected to give rise to liability under Environmental Laws that in any case would have a Material Adverse Effect.

     6.17 Intellectual Property.

     Each Consolidated Party owns, or has the legal right to use, all trademarks, tradenames, copyrights, technology, know-how and processes (the "Intellectual Property") necessary for each of them to conduct its business as currently conducted except for those the failure to own or have such legal right to use could not have a Material Adverse Effect. No claim has been asserted and is pending by any Person challenging or questioning the use by any Consolidated Party of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does any Credit Party know of any such claim, and to the Credit Parties' knowledge the use of such Intellectual Property by any Consolidated Party does not infringe on the rights of any Person, except for such claims and infringements that in the aggregate, could not have a Material Adverse Effect.

     6.18 Solvency.

     Each Credit Party is Solvent.

     6.19 Investments.

      All  Investments of each Consolidated Party  are  Permitted
Investments.

     6.20 Location of Collateral.

      Set forth on Schedule 6.20(a) is a list of all locations where any tangible personal property of a Consolidated Party is located as of the Closing Date, including county and state where located. Set forth on Schedule 6.20(b) is the chief executive office and principal place of business of each Consolidated Party as of the Closing Date.

     6.21 Disclosure.

      Neither this Credit Agreement nor any financial statements delivered to the Lenders nor any other document, certificate or statement furnished to the Lenders by or on behalf of any Consolidated Party in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading.

     6.22 No Burdensome Restrictions.

      No Consolidated Party is a party to any agreement or instrument or subject to any other obligation or any charter or corporate restriction or any provision of any applicable law, rule or regulation which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     6.23 Brokers' Fees.

     No Consolidated Party has any obligation to any Person other than NationsBank Securities, Inc. in respect of any finder's, broker's, investment banking or other similar fee in connection with any of the transactions contemplated under the Credit Documents.

     6.24 Labor Matters.

       There   are   no   collective  bargaining  agreements   or
Multiemployer Plans covering the employees of a Consolidated Party as of the Closing Date and none of the Consolidated Parties has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years.

     6.25 Nature of Business.

     As of the Closing Date, the Consolidated Parties are engaged in the business of manufacturing and marketing woven and knitted finished and unfinished cotton, synthetic and blended fabrics and related services.


                            SECTION 7

                      AFFIRMATIVE COVENANTS

      Each Credit Party hereby covenants and agrees that so long as this Credit Agreement is in effect or any amounts payable hereunder or under any other Credit Document shall remain outstanding, and until all of the Commitments hereunder shall have terminated:

     7.1  Information Covenants.

      The Borrower will furnish, or cause to be furnished, to the Administrative Agent and each of the Lenders:

            (a) Annual Financial Statements. As soon as available, and in any event within 90 days after the close of each fiscal year of the Consolidated Parties, a consolidated balance sheet and income statement of the Consolidated Parties, as of the end of such fiscal year, together with related consolidated statements of operations and retained earnings and of cash flows for such fiscal year, setting forth in comparative form consolidated figures for the preceding fiscal year, all such financial information described above to be in reasonable form and detail and audited by independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent and whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP (except for changes with which such accountants concur) and shall not be limited as to the scope of the audit or qualified as to the status of the Consolidated Parties as a going concern.

           (b) Quarterly Financial Statements. As soon as available, and in any event within 45 days after the close of each fiscal quarter of the Consolidated Parties (other than the fourth fiscal quarter, in which case 90 days after the end thereof) a consolidated and consolidating balance sheet and income statement of the Consolidated Parties, as of the end of such fiscal quarter, together with related consolidated and consolidating statements of operations and of cash flows for such fiscal quarter, in each case setting forth in comparative form consolidated figures for the corresponding period of the preceding fiscal year, all such financial information described above to be in reasonable form and detail and reasonably acceptable to the Administrative Agent, and accompanied by a certificate of the chief financial officer of the Borrower to the effect that such quarterly financial statements fairly present in all material respects the financial condition of the Consolidated Parties and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments.

          (c) Officer's Certificate. At the time of delivery of the financial statements provided for in Sections 7.1(a) and 7.1(b) above, a certificate of the chief financial officer of the Borrower substantially in the form of Exhibit 7.1(c),
     (i) demonstrating compliance with the financial covenants contained in Section 7.11 by calculation thereof as of the end of each such fiscal period and (ii) stating that no Default or Event of Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Credit Parties propose to take with respect thereto.

          (d) Borrowing Base Certificates. Within 15 days after the end of each fiscal month, a Borrowing Base Certificate as of the end of the immediately preceding month, substantially in the form of Exhibit 7.1(d) and certified by the chief financial officer of the Borrower to be true and correct as of the date thereof.

           (e) Annual Business Plan and Budgets. As soon as available, and in any event within 30 days after the close of each fiscal year of the Consolidated Parties beginning with the fiscal year ending June 27, 1998, an annual business plan and budget of the Consolidated Parties containing, among other things, projected financial statements for the next fiscal year.

           (f) Compliance With Certain Provisions of the Credit Agreement. Within 90 days after the end of each fiscal year of the Borrower, a certificate containing information regarding the amount of all Asset Dispositions, Debt
     Issuances and Equity Issuances that were made during the prior fiscal year.

           (g) Accountant's Certificate. Within the period for delivery of the annual financial statements provided in
     Section 7.1(a), a certificate of the accountants conducting the annual audit stating that they have reviewed this Credit Agreement and stating further whether, in the course of their audit, they have become aware of any Default or Event of Default and, if any such Default or Event of Default exists, specifying the nature and extent thereof.

          (h) Auditor's Reports. Promptly upon receipt thereof, a copy of any other report or "management letter" submitted by independent accountants to any Consolidated Party in connection with any annual, interim or special audit of the books of such Person.

           (i) Reports. Promptly upon transmission or receipt thereof, (i) copies of any filings and registrations with, and reports to, the Securities and Exchange Commission, or any successor agency, and copies of all financial statements, proxy statements, notices and reports as any Consolidated Party shall file with the Securities and
     Exchange Commission or shall send to a holder of any Indebtedness owed by any Consolidated Party in its capacity as such a holder and (ii) upon the request of the Administrative Agent, all reports and written information to and from the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning environmental, health or safety matters.

           (j) Notices. Upon obtaining knowledge thereof, the Borrower will give written notice to the Administrative Agent immediately of (i) the occurrence of an event or condition consisting of a Default or Event of Default, specifying the nature and existence thereof and what action the Credit Parties propose to take with respect thereto, and
     (ii) the occurrence of any of the following with respect to any Consolidated Party (A) the pendency or commencement of any litigation, arbitral or governmental proceeding against such Person which if adversely determined reasonably likely to have a Material Adverse Effect, (B) the institution of any governmental proceedings against such Person with respect to, or the receipt of notice by such Person of potential liability or responsibility for, violation or alleged violation of any federal, state or local law, rule or regulation, including but not limited to, Environmental Laws, the violation of which could reasonably be expected to have a Material Adverse Effect, or (C) any notice or determination concerning the imposition of any withdrawal liability by a Multiemployer Plan against such Person or any ERISA Affiliate, the determination that a Multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV of ERISA or the termination of any Plan.

           (k) ERISA. Upon obtaining knowledge thereof, the Borrower will give written notice to the Administrative Agent promptly (and in any event within five business days) of: (i) of any event or condition, including, but not limited to, any Reportable Event, that constitutes, or might reasonably lead to, an ERISA Event; (ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against the Borrower or any of its ERISA Affiliates, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA); (iii) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which any Consolidated Party or any ERISA Affiliate is required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Code with respect thereto; or (iv) any change in the funding status of any Plan that could have a Material Adverse Effect, together with a description of any such event or condition or a copy of any such notice and a statement by the chief financial officer of the Borrower briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken by the Credit Parties with respect thereto. Promptly upon request, the Credit Parties shall furnish the Administrative Agent and the Lenders with such additional information concerning any Plan as may be reasonably requested, including, but not limited to, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Code, respectively, for each "plan year" (within the meaning of Section 3(39) of ERISA).

          (l)  Environmental.

                (i) Upon the reasonable written request of the Administrative Agent, the Credit Parties will furnish or cause to be furnished to the Administrative Agent, at the Borrower's reasonable expense, a report of an environmental assessment of reasonable scope, form and depth, (including, where appropriate, invasive soil or groundwater sampling) by a consultant reasonably acceptable to the Administrative Agent as to the nature and extent of the presence of any Materials of Environmental Concern on any Properties (as defined in
          Section  6.16)  and  as  to  the  compliance   by   any
          Consolidated Party with Environmental Laws at such Properties. If the Credit Parties fail to deliver such an environmental report within seventy-five (75) days after receipt of such reasonable written request then the Administrative Agent may arrange for same, and the Consolidated Parties hereby grant to the Administrative Agent and their representatives access to the Properties to reasonably undertake such an assessment (including, where appropriate, invasive soil or groundwater sampling). The reasonable cost of any assessment arranged for by the Administrative Agent pursuant to this provision will be payable by the Borrower on demand and added to the obligations secured by the Collateral Documents.

                (ii) The Consolidated Parties will conduct and complete all investigations, studies, sampling, and testing and all remedial, removal, and other actions necessary to address all Materials of Environmental Concern on , from or affecting any of the Properties to the extent necessary to be in compliance with all Environmental Laws and with the validly issued orders and directives of all Governmental Authorities with jurisdiction over such Properties to the extent any failure could have a Material Adverse Effect.

          (m) Additional Trademarks. At the time of delivery of the financial statements and reports provided for in Section 7.1(a), a report signed by the chief financial officer or treasurer of the Borrower setting forth (i) a list of registration numbers for all material trademarks, service marks and tradenames awarded to any Consolidated Party since the last day of the immediately preceding fiscal year and
     (ii) a list of all material trademark applications, service mark applications and trade name applications submitted by any Consolidated Party since the last day of the immediately preceding fiscal year and the status of each such application, all in such form as shall be reasonably satisfactory to the Administrative Agent.

           (n) Other Information. With reasonable promptness upon any such request, such other information regarding the business, properties or financial condition of any Consolidated Party as the Administrative Agent or the Required Lenders may reasonably request.

     7.2  Preservation of Existence and Franchises.

      Except as a result of or in connection with a dissolution, merger or disposition of a Subsidiary permitted under Section 8.4 or Section 8.5, each Credit Party will, and will cause each of its Subsidiaries to, do all things necessary to preserve and keep in full force and effect its existence, rights, franchises and authority.

     7.3  Books and Records.

      Each Credit Party will, and will cause each of its Subsidiaries to, keep complete and accurate books and records of its transactions in accordance with good accounting practices on the basis of GAAP (including the establishment and maintenance of appropriate reserves).

     7.4  Compliance with Law.

      Each Credit Party will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders, and all applicable restrictions imposed by all Governmental Authorities, applicable to it and its Property if noncompliance with any such law, rule, regulation, order or restriction is reasonably likely to have a Material Adverse Effect.

     7.5  Payment of Taxes and Other Indebtedness.

      Each Credit Party will, and will cause each of its Subsidiaries to, pay and discharge (a) all taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before they shall become delinquent, (b) all lawful claims (including claims for labor, materials and supplies) which, if unpaid, might give rise to a Lien upon any of its properties, and (c) except as prohibited hereunder, all of its other Indebtedness as it shall become due; provided, however, that no Consolidated Party shall be required to pay any such tax, assessment, charge, levy, claim or Indebtedness which is being contested in good faith by appropriate proceedings and as to which adequate reserves therefor have been established in accordance with GAAP, unless the failure to make any such payment (i) is reasonably likely to give rise to an immediate right to foreclose on a Lien securing such amounts or (ii) is reasonably likely to have a Material Adverse Effect.

     7.6  Insurance.

      Each Credit Party will, and will cause each of its Subsidiaries to, at all times maintain in full force and effect insurance (including worker's compensation insurance, liability insurance, casualty insurance and business interruption insurance) in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as are in accordance with normal industry practice (or as otherwise required by the Collateral Documents). The Collateral Agent shall be named as loss payee and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Collateral Agent, that it will give the Collateral Agent thirty (30) days prior written notice before any such policy or policies shall be canceled, and that no act or default of any Consolidated Party or any other Person shall affect the rights of the Collateral Agent or the Lenders under such policy or policies.

     7.7  Maintenance of Property.

      Each  Credit  Party  will,  and  will  cause  each  of  its
Subsidiaries to, maintain and preserve its properties and equipment material to the conduct of its business in good repair, working order and condition, normal wear and tear and casualty and condemnation excepted, and will make, or cause to be made, in such properties and equipment from time to time all repairs, renewals, replacements, extensions, additions, betterments and improvements thereto as may be needed or proper, to the extent and in the manner customary for companies in similar businesses.

     7.8  Performance of Obligations.

      Each  Credit  Party  will,  and  will  cause  each  of  its
Subsidiaries to, perform in all material respects all of its obligations under the terms of all material agreements, indentures, mortgages, security agreements or other debt instruments to which it is a party or by which it is bound.

     7.9  Use of Proceeds.

     The Borrower will use the proceeds of the Loans and will use the Letters of Credit solely for the purposes set forth in
Section 6.15.

     7.10 Audits/Inspections.

     Upon reasonable notice and during normal business hours (and without any unreasonable interference with the business of the Consolidated Parties), each Credit Party will, and will cause each of its Subsidiaries to, permit representatives appointed by the Administrative Agent and/or the Collateral Agent, including, without limitation, independent accountants, agents, attorneys, and appraisers to visit and inspect its property, including its books and records, its accounts receivable and inventory, its facilities and its other business assets, and to make photocopies or photographs thereof and to write down and record any information such representative obtains and shall permit the Administrative Agent and/or the Collateral Agent and/or their respective representatives to investigate and verify the accuracy of information provided to the Lenders and to discuss all such matters with the officers, employees and representatives of such Person. The Credit Parties agree that the Administrative Agent and/or the Collateral Agent and/or their respective representatives may, at the expense of the Credit Parties, conduct an audit of the Collateral (i) annually and (ii) at any reasonable time and from time to time during the continuance of any Event of Default.

     7.11 Financial Covenants.

           (a)   Interest Coverage Ratio.  The Interest  Coverage
     Ratio, as of the last day of each fiscal quarter of the Consolidated Parties, shall be greater than or equal to:

                     (i) for the period from the Closing Date to and including the next to last day of fiscal year 1998 of the Consolidated Parties, 2.50 to 1.00;

                     (ii)  for  the period from the last  day  of
          fiscal year 1998 to and including the next to last  day
          of  fiscal year 1999 of the Consolidated Parties,  2.90
          to 1.00;

                     (iii)  for the period from the last  day  of
          fiscal year 1999 to and including the next to last  day
          of  fiscal year 2000 of the Consolidated Parties,  3.30
          to 1.00;

                     (iv)  for  the period from the last  day  of
          fiscal year 2000 to and including the next to last  day
          of  fiscal year 2001 of the Consolidated Parties,  3.60
          to 1.00;

                     (v)  for  the period from the  last  day  of
          fiscal year 2001 to and including the next to last  day
          of  fiscal year 2002 of the Consolidated Parties,  3.90
          to 1.00; and

                     (vi)  for  the period from the last  day  of
          fiscal year 2002 and thereafter, 4.00 to 1.00.

           (b) Current Ratio. The Current Ratio, as of the last day of each fiscal quarter of the Consolidated Parties, shall be greater than or equal to 3.00 to 1.00.

           (c) Leverage Ratio. The Leverage Ratio, as of the last day of each fiscal quarter of the Consolidated Parties, shall be less than or equal to:

                     (i) for the period from the Closing Date to and including the next to last day of fiscal year 1998 of the Consolidated Parties, 4.50 to 1.00;

                     (ii)  for  the period from the last  day  of
          fiscal year 1998 to and including the next to last  day
          of  fiscal year 1999 of the Consolidated Parties,  3.80
          to 1.00;

                     (iii)  for the period from the last  day  of
          fiscal year 1999 to and including the next to last  day
          of  fiscal year 2000 of the Consolidated Parties,  3.30
          to 1.00;

                     (iv)  for  the period from the last  day  of
          fiscal year 2000 to and including the next to last  day
          of  fiscal year 2001 of the Consolidated Parties,  3.00
          to 1.00;

                     (v)  for  the period from the  last  day  of
          fiscal year 2001 to and including the next to last  day
          of  fiscal year 2002 of the Consolidated Parties,  2.80
          to 1.00; and

                     (vi)  for  the period from the last  day  of
          fiscal year 2002 and thereafter, 2.60 to 1.00.

          (d)  Consolidated Tangible Net Worth.  At all times the
     Consolidated Tangible Net Worth shall be greater than or equal to:

                     (i) for the period from the Closing Date to and including the next to last day of fiscal year 1998 of the Consolidated Parties, $50,000,000;

                     (ii)  for  the period from the last  day  of
          fiscal year 1998 to and including the next to last day of fiscal year 1999 of the Consolidated Parties, $60,000,000;

                     (iii)  for the period from the last  day  of
          fiscal year 1999 to and including the next to last day of fiscal year 2000 of the Consolidated Parties, $75,000,000;

                     (iv)  for  the period from the last  day  of
          fiscal year 2000 to and including the next to last day of fiscal year 2001 of the Consolidated Parties, $90,000,000;

                     (v)  for  the period from the  last  day  of
          fiscal year 2001 to and including the next to last day of fiscal year 2002 of the Consolidated Parties, $105,000,000; and

                     (vi)  for  the period from the last  day  of
          fiscal year 2002 and thereafter, $120,000,000.

     7.12 Additional Credit Parties.

     As soon as practicable and in any event within 30 days after any Person becomes a Subsidiary of any Credit Party, the Borrower shall provide the Administrative Agent with written notice thereof and shall (i) if such Person is a Domestic Subsidiary of a Credit Party, cause such Person to execute a Joinder Agreement in substantially the same form as Exhibit 7.12, (ii) cause certificates representing 100% (if such Person is a Domestic Subsidiary of a Credit Party) or 65% (if such Person is a direct Foreign Subsidiary of a Credit Party) of the Capital Stock of such Person to be delivered to the Collateral Agent (together with undated stock powers signed in blank (unless, with respect to a Foreign Subsidiary, such stock powers are deemed unnecessary by the Administrative Agent in its reasonable discretion under the law of the jurisdiction of incorporation of such Person)) and pledged to the Collateral Agent pursuant to an appropriate pledge agreement(s) in substantially the form of the Pledge Agreement and otherwise in form acceptable to the Administrative Agent and
(iii) deliver such other documentation as the Administrative Agent may reasonably request in connection with the foregoing, including, without limitation, appropriate UCC-1 financing statements, environmental reports, landlord's waivers, certified resolutions and other organizational and authorizing documents of such Person, favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above and the perfection of the Administrative Agent's liens thereunder) and other items of the types required to be delivered pursuant to Section 5.1(e), all in form, content and scope reasonably satisfactory to the Administrative Agent.

     7.13 Pledged Assets; Release of Collateral.

          (a) Each Credit Party will, and will cause each of its Subsidiaries to, (i) cause all of its Trading Assets located in the United States to be subject at all times to first priority and perfected Liens in favor of the Collateral Agent pursuant to the terms and conditions of the Collateral Documents and (ii) cause 100% of the Capital Stock in each Credit Party (including the Borrower) and each direct or indirect Domestic Subsidiary of the Borrower and 65% of the Capital Stock in each direct Foreign Subsidiary of the Borrower and its Domestic Subsidiaries to be subject at all times to a first priority, perfected Lien in favor of the Collateral Agent pursuant to the terms and conditions of the Collateral Documents or such other security documents as the Administrative Agent shall reasonably request.

           (b) Each Credit Party shall, and shall cause each of its Subsidiaries to, take such action (including but not limited to the actions set forth in Sections 5.1(e)) at its own expense as requested by the Administrative Agent to ensure that the Collateral Agent has a first priority perfected Lien to secure the Credit Party Obligations in all Trading Assets of the Credit Parties located in the United States, subject only to Permitted Liens. Each Credit Party shall, and shall cause each of its Subsidiaries to, adhere to the covenants regarding the location of Collateral as set forth in the Collateral Documents.

           (c) In the event that the Borrower shall concurrently obtain an investment grade long-term senior debt rating from any two of Moody's, S&P, Duff & Phelps Credit Rating Company or Fitch Investors Service, then the Administrative Agent and/or the Collateral Agent, as applicable, shall deliver to the Borrower, upon the Borrower's request and at the Borrower's expense, such documentation as is reasonably necessary to evidence the release of the Collateral Agent's security interest, if any, in all or any portion of the Collateral, including, without limitation, terminations of UCC financing statements and the return of stock certificates.

     7.14 Factoring Agreements.

      Promptly upon the Borrower or any Material Subsidiary entering into a Factoring Agreement, deliver or cause such Person to deliver an assignment of factoring proceeds, consented to in writing by the applicable Factor and otherwise in form and substance satisfactory to the Administrative Agent, with respect to such Factoring Agreement.


                            SECTION 8

                       NEGATIVE COVENANTS

      Each Credit Party hereby covenants and agrees that, so long as this Credit Agreement is in effect or any amounts payable hereunder or under any other Credit Document shall remain outstanding, and until all of the Commitments hereunder shall have terminated:

     8.1  Indebtedness.

     The Credit Parties will not permit any Consolidated Party to
contract,   create,  incur,  assume  or  permit  to   exist   any
Indebtedness, except:

           (a) Indebtedness arising under this Credit Agreement and the other Credit Documents;

           (b) Indebtedness of the Borrower existing as of the Closing Date and set forth in Schedule 8.1 (and renewals, refinancings and extensions thereof on terms and conditions no less favorable to such Person than such existing Indebtedness);

           (c) purchase money Indebtedness (including Capital Leases and Synthetic Leases) hereafter incurred by the Borrower to finance the purchase of fixed assets provided that (i) the total of all such Indebtedness shall not exceed an aggregate principal amount of $2,500,000 at any one time outstanding (including any such Indebtedness referred to in subsection (b) above); (ii) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed; and (iii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

           (d) obligations of the Borrower or any of its Subsidiaries in respect of Hedging Agreements entered into in order to manage existing or anticipated interest rate or exchange rate risks and not for speculative purposes;

          (e) intercompany Indebtedness arising out of loans and advances permitted under Section 8.6; and

           (f) Indebtedness of the Borrower arising under the Senior Note Indenture and the Senior Notes and Guaranty
     Obligations of any Guarantor with respect thereto.

Notwithstanding  anything  to the  contrary  set  forth  in  this
Section 8.1 or in any other provision of this Credit Agreement, none of the Consolidated Parties shall be permitted to contract, create, incur, assume or permit to exist any Guaranty Obligations in respect of any Indebtedness of Delta Woodside or any of its Subsidiaries other than Guaranty Obligations arising in connection with standby letters of credit or surety bonds issued to satisfy workers' compensation requirements.

     8.2  Liens.

     The Credit Parties will not permit any Consolidated Party to contract, create, incur, assume or permit to exist any Lien except for Permitted Liens with respect to (i) any of its Property, whether now owned or after acquired, or (ii) the South Carolina Bond Property.

     8.3  Nature of Business.

     The Credit Parties will not permit any Consolidated Party to substantively alter the character or fields of the business conducted by such Person as of the Closing Date.

     8.4  Consolidation, Merger, Dissolution, etc.

      Except in connection with an Asset Disposition permitted by the terms of Section 8.5, the Credit Parties will not permit any Consolidated Party to enter into any transaction of merger or consolidation or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); provided that, notwithstanding the foregoing provisions of this Section 8.4, (a) the Borrower may merge or consolidate with any of its Subsidiaries provided that (i) the Borrower shall be the continuing or surviving corporation, (ii) the Credit Parties shall cause to be executed and delivered such documents, instruments and certificates as the Administrative Agent may reasonably request so as to cause the Credit Parties to be in compliance with the terms of Section 7.13 after giving effect to such transaction and (iii) the Borrower shall have delivered to the Administrative Agent a certificate demonstrating that after giving effect to such transaction no Default or Event of Default would exist, (b) any Credit Party other than the Borrower may merge or consolidate with any other Credit Party other than the Borrower provided that (i) the Credit Parties shall cause to be executed and delivered such documents, instruments and certificates as the Administrative Agent may reasonably request so as to cause the Credit Parties to be in compliance with the terms of Section 7.13 after giving effect to such transaction and (ii) the Borrower shall have delivered to the Administrative Agent a certificate demonstrating that after giving effect to such transaction no Default or Event of Default would exist, (c) any Consolidated Party which is not a Credit Party may be merged or consolidated with or into any Credit Party provided that (i) such Credit Party shall be the continuing or surviving corporation, (ii) the Credit Parties shall cause to be executed and delivered such documents, instruments and certificates as the Administrative Agent may reasonably request so as to cause the Credit Parties to be in compliance with the terms of Section 7.13 after giving effect to such transaction and
(iii) the Borrower shall have delivered to the Administrative Agent a certificate demonstrating that after giving effect to such transaction no Default or Event of Default would exist, (d) any Consolidated Party which is not a Credit Party may be merged or consolidated with or into any other Consolidated Party which is not a Credit Party provided the Borrower shall have delivered to the Administrative Agent a certificate demonstrating that after giving effect to such transaction no Default or Event of Default would exist, and (e) any Wholly-Owned Subsidiary of the Borrower may dissolve, liquidate or wind up its affairs at any time.

     8.5  Asset Dispositions.

     The Credit Parties will not permit any Consolidated Party to make any Asset Disposition (including, without limitation, any Sale and Leaseback Transaction) other than Excluded Asset Dispositions unless (a) the consideration paid in connection therewith is cash or Cash Equivalents, (b) if such transaction is a Sale and Leaseback Transaction, such transaction is permitted by the terms of Section 8.13, (c) such transaction does not involve the sale or other disposition of a minority equity interest in any Consolidated Party, (d) the aggregate net book value of all of the assets sold or otherwise disposed of by the Consolidated Parties in all such transactions after the Closing Date shall not exceed $5,000,000, (e) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof, (f) if the aggregate net book value of all of the assets sold or otherwise disposed such transaction exceeds $500,000, then no later than 30 days prior to such Asset Disposition, the Administrative Agent and the Lenders shall have received a certificate of an officer of the Borrower specifying the anticipated or actual date of such Asset Disposition, briefly describing the assets to be sold or otherwise disposed of and setting forth the net book value of such assets, the aggregate consideration and the Net Cash Proceeds to be received for such assets in connection with such Asset Disposition and (g) within the period of 60 days following the consummation of such Asset Disposition (with respect to any such Asset Disposition, the "Application Period"), the Borrower shall apply (or cause to be applied) an amount equal to the Net Cash Proceeds of such Asset Disposition to (i) the purchase, acquisition or, in the case of improvements to real property, construction of Eligible Assets or
(ii) to the prepayment of the Loans in accordance with the terms of Section 3.3(b)(ii).

      Upon a sale of assets or the sale of Capital Stock of a Consolidated Party permitted by this Section 8.5, the Administrative Agent and/or the Collateral Agent shall (to the extent applicable) deliver to the Borrower, upon the Borrower's request and at the Borrower's expense, such documentation as is reasonably necessary to evidence the release of the Collateral Agent's security interest, if any, in such assets or Capital Stock, including, without limitation, amendments or terminations of UCC financing statements, if any, the return of stock certificates, if any, and the release of such Subsidiary from all of its obligations, if any, under the Credit Documents.

     8.6  Investments.

     The Credit Parties will not permit any Consolidated Party to make Investments in or to any Person, except for Permitted
Investments.

     8.7  Restricted Payments.

      The Credit Parties will not permit any Consolidated Party to, directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted Payment, except (a) to make dividends payable solely in the same class of Capital Stock of such Person, (b) to make dividends or other distributions payable to the Borrower (directly or indirectly through Subsidiaries),
(c) as permitted by Section 8.8 or Section 8.9, (d) Investments in Delta Woodside and its Subsidiaries that do not, taken together with Investments made pursuant to Section 8.6 and clause
(vii)  of the definition of "Permitted Investments" set forth  in
Section 1.1, exceed $500,000 in the aggregate at any one time outstanding for all of the Consolidated Parties and (e) any other Restricted Payment provided that (x) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof, (y) such Restricted Payment would be permitted under the Indenture and (z) such Restricted Payment, together with the aggregate of all other Restricted Payments declared or made by the Consolidated Parties after the Closing Date (excluding Restricted Payments permitted by clause (a), (b),
(c) or (d) of this paragraph or clause (ii) of the next succeeding paragraph), is less than the sum of (1) $12.5 million, plus (2) 50% of Consolidated Net Income for the period (taken as one accounting period) from the beginning of the fiscal quarter commencing June 29, 1997 to the last day of the most recently ended fiscal quarter with respect to which the Administrative Agent shall have received the financial statements required to be delivered pursuant to Section 7.1(a) or (b) (or, if Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (3) 100% of the aggregate Net Cash Proceeds received by the Consolidated Parties from any Excluded Equity Issuance after the Closing Date and 50% of the aggregate Net Cash Proceeds received by the Consolidated Parties from any Equity Issuance which is not an Excluded Equity Issuance after the Closing Date.

The foregoing provisions shall not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with this Section 8.7 and (ii) the repayment by the Borrower on the Closing Date of up to $219 million in aggregate principal amount of Indebtedness owed by the Borrower to Delta Woodside and its Subsidiaries provided, that upon such repayment, all remaining Indebtedness owed by the Borrower to Delta Woodside and its Subsidiaries shall be contributed to the Borrower's capital and thereby canceled.

The amount of any Restricted Payments (other than cash Restricted Payments) shall be equal to the fair market value (evidenced by a resolution of the board of directors of the applicable Consolidated Party delivered together with the certificate referred to below) on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Borrower or such Subsidiary, as the case may be, pursuant to such Restricted Payment. Not later than the date of making any Restricted Payment, the Borrower shall deliver to the Administrative Agent a certificate executed by an Executive Officer of the Borrower stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this
Section 8.7 were computed, which calculations may be based upon the Borrower's latest available financial statements.

     8.8  Prepayments of Indebtedness, etc.

      If any Default or Event of Default has occurred and is continuing or would be directly or indirectly caused as a result thereof, the Credit Parties will not permit any Consolidated Party to (a) after the issuance thereof, amend or modify (or permit the amendment or modification of) any of the terms of any Indebtedness if such amendment or modification would add or change any terms in a manner adverse to the issuer of such Indebtedness, or shorten the final maturity or average life to maturity or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto or change any subordination provision thereof, or (b) make (or give any notice with respect thereto) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of any other Indebtedness (including without limitation any
Indebtedness arising under the Senior Note Indenture and the Senior Notes).

     8.9  Transactions with Affiliates.

     The Credit Parties will not permit any Consolidated Party to enter into or permit to exist any transaction or series of transactions with any officer, director, shareholder, Subsidiary or Affiliate of such Person other than (a) advances of working capital to any Credit Party, (b) transfers of cash and assets to any Credit Party, (c) transactions permitted by Section 8.1,
Section 8.4, Section 8.5, Section 8.6, or Section 8.7, (d) normal compensation and reimbursement of expenses of officers and directors, (e) any payment by a Consolidated Party for management services pursuant to the Management Services Agreement dated as of August 1, 1997, as the same may be amended from time to time, between the Borrower and Delta Woodside provided that such payments shall not exceed $5,000,000 in the aggregate for any fiscal year, (f) any payment by the Borrower pursuant to the Tax Sharing Agreement dated as of August 1, 1997, as the same may be amended from time to time, between the Borrower and Delta Woodside and (g) except as otherwise specifically limited in this Credit Agreement, other transactions which are entered into in the ordinary course of such Person's business on terms and conditions substantially as favorable to such Person as would be obtainable by it in a comparable arms-length transaction with a Person other than an officer, director, shareholder, Subsidiary or Affiliate.

     8.10 Fiscal Year.

     The Credit Parties will not permit any Consolidated Party to change its fiscal year.

     8.11 Limitation on Restricted Actions.

      The Credit Parties will not permit any Consolidated Party to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Person to (a) pay dividends or make any other distributions to any Credit Party on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness or other obligation owed to any Credit Party, (c) make loans or advances to any Credit Party, (d) sell, lease or transfer any of its properties or assets to any Credit Party, or (e) act as a Guarantor and pledge its assets pursuant to the Credit Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (a)-(d) above) for such encumbrances or restrictions existing under or by reason of (i) this Credit Agreement and the other Credit Documents, (ii) the Senior Note Indenture and the Senior Notes, in each case as in effect as of the Closing Date,
(iii) applicable law, (iv) any document or instrument governing Indebtedness incurred pursuant to Section 8.1(c), provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith or (v) any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien.

     8.12 Ownership of Subsidiaries.

     The Credit Parties will not permit any Consolidated Party to
(i) permit any Person (other than the Borrower or any Wholly-Owned Subsidiary of the Borrower) to own any Capital Stock of any Subsidiary of the Borrower, (ii) permit any Subsidiary of the Borrower to issue Capital Stock (except to the Borrower or to a Wholly-Owned Subsidiary of the Borrower), (iii) permit, create, incur, assume or suffer to exist any Lien on any Capital Stock of any Subsidiary of the Borrower, in each case except (A) to qualify directors where required by applicable law or to satisfy other requirements of applicable law with respect to the ownership of Capital Stock of Foreign Subsidiaries, (B) as a result of or in connection with a dissolution, merger or disposition of a Subsidiary permitted under Section 8.4 or
Section 8.5 or (C) for Permitted Liens and (iv) notwithstanding anything to the contrary contained in clause (ii) above, permit any Subsidiary of the Borrower to issue any shares of preferred Capital Stock.

     8.13 Sale Leasebacks.

      Except for transactions entered into prior to the Closing Date, the Credit Parties will not permit any Consolidated Party to, directly or indirectly, become or remain liable as lessee or as guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any Property (whether real, personal or mixed), whether now owned or hereafter acquired, (a) which such Consolidated Party has sold or transferred or is to sell or transfer to a Person which is not a Consolidated Party or (b) which such Consolidated Party intends to use for substantially the same purpose as any other Property which has been sold or is to be sold or transferred by such Consolidated Party to another Person which is not a Consolidated Party in connection with such lease.

     8.14 Capital Expenditures.

      The Credit Party will not permit Consolidated Capital Expenditures for any fiscal year to exceed an amount equal to 150% of depreciation expense of the Borrower and its Subsidiaries on a consolidated basis for the immediately preceding fiscal year as determined in accordance with GAAP.

     8.15 No Further Negative Pledges.

      Except (a) pursuant to this Credit Agreement and the other Credit Documents, (b) pursuant to the Senior Note Indenture and the Senior Notes, in each case as in effect as of the Closing Date and (c) pursuant to any document or instrument governing Indebtedness incurred pursuant to Section 8.1(c), provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, the Credit Parties will not permit any Consolidated Party to enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation.

     8.16 Operating Lease Obligations.

     The Credit Parties will not permit any Consolidated Party to enter into, assume or permit to exist any obligations for the payment of rental under Operating Leases which in the aggregate for all such Persons would exceed $5,000,000 in any fiscal year.

     8.17 Limitation on Foreign Operations.

      The Credit Parties will not permit (i) the Borrower and its Domestic Subsidiaries to own at any time less than 95% of Consolidated Total Assets or (ii) as of as of the last day of each fiscal quarter, the portion attributable to the Borrower and its Domestic Subsidiaries of Consolidated Net Income for the four quarters then ended to be less than 95% of Consolidated Net Income for such period.

     8.18 Factoring Agreements.

     The Credit Parties will not permit any Consolidated Party to incur or permit to exist any loans or advances from a Factor
(excluding charges, fees and interest accruing in the ordinary course of business) under any Factoring Agreement.


                            SECTION 9

                        EVENTS OF DEFAULT


     9.1  Events of Default.

      An Event of Default shall exist upon the occurrence of any of the following specified events (each an "Event of Default"):

               (a)  Payment.  Any Credit Party shall

                     (i)  default in the payment when due of  any
          principal of any of the Loans or of any reimbursement obligations arising from drawings under Letters of Credit, or

                    (ii) default, and such default shall continue for three (3) or more Business Days, in the payment when due of any interest on the Loans or on any reimbursement obligations arising from drawings under Letters of Credit, or of any Fees or other amounts owing hereunder, under any of the other Credit Documents or in connection herewith or therewith; or

           (b) Representations. Any representation, warranty or statement made or deemed to be made by Alchem or any Credit Party herein, in any of the other Credit Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was deemed to have been made; or

          (c)  Covenants.

                     (i)   Any Credit Party shall default in  the
          due performance or observance of any term, covenant or agreement contained in Sections 7.2, 7.9, 7.11, 7.12,
          7.13 or 8.1 through 8.18, inclusive;

                     (ii)  Any Credit Party shall default in  the
          due performance or observance of any term, covenant or agreement contained in Sections 7.1(a), (b) (c) or (d) and such default shall continue unremedied for a period of at least 5 days after the earlier of a responsible officer of a Credit Party becoming aware of such default or notice thereof by the Administrative Agent; or

                     (iii)     Any Credit Party shall default  in
          the due performance or observance by it of any term, covenant or agreement (other than those referred to in subsections (a), (b), (c)(i) or (c)(ii) of this Section 9.1) contained in this Credit Agreement and such default shall continue unremedied for a period of at least 30 days after the earlier of a responsible officer of a Credit Party becoming aware of such default or notice thereof by the Administrative Agent; or

           (d) Other Credit Documents. (i) Alchem or any Credit Party shall default in the due performance or observance of any term, covenant or agreement in any of the other Credit Documents (subject to applicable grace or cure periods, if any), or (ii) except as a result of or in connection with a dissolution, merger or disposition of a Subsidiary permitted under Section 8.4 or Section 8.5, any Credit Document shall fail to be in full force and effect or to give the Administrative Agent and/or the Lenders the Liens, rights, powers and privileges purported to be created thereby, or Alchem or any Credit Party, as applicable, shall so state in writing; or

           (e) Guaranties. Except as the result of or in connection with a dissolution, merger or disposition of a Subsidiary permitted under Section 8.4 or Section 8.5, the guaranty given by any Guarantor hereunder (including any Additional Credit Party) or any provision thereof shall cease to be in full force and effect, or any Guarantor (including any Additional Credit Party) hereunder or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under such guaranty, or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any guaranty; or

          (f) Bankruptcy, etc. Any Bankruptcy Event shall occur with respect to Alchem or any Consolidated Party; or

          (g)  Defaults under Other Agreements.

                     (i)  Any Consolidated Party shall default in
          the performance or observance (beyond the applicable grace period with respect thereto, if any) of any material obligation or condition of any contract or lease material to the Consolidated Parties and the other Person party to such contract or lease shall have notified the applicable Consolidated Party that such other Person considers such Consolidated Party to be in default of such contract or lease; or

                     (ii) With respect to any Indebtedness (other
          than Indebtedness outstanding under this Credit Agreement) in excess of $250,000 in the aggregate for the Consolidated Parties taken as a whole, (A) any Consolidated Party shall (1) default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness, or (2) the occurrence and continuance of a default in the observance or performance relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is to cause, or permit, the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause (determined without regard to whether any notice or lapse of time is required), any such Indebtedness to become due prior to its stated maturity; or (B) any such Indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; or

          (h) Judgments. One or more judgments or decrees shall be entered against one or more of the Consolidated Parties involving a liability of $250,000 or more in the aggregate (to the extent not paid or fully covered by insurance provided by a carrier who has acknowledged coverage and has the ability to perform) and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days from the entry thereof; or

          (i) ERISA. Any of the following events or conditions, if such event or condition could have a Material Adverse
     Effect: (i) any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of any
     Consolidated Party or any ERISA Affiliate in favor of the PBGC or a Plan; (ii) an ERISA Event shall occur with respect to a Single Employer Plan, which is, in the reasonable opinion of the Administrative Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA;
     (iii) an ERISA Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which is, in the reasonable opinion of the Administrative Agent, likely to result in (A) the termination of such Plan for purposes of Title IV of ERISA, or (B) any Consolidated Party or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of
     Section 4241 of ERISA), or insolvency or (within the meaning of Section 4245 of ERISA) such Plan; or (iv) any prohibited transaction (within the meaning of Section 406 of ERISA or
     Section   4975   of  the  Code)  or  breach   of   fiduciary
     responsibility shall occur which may subject any Consolidated Party or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or
     Section 4975 of the Code, or under any agreement or other instrument pursuant to which any Consolidated Party or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability; or

           (j) Senior Note Indenture. There shall occur and be continuing any Event of Default under and as defined in the Senior Note Indenture; or

          (k)  Ownership.  There shall occur a Change of Control.

     9.2  Acceleration; Remedies.

      Upon the occurrence of an Event of Default, and at any time thereafter unless and until such Event of Default has been waived by the requisite Lenders (pursuant to the voting requirements of Section 11.6) or cured to the reasonable satisfaction of the requisite Lenders (pursuant to the voting procedures in Section 11.6), the Administrative Agent shall, upon the request and direction of the Required Lenders, by written notice to the Credit Parties take any of the following actions:

            (a)    Termination  of  Commitments.    Declare   the
     Commitments terminated whereupon the Commitments shall be immediately terminated.

          (b) Acceleration. Declare the unpaid principal of and any accrued interest in respect of all Loans, any reimbursement obligations arising from drawings under Letters of Credit and any and all other indebtedness or obligations of any and every kind owing by the Borrower to the Administrative Agent and/or any of the Lenders hereunder to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

           (c) Cash Collateral. Direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default under Section 9.1(f), it will immediately pay) to the Administrative Agent or the Collateral Agent (as determined by the Administrative Agent) additional cash, to be held by the Administrative Agent or the Collateral Agent, as applicable, for the benefit of the Lenders, in a cash collateral account as additional security for the LOC Obligations in respect of subsequent drawings under all then outstanding Letters of Credit in an amount equal to the maximum aggregate amount which may be drawn under all Letters of Credits then outstanding.

           (d) Enforcement of Rights. Enforce (or, in the case of any Collateral Documents, direct the Collateral Agent to enforce) any and all rights and interests created and existing under the Credit Documents including, without limitation, all rights and remedies existing under the Collateral Documents, all rights and remedies against a Guarantor and all rights of set-off.

      Notwithstanding the foregoing, if an Event of Default specified in Section 9.1(f) shall occur, then the Commitments shall automatically terminate and all Loans, all reimbursement obligations arising from drawings under Letters of Credit, all accrued interest in respect thereof, all accrued and unpaid Fees and other indebtedness or obligations owing to the Administrative Agent, the Collateral Agent and/or any of the Lenders hereunder automatically shall immediately become due and payable without the giving of any notice or other action by the Administrative Agent, the Collateral Agent or the Lenders.


                           SECTION 10

                        AGENCY PROVISIONS

     10.1 Appointment, Powers and Immunities.

      Each Lender hereby irrevocably appoints and authorizes (1) the Administrative Agent to act as its Administrative Agent under this Credit Agreement and the other Credit Documents with such powers and discretion as are specifically delegated to the Administrative Agent by the terms of this Credit Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto and (2) the Collateral Agent to act as its Collateral Agent under this Credit Agreement and the other Credit Documents with such powers and discretion as are specifically delegated to the Collateral Agent by the terms of this Credit Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent and the Collateral Agent (which terms as used in this sentence and in Section 10.5 and the first sentence of Section 10.6 hereof shall include their respective Affiliates and its own and its Affiliates' officers, directors, employees, and agents): (a) shall not have any duties or responsibilities except those expressly set forth in this Credit Agreement and shall not be a trustee or fiduciary for any Lender; (b) shall not be responsible to the Lenders for any recital, statement, representation, or warranty (whether written or oral) made in or in connection with any Credit Document or any certificate or other document referred to or provided for in, or received by any of them under, any Credit Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Credit Document, or any other document referred to or provided for therein or for any failure by any Credit Party or any other Person to perform any of its obligations thereunder; (c) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by Alchem or any Credit Party or the satisfaction of any condition or to inspect the property (including the books and records) of Alchem or any Credit Party or any of its Subsidiaries or Affiliates; (d) shall not be required to initiate or conduct any litigation or collection proceedings under any Credit Document; and (e) shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Credit Document, except for its own gross negligence or willful misconduct. The Administrative Agent and the Collateral Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

     10.2 Reliance by Administrative Agent and the Collateral
Agent.

      The Administrative Agent and the Collateral Agent shall be entitled to rely upon any certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or telecopy) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for Alchem or any Credit Party), independent accountants, and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until the Administrative Agent receives and accepts an Assignment and Acceptance executed in accordance with Section 11.3(b) hereof. As to any matters not expressly provided for by this Credit Agreement, neither the Administrative Agent nor the Collateral Agent shall be required to exercise any discretion or take any action, but shall each be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding on all of the Lenders; provided, however, that neither the Administrative Agent nor the Collateral Agent shall be required to take any action that exposes such Person to personal liability or that is contrary to any Credit Document or applicable law or unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking any such action.

     10.3 Defaults.

      Neither the Administrative Agent nor the Collateral Agent shall be deemed to have knowledge or notice of the occurrence of a Default or Eveynt of Default unless such Person has received written notice from a Lender or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent or the Collateral Agent receives such a notice of the occurrence of a Default or Event of Default, such Person receiving notice shall promptly notify the Lenders thereof. The Administrative Agent or the Collateral Agent shall each (subject to Section 10.2 hereof) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Required Lenders, provided that, unless and until the Administrative Agent or the Collateral Agent shall have received such directions, such Person may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders.

     10.4 Rights as a Lender.

      With respect to its Commitment and the Loans made by it, each of NationsBank (and any successor acting as Administrative Agent) and BNY Financial (and any successor acting as Collateral Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Administrative Agent or the Collateral Agent (as applicable), and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include each of the Administrative Agent and the Collateral Agent in its individual capacity. NationsBank (and any successor acting as Administrative Agent) and its Affiliates and BNY Financial (and any successor acting as Collateral Agent) and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust, or other business with any Credit Party or any of its Subsidiaries or Affiliates as if it were not acting as Administrative Agent or the Collateral Agent (as applicable), and NationsBank (and any successor acting as Administrative Agent) and its Affiliates and BNY Financial (and any successor acting as Collateral Agent) and its Affiliates may accept fees and other consideration from any Credit Party or any of its Subsidiaries or Affiliates for services in connection with this Credit Agreement or otherwise without having to account for the same to the Lenders.

     10.5 Indemnification.

      The Lenders agree to indemnify the Administrative Agent and the Collateral Agent (to the extent not reimbursed under Section
11.5 hereof, but without limiting the obligations of the Borrower under such Section) ratably in accordance with their respective Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees), or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Administrative Agent or the Collateral Agent, as the case may be (including by any Lender) in any way relating to or arising out of any Credit Document or the transactions contemplated thereby or any action taken or omitted by the Administrative Agent or the Collateral Agent, as the case may be, under any Credit Document; provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent or the Collateral Agent, as the case may be, promptly upon demand for its ratable share of any costs or expenses payable by the Borrower under
Section 11.5, to the extent that the Administrative Agent or the Collateral Agent, as the case may be, is not promptly reimbursed for such costs and expenses by the Borrower. The agreements in this Section 10.5 shall survive the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder.

     10.6 Non-Reliance on Administrative Agent, Collateral Agent and Other Lenders.

      Each Lender agrees that it has, independently and without reliance on the Administrative Agent, the Collateral Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Credit Parties and their Subsidiaries and Affiliates and made its own decision to enter into this Credit Agreement and that it will, independently and without reliance upon the Administrative Agent, the Collateral Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Credit Documents. Except for notices, reports, and other documents and information expressly required to be furnished hereunder to the Lenders by the Administrative Agent or the Collateral Agent, as the case may be, such Person shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition, or business of any Credit Party or any of its Subsidiaries or Affiliates that may come into the possession of the Administrative Agent, the Collateral Agent or any of their Affiliates.

     10.7 Successor Administrative Agent.

      The Administrative Agent and the Collateral Agent may each resign at any time by giving notice thereof to the Lenders and the Borrower (each a "Retiring Agent"). Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent or the Collateral Agent, as the case may be. If no successor Administrative Agent or Collateral Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the Retiring Agent's giving of notice of resignation, then the Retiring Agent may, on behalf of the Lenders, appoint a successor Administrative Agent or the Collateral Agent, as the case may be, which shall be a commercial bank organized under the laws of the United States of America having combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Administrative Agent or the Collateral Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the Retiring Agent, and the Retiring Agent shall be discharged from its duties and obligations hereunder. After any Retiring Agent's resignation hereunder as Administrative Agent or Collateral Agent, as the case may be, the provisions of this Section 10 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent or Collateral Agent, as the case may be.


                           SECTION 11

                          MISCELLANEOUS

     11.1 Notices.

      Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (a) when delivered, (b) upon acknowledgement of receipt, when transmitted via telecopy (or other facsimile device) to the number set out below, (c) the Business Day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address, in the case of the Borrower, Guarantors and the Administrative Agent, set forth below, and, in the case of the Lenders, set forth on Schedule 2.1(a), or at such other address as such party may specify by written notice to the other parties hereto:

          if to the Borrower or the Guarantors:

               Delta Mills, Inc.
               1082 Court House Square
               Post Office Box 388
               Edgefield, South Carolina  29824
               Attn:  Bettis C. Rainsford
               Telephone:  803-637-5304
               Telecopy:  803-637-6066)

          with a copy to:

               Eric B. Amstutz, Esq.
               Wyche, Burgess, Freeman & Parham, P.A.
               44 East Camperdown Way
               Greenville, South Carolina  29601
               Post Office Box 728 (29602-0728)
               Greenville, South Carolina  29602
               Telephone: 864-242-8201
               Telecopy: 864-235-8900

     if to the Administrative Agent:

               NationsBank, N.A.
               Independence Center, 15th Floor
               NC1-001-15-04
               101 North Tryon Street
               Charlotte, North Carolina 28255
               Attn:  Agency Services
               Telephone:  (704) 386-8958
               Telecopy:    (704) 388-9436

     with a copy to:

               NationsBank, N.A.
               NationsBank Corporate Center, 8th Floor
               100 North Tryon Street
               Charlotte, North Carolina 28255
               Attn:  E. Phifer Helms
               Telephone:  (704) 386-5358
               Telecopy:   (704) 386-1270

     11.2 Right of Set-Off; Adjustments.

      Upon the occurrence and during the continuance of any Event of Default, each Lender (and each of its Affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender (or any of its Affiliates) to or for the credit or the account of any Credit Party against any and all of the obligations of such Person now or hereafter existing under this Credit Agreement, under the Notes, under any other Credit Document or otherwise, irrespective of whether such Lender shall have made any demand under hereunder or thereunder and although such obligations may be unmatured. Each Lender agrees promptly to notify any affected Credit Party after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this
Section 11.2 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender may have.

     11.3 Benefit of Agreement.

           (a) This Credit Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that none of the Credit Parties may assign or transfer any of its interests and obligations without prior written consent of the Lenders; provided further that the rights of each Lender to transfer, assign or grant participations in its rights and/or obligations hereunder shall be limited as set forth in this Section 11.3.

           (b) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Credit Agreement (including, without limitation, all or a portion of its Loans, its Notes, and its Commitment); provided, however, that

                     (i)   each such assignment shall  be  to  an
          Eligible Assignee;

                     (ii) except in the case of an assignment to another Lender or an assignment of all of a Lender's rights and obligations under this Credit Agreement, any such partial assignment shall be in an amount at least equal to $5,000,000 (or, if less, the remaining amount of the Commitment being assigned by such Lender) or an integral multiple of $1,000,000 in excess thereof;

                     (iii)      each such assignment by a  Lender
          shall be of a constant, and not varying, percentage of all of its rights and obligations under this Credit
          Agreement and the Notes; and

                     (iv)  the  parties to such assignment  shall
          execute and deliver to the Administrative Agent for its acceptance an Assignment and Acceptance in the form of
          Exhibit 11.3(b) hereto, together with any Note subject to such assignment and a processing fee of $3,500.

     Upon execution, delivery, and acceptance of such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Credit Agreement. Upon the consummation of any assignment pursuant to this Section 11.3(b), the assignor, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee. If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Administrative Agent certification as to exemption from deduction or withholding of Taxes in accordance with Section 3.11.

           (c) The Administrative Agent shall maintain at its address referred to in Section 11.1 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

           (d) Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with any Note subject to such assignment and payment of the processing fee, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit 11.3(b) hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the parties thereto.

          (e) Each Lender may sell participations to one or more Persons in all or a portion of its rights and obligations under this Credit Agreement (including all or a portion of its Commitment and its Loans); provided, however, that (i) such Lender's obligations under this Credit Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall be entitled to the benefit of the yield protection provisions contained in Sections 3.7 through 3.12, inclusive, and the right of set-off contained in Section 11.2, and (iv) the Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Credit Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to its Loans and its Notes and to approve any amendment, modification, or waiver of any provision of this Credit Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest is payable on such Loans or Note, extending any scheduled principal payment date or date fixed for the payment of interest on such Loans or Note, or extending its Commitment).

           (f) Notwithstanding any other provision set forth in this Credit Agreement, any Lender may at any time assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

           (g) Any Lender may furnish any information concerning the Borrower or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 11.14 hereof.

     11.4 No Waiver; Remedies Cumulative.

      No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Administrative Agent or any Lender and Alchem and any of the Credit Parties shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any Lender would otherwise have. No notice to or demand on Alchem or any Credit Party in any case shall entitle Alchem or any other Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Lenders to any other or further action in any circumstances without notice or demand.

     11.5 Expenses; Indemnification.

            (a) The Borrower agrees to pay on demand all reasonable costs and expenses of the Administrative Agent and the Collateral Agent in connection with the syndication, preparation, execution, delivery, administration, modification, and amendment of this Credit Agreement, the other Credit Documents, and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent and the Collateral Agent (including the cost of internal counsel) with respect thereto and with respect to advising the Administrative Agent and the
     Collateral Agent as to their respective rights and responsibilities under the Credit Documents. The Borrower further agrees to pay on demand all reasonable costs and expenses of the Administrative Agent, the Collateral Agent and the Lenders, if any (including, without limitation, reasonable attorneys' fees and expenses and the cost of internal counsel), in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of the Credit Documents and the other documents to be delivered hereunder.

          (b) The Borrower agrees to indemnify and hold harmless the Administrative Agent and each Lender and each of their Affiliates and their respective officers, directors, employees, agents, and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities, costs, and expenses (including, without limitation, reasonable attorneys' fees) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation, or proceeding or preparation of defense in connection therewith) the Credit Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans, except to the extent such claim, damage, loss, liability, cost, or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 11.5 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Borrower agrees not to assert any claim against the Administrative Agent, the Collateral Agent, any Lender, any of their Affiliates, or any of their respective directors, officers, employees, attorneys, agents, and advisers, on any theory of liability, for special, indirect, consequential, or punitive damages arising out of or otherwise relating to the Credit Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans. The Administrative Agent, the Collateral Agent and the Lenders agree not to assert any claim against any of the Credit Parties, or any of their respective directors, officers, employees, attorneys, agents, and advisers, on any theory of liability, for special, indirect, consequential, or punitive damages arising out of or otherwise relating to the Credit Documents or any of the transactions contemplated herein.

           (c) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 11.5 shall survive the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder.

     11.6 Amendments, Waivers and Consents.

      Neither this Credit Agreement nor any other Credit Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing entered into by, or approved in writing by, the Required Lenders and the Borrower, provided, however, that:

           (a) without the consent of each Lender affected thereby, neither this Credit Agreement nor any other Credit
     Document may be amended to

                    (i)  extend the final maturity of any Loan or
          the time of payment of any reimbursement obligation, or
          any   portion  thereof,  arising  from  drawings  under
          Letters of Credit,

                     (ii)  reduce the rate or extend the time  of
          payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) thereon or Fees hereunder,

                     (iii)      reduce  or  waive  the  principal
          amount of any Loan or of any reimbursement obligation, or any portion thereof, arising from drawings under Letters of Credit,

                    (iv) increase the Commitment of a Lender over the amount thereof in effect (it being understood and agreed that a waiver of any Default or Event of Default or mandatory reduction in the Commitments shall not constitute a change in the terms of any Commitment of any Lender),

                    (v) except as the result of or in connection with an Asset Disposition permitted by Section 8.5, release all or substantially all of the Collateral,

                    (vi) except as the result of or in connection
          with a dissolution, merger or disposition of a Subsidiary permitted under Section 8.4, release the Borrower or substantially all of the other Credit Parties from its or their obligations under the Credit Documents,

                      (vii)       amend,  modify  or  waive   any
          provision  of  this Section 11.6 or Section  3.6,  3.7,
          3.8,  3.9, 3.10, 3.11, 3.12, 3.13, 3.14, 3.15,  9.1(a),
          11.2, 11.3, 11.5 or 11.9,

                    (viii)    reduce any percentage specified in,
          or   otherwise  modify,  the  definition  of   Required
          Lenders, or

                    (ix) consent to the assignment or transfer by the Borrower or all or substantially all of the other Credit Parties of any of its or their rights and obligations under (or in respect of) the Credit Documents except as permitted thereby;

           (b) without the consent of the Administrative Agent, no provision of Section 10 may be amended;

           (c) without the consent of the Issuing Lenders, no provision of Section 2.2 may be amended; and

           (d) without the consent of the Swingline Lender, no provision of Section 2.3 may be amended.

     Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein and (y) the Required
     Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding.

     11.7 Counterparts.

      This Credit Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Credit Agreement to produce or account for more than one such counterpart for each of the parties hereto. Delivery by facsimile by any of the parties hereto of an executed counterpart of this Credit Agreement shall be as effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart hereof will be delivered.

     11.8 Headings.

      The  headings  of the sections and subsections  hereof  are provided for convenience only and shall not in any way affect the
meaning   or  construction  of  any  provision  of  this   Credit
Agreement.

     11.9 Survival.

       All indemnities set forth herein, including, without limitation, in Section 2.2(i), 3.11, 3.12, 10.5 or 11.5 shall survive the execution and delivery of this Credit Agreement, the making of the Loans, the issuance of the Letters of Credit, the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder, and all representations and warranties made by the Credit Parties herein shall survive delivery of the Notes and the making of the Loans hereunder.

     11.10     Governing Law; Submission to Jurisdiction; Venue.

           (a) THIS CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA. Any legal action or proceeding with respect to this Credit Agreement or any other Credit Document may be brought in the courts of the State of North Carolina in Mecklenburg County, or of the United States for the Western District of North Carolina, and, by execution and delivery of this Credit Agreement, each of the Credit Parties hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of such courts. Each of the Credit Parties further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set out for notices pursuant to Section 11.1, such service to become effective three (3) days after such mailing. Nothing herein shall affect the right of the Administrative Agent or any Lender to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against any Credit Party in any other jurisdiction.

           (b) Each of the Credit Parties hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Credit Agreement or any other Credit Document brought in the courts referred to in subsection (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

           (c) TO THE EXTENT PERMITTED BY LAW, EACH OF THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, THE LENDERS, THE BORROWER AND THE CREDIT PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT, ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     11.11     Severability.

      If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

     11.12     Entirety.

      This Credit Agreement together with the other Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.

     11.13     Binding Effect; Termination.

           (a) This Credit Agreement shall become effective at such time on or after the Closing Date when it shall have been executed by the Borrower, the Guarantors and the Administrative Agent, and the Administrative Agent shall have received copies hereof (telefaxed or otherwise) which, when taken together, bear the signatures of each Lender, and thereafter this Credit Agreement shall be binding upon and inure to the benefit of the Borrower, the Guarantors, the Administrative Agent and each Lender and their respective successors and assigns.

           (b) The term of this Credit Agreement shall be until no Loans, LOC Obligations or any other amounts payable hereunder or under any of the other Credit Documents shall remain outstanding, no Letters of Credit shall be outstanding, all of the Credit Party Obligations have been irrevocably satisfied in full and all of the Commitments hereunder shall have expired or been terminated.

     11.14     Confidentiality.

      The Administrative Agent and each Lender (each, a "Lending Party") agrees to keep confidential any information furnished or made available to it by the Borrower pursuant to this Credit Agreement that is marked confidential; provided that nothing herein shall prevent any Lending Party from disclosing such information (a) to any other Lending Party or any Affiliate of any Lending Party, or any officer, director, employee, agent, or advisor of any Lending Party or Affiliate of any Lending Party,
(b) to any other Person if reasonably incidental to the administration of the credit facility provided herein, (c) as required by any law, rule, or regulation, (d) upon the order of any court or administrative agency, (e) upon the request or demand of any regulatory agency or authority, (f) that is or becomes available to the public or that is or becomes available to any Lending Party other than as a result of a disclosure by any Lending Party prohibited by this Credit Agreement, (g) in connection with any litigation to which such Lending Party or any of its Affiliates may be a party, (h) to the extent necessary in connection with the exercise of any remedy under this Credit Agreement or any other Credit Document, and (i) subject to provisions substantially similar to those contained in this
Section 11.14, to any actual or proposed participant or assignee.

     11.15     Conflict.

      To the extent that there is a conflict or inconsistency between any provision hereof, on the one hand, and any provision of any Credit Document, on the other hand, this Credit Agreement shall control.

                   [Signature Pages to Follow]

      IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Credit Agreement to be duly executed and delivered as of the date first above written.


BORROWER:               DELTA MILLS, INC.,
                        a Delaware corporation

                        By:    /s/ Bettis C. Rainsford
                        Name:  Bettis C. Rainsford
                        Title: Executive Vice President,
                               Treasurer and Chief Financial Officer


GUARANTOR:               DELTA MILLS MARKETING, INC.,
                         a Delaware corporation

                         By:    /s/ Bettis C. Rainsford
                         Name:  Bettis C. Rainsford
                         Title: Executive Vice President,
                                Treasurer and Chief Financial Officer


                     [Signatures Continued]

LENDERS:                 NATIONSBANK, N.A.

                         By:    /s/ E. Phifer Helms
                         Name:  E. Phifer Helms
                         Title: Senior Vice President


                         BNY FINANCIAL CORPORATION

                         By:    /s/ Joseph A. Grimaldi
                         Name:  Joseph A. Grimaldi
                         Title: President


                         GENERAL ELECTRIC
                         CAPITAL CORPORATION

                         By:    /s/ Elaine L. Moore
                         Name:  Elaine L. Moore
                         Title: Senior Vice President, Manager
                                Commercial Finance


                         COOPERATIEVE CENTRALE
                         RAIFFEISEN-BOERENLEENBANK B.A.,
                         "RABOBANK NEDERLAND",
                         NEW YORK BRANCH

                         By:     /s/ Theodore w. Cox
                         Name:   Theodore W. Cox
                         Title:  Vice President

                         By:     /s/ W. Jeffrey Vollack
                         Name:   W. Jeffrey Vollack
                         Title:  Vice President

                     [Signatures Continued]
ADMINISTRATIVE
AGENT:                   NATIONSBANK, N.A.

                         By:     /s/ E. Phifer Helms
                         Name:   E. Phifer Helms
                         Title:  Senior Vice President


COLLATERAL
AGENT:                   BNY FINANCIAL CORPORATION

                         By:     /s/ Joseph A. Grimaldi
                         Name:   Joseph A. Grimaldi
                         Title:  President



                          Exhibit 1.1A
                    FORM OF PLEDGE AGREEMENT

      THIS PLEDGE AGREEMENT (this "Pledge Agreement") is entered into as of August 25, 1997 among DELTA MILLS, INC., a Delaware corporation (the "Borrower"), ALCHEM CAPITAL CORPORATION, a Delaware corporation (the "Parent"), certain Subsidiaries of the Borrower (individually a "Guarantor", and collectively the "Guarantors"; together with the Borrower and the Parent, individually a "Pledgor", and collectively the "Pledgors") and BNY FINANCIAL CORPORATION (the "Collateral Agent") for the lenders from time to time party to the Credit Agreement described below (the "Lenders"); and NATIONSBANK, N.A., in its capacity as administrative agent (in such capacity, the "Administrative Agent"; together with the Collateral Agent, the "Agents") for the Lenders.
                            RECITALS

      WHEREAS, pursuant to that certain Credit Agreement dated as of the date hereof (as amended, modified, extended, renewed or replaced from time to time, the "Credit Agreement") among the Borrower, the Guarantors, the Lenders, the Administrative Agent and the Collateral Agent, the Lenders have agreed to make Loans and issue Letters of Credit upon the terms and subject to the conditions set forth therein; and

     WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement and the obligations of the Lenders to make their respective Loans and to issue Letters of Credit under the Credit Agreement that the Pledgors shall have executed and delivered this Pledge Agreement to the Agent for the ratable benefit of the Lenders.

     NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

       1. Definitions. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Credit Agreement. For purposes of this Pledge Agreement, the term "Lender" shall include any Issuing Lender.

      2. Pledge and Grant of Security Interest. To secure the prompt payment and performance in full when due, whether by lapse of time or otherwise, of the Pledgor Obligations (as defined in
Section 3 hereof), each Pledgor hereby pledges and assigns to the Collateral Agent, for the benefit of the Lenders, and grants to the Collateral Agent, for the benefit of the Lenders, a continuing security interest in any and all right, title and interest of such Pledgor in and to the following, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the "Pledged Collateral"):

                (a) Pledged Shares. (i) 100% (or, if less, the full amount owned by such Pledgor) of the issued and outstanding shares of capital stock owned by such Pledgor of each Domestic Subsidiary set forth on Schedule 2(a) attached hereto and (ii) 65% (or, if less, the full amount owned by such Pledgor) of the issued and outstanding shares of each class of capital stock or other ownership interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) ("Voting Equity") and 100% (or, if less, the full amount owned by such Pledgor) of the issued and outstanding shares of each class of capital stock or other ownership interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) ("Non-Voting Equity") owned by such Pledgor of each Foreign Subsidiary set forth on
     Schedule 2(a) attached hereto, in each case together with the certificates (or other agreements or instruments), if any, representing such shares, and all options and other rights, contractual or otherwise, with respect thereto (collectively, together with the shares of capital stock described in Section 2(b) and 2(c) below, the "Pledged Shares"), including, but not limited to, the following:

                     (y)  all shares or securities representing a
          dividend on any of the Pledged Shares, or representing a distribution or return of capital upon or in respect of the Pledged Shares, or resulting from a stock split, revision, reclassification or other exchange therefor, and any subscriptions, warrants, rights or options issued to the holder of, or otherwise in respect of, the Pledged Shares; and

                     (z)   without  affecting the obligations  of
          such Pledgor under any provision prohibiting such action hereunder, in the event of any consolidation or merger in which a Pledgor is not the surviving corporation, all shares of each class of the capital stock of the successor corporation formed by or resulting from such consolidation or merger.

           (b) Additional Shares. 100% (or, if less, the full amount owned by such Pledgor) of the issued and outstanding shares of capital stock owned by such Pledgor of any Person which hereafter becomes a Domestic Subsidiary and 65% (or, if less, the full amount owned by such Pledgor) of the Voting Equity and 100% (or, if less, the full amount owned by such Pledgor) of the Non-Voting Equity owned by such Pledgor of any Person which hereafter becomes a Foreign Subsidiary, including, without limitation, the certificates representing such shares.

          (c)  Other Equity Interests.  Any and all other Capital
     Stock of each Pledgor in any Domestic Subsidiary or any Foreign Subsidiary.

           (d) Proceeds. All proceeds of the foregoing, however and whenever acquired and in whatever form.

      Without limiting the generality of the foregoing, it is hereby specifically understood and agreed that a Pledgor may from time to time hereafter deliver additional shares of stock to the Collateral Agent as collateral security for the Pledgor Obligations. Upon delivery to the Collateral Agent, such additional shares of stock shall be deemed to be part of the Pledged Collateral of such Pledgor and shall be subject to the terms of this Pledge Agreement whether or not Schedule 2(a) is amended to refer to such additional shares.

       3. Security for Pledgor Obligations. The security interest created hereby in the Pledged Collateral of each Pledgor constitutes continuing collateral security for all of the following, whether now existing or hereafter incurred (the "Pledgor Obligations"):

            (a) In the case of the Borrower, the prompt performance and observance by the Borrower of all obligations of the Borrower under the Credit Agreement, the Notes, this Pledge Agreement and the other Credit Documents to which the Borrower is a party;

           (b) In the case of the Guarantors, the prompt performance and observance by such Guarantor of all obligations of such Guarantor under the Credit Agreement, this Pledge Agreement and the other Credit Documents to which such Guarantor is a party, including, without limitation, its guaranty obligations arising under Section 4 of the Credit Agreement;

           (c) In the case of the Parent, (i) the prompt performance and observance by the Borrower of all obligations of the Borrower under the Credit Agreement, the Notes, this Pledge Agreement and the other Credit Documents to which the Borrower is a party and (ii) the prompt performance and observance by the Parent of all obligations of the Pledgor under the this Pledge Agreement; and

            (d) All other indebtedness, liabilities and obligations of any kind or nature owing from any Pledgor to any Lender or the Agent arising under the Credit Agreement or the other Credit Documents, and all obligations and liabilities incurred in connection with collecting and enforcing the Pledgor Obligations.

      4.    Delivery  of  the Pledged Collateral.   Each  Pledgor
hereby agrees that:

          (a)  Each Pledgor shall deliver to the Collateral Agent
     (i) simultaneously with or prior to the execution and delivery of this Pledge Agreement, all certificates representing the Pledged Shares of such Pledgor and (ii) promptly upon the receipt thereof by or on behalf of a Pledgor, all other certificates and instruments constituting Pledged Collateral of a Pledgor. Prior to delivery to the Collateral Agent, all such certificates and instruments constituting Pledged Collateral of a Pledgor shall be held in trust by such Pledgor for the benefit of the Collateral Agent pursuant hereto. All such certificates shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, with signature guaranties substantially in the form provided in Exhibit 4(a) attached hereto.

           (b) Additional Securities. If such Pledgor shall receive by virtue of its being or having been the owner of any Pledged Collateral, any (i) stock certificate, including without limitation, any certificate representing a stock dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock splits, spin-off or split-off, promissory notes or other instrument; (ii) option or right, whether as an addition to, substitution for, or an exchange for, any Pledged Collateral or otherwise; (iii) dividends payable in securities; or
     (iv) distributions of securities in connection with a partial or total liquidation, dissolution or reduction of capital, capital surplus or paid-in surplus, then such Pledgor shall receive such stock certificate, instrument, option, right or distribution in trust for the benefit of the Collateral Agent, shall segregate it from such Pledgor's other property and shall deliver it forthwith to the Collateral Agent in the exact form received together with any necessary endorsement and/or appropriate stock power duly executed in blank, substantially in the form provided in Exhibit 4(a), to be held by the Collateral Agent as Pledged Collateral and as further collateral security for the Pledgor Obligations.

           (c) Financing Statements. Each Pledgor shall execute and deliver to the Administrative Agent such UCC or other applicable financing statements as may be reasonably requested by the Administrative Agent in order to perfect and protect the security interest of the Collateral Agent created hereby in the Pledged Collateral of such Pledgor.

      5. Representations and Warranties. Each Pledgor hereby represents and warrants to the Agents, for the benefit of the Lenders, that so long as any of the Pledgor Obligations remain outstanding or any Credit Document is in effect or any Letter of Credit shall remain outstanding, and until all of the Commitments shall have been terminated:

           (a) Authorization of Pledged Shares. The Pledged Shares are duly authorized and validly issued, are fully paid and nonassessable and are not subject to the preemptive rights of any Person. All other shares of stock constituting Pledged Collateral will be duly authorized and validly issued, fully paid and nonassessable and not subject to the preemptive rights of any Person.

           (b) Title. Each Pledgor has good and indefeasible title to the Pledged Collateral of such Pledgor and will at all times be the legal and beneficial owner of such Pledged Collateral free and clear of any Lien, other than Permitted Liens. There exists no "adverse claim" within the meaning of Section 8-302 of the Uniform Commercial Code as in effect in the State of North Carolina (the "UCC") with respect to the Pledged Shares of such Pledgor.

           (c) Exercising of Rights. The exercise by the Agents of their rights and remedies hereunder will not violate any law or governmental regulation or any material contractual restriction binding on or affecting a Pledgor or any of its property.

           (d) Pledgor's Authority. No authorization, approval or action by, and no notice or filing with any Governmental Authority or with the issuer of any Pledged Stock is required either (i) for the pledge made by a Pledgor or for the granting of the security interest by a Pledgor pursuant to this Pledge Agreement or (ii) for the exercise by the Agents or the Lenders of their rights and remedies hereunder (except as may be required by laws affecting the offering and sale of securities).

          (e) Security Interest/Priority. This Pledge Agreement creates a valid security interest in favor of the Collateral Agent for the benefit of the Lenders, in the Pledged Collateral. The taking possession by the Collateral Agent of the certificates representing the Pledged Shares and all other certificates and instruments constituting Pledged Collateral will perfect and establish the first priority of the Collateral Agent's security interest in the Pledged Shares and, when properly perfected by filing or registration, in all other Pledged Collateral represented by such Pledged Shares and instruments securing the Pledgor Obligations. Except as set forth in this Section 5(e), no action is necessary to perfect or otherwise protect such security interest.

           (f) No Other Shares. No Pledgor owns any shares of stock other than as set forth on Schedule 2(a) attached hereto.

     6. Covenants. Each Pledgor hereby covenants, that so long as any of the Pledgor Obligations remain outstanding or any Credit Document is in effect or any Letter of Credit shall remain outstanding, and until all of the Commitments shall have been terminated, such Pledgor shall:

           (a) Books and Records. Mark its books and records (and shall cause the issuer of the Pledged Shares of such Pledgor to mark its books and records) to reflect the security interest granted to the Collateral Agent, for the benefit of the Lenders, pursuant to this Pledge Agreement.

          (b) Defense of Title. Warrant and defend title to and ownership of the Pledged Collateral of such Pledgor at its own expense against the claims and demands of all other parties claiming an interest therein, keep the Pledged Collateral free from all Liens, except for Permitted Liens, and not sell, exchange, transfer, assign, lease or otherwise dispose of Pledged Collateral of such Pledgor or any interest therein, except as permitted under the Credit Agreement and the other Credit Documents.

           (c) Further Assurances. Promptly execute and deliver at its expense all further instruments and documents and take all further action that may be necessary and desirable or that the Administrative Agent may reasonably request in order to (i) perfect and protect the security interest of the Collateral Agent created hereby in the Pledged Collateral of such Pledgor (including without limitation any and all action necessary to satisfy the Administrative Agent that the Collateral Agent has obtained a first priority perfected security interest in any capital stock); (ii) enable the Agents to exercise and enforce their rights and remedies hereunder in respect of the Pledged Collateral of such Pledgor; and (iii) otherwise effect the purposes of this Pledge Agreement, including, without limitation and if requested by the Administrative Agent, delivering to the Collateral Agent irrevocable proxies in respect of the Pledged Collateral of such Pledgor.

           (d) Amendments. Not make or consent to any amendment or other modification or waiver with respect to any of the Pledged Collateral of such Pledgor or enter into any agreement or allow to exist any restriction with respect to any of the Pledged Collateral of such Pledgor other than pursuant hereto or as may be permitted under the Credit Agreement.

          (e) Compliance with Securities Laws. File all reports and other information now or hereafter required to be filed by such Pledgor with the United States Securities and Exchange Commission and any other state, federal or foreign agency in connection with the ownership of the Pledged Collateral of such Pledgor.

      7. Advances by Lenders. On failure of any Pledgor to perform any of the covenants and agreements contained herein, the Administrative Agent may, at its sole option and in its sole discretion, or the Collateral Agent shall, at the direction of the Administrative Agent, perform the same and in so doing may expend such sums as the Administrative Agent may reasonably deem advisable in the performance thereof, including, without limitation, the payment of any insurance premiums, the payment of any taxes, a payment to obtain a release of a Lien or potential Lien, expenditures made in defending against any adverse claim and all other expenditures which the Agents or the Lenders may make for the protection of the security hereof or which may be compelled to make by operation of law. All such sums and amounts so expended shall be repayable by the Pledgors on a joint and several basis promptly upon timely notice thereof and demand therefor, shall constitute additional Pledgor Obligations and shall bear interest from the date said amounts are expended at the default rate specified in Section 3.1 of the Credit Agreement for Base Rate Loans. No such performance of any covenant or agreement by the Agents or the Lenders on behalf of any Pledgor, and no such advance or expenditure therefor, shall relieve the Pledgors of any default under the terms of this Pledge Agreement or the other Credit Documents. The Lenders may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent such payment is being contested in good faith by a Pledgor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.

      8. Events of Default. The occurrence of an event which under the Credit Agreement would constitute an Event of Default shall be an Event of Default hereunder (an "Event of Default").

     9.   Remedies.

          (a) General Remedies. Upon the occurrence of an Event of Default and during the continuation thereof, the Agents and the Lenders shall have, in respect of the Pledged Collateral of any Pledgor, in addition to the rights and remedies provided herein, in the Credit Documents or by law, the rights and remedies of a secured party under the UCC or any other applicable law.

           (b) Sale of Pledged Collateral. Upon the occurrence of an Event of Default and during the continuation thereof, without limiting the generality of this Section and without notice, the Collateral Agent shall, at the direction of the Administrative Agent, sell or otherwise dispose of or realize upon the Pledged Collateral, or any part thereof, in one or more parcels, at public or private sale, at any exchange or broker's board or elsewhere, at such price or prices and on such other terms as the Administrative Agent may deem commercially reasonable, for cash, credit or for future delivery or otherwise in accordance with applicable law. To the extent permitted by law, any Lender may in such event, bid for the purchase of such securities. Each Pledgor agrees that, to the extent notice of sale shall be required by law and has not been waived by such Pledgor, any requirement of reasonable notice shall be met if notice, specifying the place of any public sale or the time after which any private sale is to be made, is personally served on or mailed, postage prepaid, to such Pledgor, in accordance with the notice provisions of Section 11.1 of the Credit Agreement at least 10 days before the time of such sale. The Collateral Agent shall not be obligated to make any sale of Pledged Collateral of such Pledgor regardless of notice of sale having been given. The Collateral Agent at the direction of the Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

           (c) Private Sale. Upon the occurrence of an Event of Default and during the continuation thereof, the Pledgors recognize that the Administrative Agent may deem it impracticable for the Collateral Agent to effect a public sale of all or any part of the Pledged Shares or any of the securities constituting Pledged Collateral and that the Administrative Agent may, therefore, direct the Collateral Agent to make one or more private sales of any such securities to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sale shall be deemed to have been made in a commercially reasonable manner and that the Agents shall have no obligation to delay sale of any such securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act of 1933. Each Pledgor further acknowledges and agrees that any offer to sell such securities which has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such offer may be advertised without prior registration under the Securities Act of 1933), or
     (ii) made privately in the manner described above shall be deemed to involve a "public sale" under the UCC, notwithstanding that such sale may not constitute a "public offering" under the Securities Act of 1933, and either Agent may, in such event, bid for the purchase of such securities.

           (d) Retention of Pledged Collateral. In addition to the rights and remedies hereunder, upon the occurrence of an Event of Default, the Collateral Agent shall at the direction of the Administrative Agent, after providing the notices required by Section 9-505(2) of the UCC or otherwise complying with the requirements of applicable law of the relevant  jurisdiction, retain all or  any  portion  of  the
     Pledged Collateral in satisfaction of the Pledgor Obligations. Unless and until the Collateral Agent shall have provided such notices, however, the Collateral Agent shall not be deemed to have retained any Pledged Collateral in satisfaction of any Pledgor Obligations for any reason.

          (e) Deficiency. In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Agents or the Lenders are legally entitled, the Borrower and the Guarantors shall be jointly and severally liable for the deficiency, together with interest thereon at the default rate specified in Section
     3.1 of the Credit Agreement for Base Rate Loans, together with the costs of collection and the reasonable fees of any attorneys employed by the Collateral Agent at the direction of the Administrative Agent to collect such deficiency. Any surplus remaining after the full payment and satisfaction of the Pledgor Obligations shall be returned to the Pledgors or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

     10.  Rights of the Agents.

          (a) Power of Attorney. In addition to other powers of attorney contained herein, each Pledgor hereby designates and appoints the Collateral Agent, on behalf of the Lenders, and each of its designees or agents as attorney-in-fact of such Pledgor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuance of an Event of Default (the taking of any such action shall be at the direction of the Administrative Agent):

                           (i)    to   demand,  collect,  settle,
          compromise, adjust and give discharges and releases concerning the Pledged Collateral of such Pledgor, all as the Administrative Agent may reasonably determine;

                          (ii)  to  commence  and  prosecute  any
          actions at any court for the purposes of collecting any of the Pledged Collateral of such Pledgor and enforcing any other right in respect thereof;

                           (iii)       to   defend,   settle   or
          compromise   any  action  brought  and,  in  connection
          therewith, give such discharge or release as the Administrative Agent may deem reasonably appropriate;

                          (iv)  to pay or discharge taxes, liens,
          security interests, or other encumbrances levied or placed on or threatened against the Pledged Collateral of such Pledgor;

                          (v)   to direct any parties liable  for
          any payment under any of the Pledged Collateral to make payment of any and all monies due and to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct;

                          (vi)  to receive payment of and receipt
          for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Pledged Collateral of such Pledgor;

                           (vii)      to  sign  and  endorse  any
          drafts,    assignments,    proxies,    stock    powers,
          verifications, notices and other documents relating to the Pledged Collateral of such Pledgor;

                           (viii)     to  settle,  compromise  or
          adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Administrative Agent may deem reasonably appropriate;

                            (ix)   execute   and   deliver    all
          assignments, conveyances, statements, financing statements, renewal financing statements, pledge agreements, affidavits, notices and other agreements, instruments and documents that the Administrative Agent may determine necessary in order to perfect and maintain the security interests and liens granted in this Pledge Agreement and in order to fully consummate all of the transactions contemplated therein;

                          (x)   to  exchange any of  the  Pledged
          Collateral of such Pledgor or other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Pledged
          Collateral   of   such  Pledgor  with  any   committee,
          depository, transfer agent, registrar or other designated agency upon such terms as the Administrative Agent may determine;

                           (xi)   to   vote  for  a   shareholder
          resolution, or to sign an instrument in writing, sanctioning the transfer of any or all of the Pledged Shares of such Pledgor into the name of an Agent or one or more of the Lenders or into the name of any transferee to whom the Pledged Shares of such Pledgor or any part thereof may be sold pursuant to Section 10 hereof; and

                          (xii)      to do and perform  all  such
          other acts and things as the Administrative Agent may reasonably deem to be necessary, proper or convenient in connection with the Pledged Collateral of such Pledgor.

     This power of attorney is a power coupled with an interest and shall be irrevocable (i) for so long as any of the Pledgor Obligations remain outstanding, any Credit Document is in effect or any Letter of Credit shall remain outstanding and (ii) until all of the Commitments shall have been terminated. The Collateral Agent shall be under no duty, unless directed by the Administrative Agent, to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Collateral Agent in this Pledge Agreement, and shall not be liable for any failure to do so or any delay in doing so. The Agents shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in their individual capacities or for the Collateral Agent in its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct. This power of attorney is conferred on the Collateral Agent solely to protect, preserve and realize upon the Collateral Agent's security interest in Pledged Collateral.

           (b) Performance by the Collateral Agent of Pledgor's Obligations. If any Pledgor fails to perform any agreement or obligation contained herein, the Collateral Agent at the direction of the Administrative Agent shall perform, or cause performance of, such agreement or obligation, and the expenses of the Agents incurred in connection therewith shall be payable by the Borrower and Guarantors on a joint and several basis pursuant to Section 13 hereof.

            (c) Assignment by the Collateral Agent. The Collateral Agent shall at the direction of the Administrative Agent from time to time assign the Pledgor
     Obligations and any portion thereof and/or the Pledged Collateral and any portion thereof, and the assignee shall be entitled to all of the rights and remedies of the Collateral Agent under this Pledge Agreement in relation thereto.

            (d)    Voting  Rights  in  Respect  of  the   Pledged
     Collateral.

                          (i)   So  long as no Event  of  Default
          shall have occurred and be continuing, to the extent permitted by law, each Pledgor may exercise any and all voting and other consensual rights pertaining to the Pledged Collateral of such Pledgor or any part thereof for any purpose not inconsistent with the terms of this Pledge Agreement or the Credit Agreement; and

                          (ii) Upon the occurrence and during the
          continuance of an Event of Default and the Collateral Agent has given notice to the Pledgors that the Collateral Agent has elected, at the direction of the Required Lenders, to exercise its rights and remedies under this Agreement all rights of a Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to paragraph (i) of this Section shall cease and all such rights shall thereupon become vested in the Collateral Agent which shall then have the sole right to exercise such voting and other consensual rights at the direction of the Administrative Agent.

            (e)   Dividend  Rights  in  Respect  of  the  Pledged
     Collateral.

                          (i)   So  long as no Event  of  Default
          shall  have  occurred and be continuing and subject  to
          Section  4(b)  hereof,  each Pledgor  may  receive  and
          retain any and all dividends (other than stock dividends and other dividends constituting Pledged Collateral which are addressed hereinabove) or interest paid in respect of the Pledged Collateral to the extent they are allowed under the Credit Agreement.

                          (ii) Upon the occurrence and during the
          continuance of an Event of Default:

                               (A)   all  rights of a Pledgor  to
               receive the dividends and interest payments which it would otherwise be authorized to receive and retain pursuant to paragraph (i) of this Section shall cease and all such rights shall thereupon be vested in the Collateral Agent which shall then have the sole right to receive and hold as Pledged Collateral, at the instruction of the Administrative Agent, such dividends and interest payments; and

                               (B)   all  dividends and  interest
               payments which are received by a Pledgor contrary to the provisions of paragraph (A) of this Section shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Pledgor, and shall be forthwith paid over to the Collateral Agent as Pledged Collateral in the exact form received, to be held by the Collateral Agent at the direction of the Administrative Agent as Pledged Collateral and as further collateral security for the Pledgor Obligations.

           (f) Release of Pledged Collateral. The Collateral Agent at the direction of the Administrative Agent shall release any of the Pledged Collateral from this Pledge Agreement or may substitute any of the Pledged Collateral for other Pledged Collateral without altering, varying or diminishing in any way the force, effect, lien, pledge or security interest of this Pledge Agreement as to any Pledged Collateral not expressly released or substituted, and this Pledge Agreement shall continue as a first priority lien on all Pledged Collateral not expressly released or substituted.

      11. Exercise of Remedies. Notwithstanding anything herein to the contrary, each of the Agents shall exercise, or refrain from exercising, its rights and remedies (including the right of the Administrative Agent to direct the Collateral Agent to take, or refrain from taking, action) only in accordance with the instructions of the Required Lenders.

      12. Rights of Required Lenders. All rights of the Agents hereunder, if not exercised by the Agents, may be exercised by the Required Lenders.

      13. Application of Proceeds. Upon the occurrence and during the continuance of an Event of Default, any payments in respect of the Pledgor Obligations and any proceeds of any
Pledged Collateral, when received by an Agent or any of the Lenders in cash or its equivalent, will be applied in reduction of the Pledgor Obligations in the order set forth in Section
3.14(b) of the Credit Agreement, and each Pledgor irrevocably waives the right to direct the application of such payments and proceeds and acknowledges and agrees that the Administrative Agent shall have the continuing and exclusive right to apply and reapply any and all such payments and proceeds in the Administrative Agent's sole discretion, notwithstanding any entry to the contrary upon any of its books and records.

     14. Costs of Counsel. At all times hereafter, the Borrower and Guarantors agree to promptly pay upon demand any and all reasonable costs and expenses of the Agents or the Lenders, (a) as required under Section 11.5 of the Credit Agreement and (b) as necessary to protect the Pledged Collateral or to exercise any rights or remedies under this Pledge Agreement or with respect to any Pledged Collateral. All of the foregoing costs and expenses shall constitute Pledgor Obligations hereunder.

     15.  Continuing Agreement.

           (a) This Pledge Agreement shall be a continuing agreement in every respect and shall remain in full force and effect so long as any of the Pledgor Obligations remain outstanding or any Credit Document is in effect or any Letter of Credit shall remain outstanding, and until all of the Commitments thereunder shall have terminated (other than any obligations with respect to the indemnities and the representations and warranties set forth in the Credit Documents). Upon such payment and termination, this Pledge Agreement shall be automatically terminated and the Agents and the Lenders shall, upon the request and at the expense of the Pledgors, forthwith release all of their liens and security interests hereunder and shall executed and deliver all UCC termination statements and/or other documents reasonably requested by the Pledgors evidencing such termination. Notwithstanding the foregoing all releases and indemnities provided hereunder shall survive termination of this Pledge Agreement.

           (b) This Pledge Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Pledgor Obligations is rescinded or must otherwise be restored or returned by either Agent or any Lender as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, all as though such payment had not been made; provided that in the event payment of all or any part of the Pledgor Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including without limitation any reasonable legal fees and disbursements) incurred by either Agent or any Lender in defending and enforcing such reinstatement shall be deemed to be included as a part of the Pledgor Obligations.

       16.   Amendments;  Waivers;  Modifications.   This  Pledge
Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except as set forth in Section 11.6 of the Credit Agreement.

      17. Successors in Interest. This Pledge Agreement shall create a continuing security interest in the Collateral and shall be binding upon each Pledgor, its successors and assigns and shall inure, together with the rights and remedies of the Agents and the Lenders hereunder, to the benefit of the Agents and the Lenders and their successors and permitted assigns; provided, however, that none of the Pledgors may assign its rights or delegate its duties hereunder without the prior written consent of each Lender or the Required Lenders, as required by the Credit Agreement. To the fullest extent permitted by law, each Pledgor hereby releases each Agent and each Lender, and its successors and assigns, from any liability for any act or omission relating to this Pledge Agreement or the Collateral, except for any liability arising from the gross negligence or willful misconduct of such Agent, or such Lender, or its officers, employees or agents.

     18.  Notices.  All notices required or permitted to be given
under  this  Pledge  Agreement  shall  be  in  conformance   with
Section 11.1 of the Credit Agreement.

     19. Counterparts. This Pledge Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Pledge Agreement to produce or account for more than one such counterpart.

     20. Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Pledge Agreement.

     21.  Governing Law; Submission to Jurisdiction; Venue.

            (a)   THIS  PLEDGE  AGREEMENT  AND  THE  RIGHTS   AND
     OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA. Any legal action or proceeding with respect to this Security Agreement may be brought in the courts of the State of North Carolina, or of the United States for the Western District of North Carolina, and, by execution and delivery of this Security Agreement, each Pledgor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of such courts. Each Pledgor further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address for notices pursuant to Section 11.1 of the Credit Agreement, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of the Administrative Agent or the Collateral Agent at the direction of the Administrative Agent to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against any Pledgor in any other jurisdiction.

            (b) Each Pledgor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Pledge Agreement brought in the courts referred to in subsection (a) hereof and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

      22.   Waiver  of  Jury Trial.  TO THE EXTENT  PERMITTED  BY
APPLICABLE LAW, EACH OF THE PARTIES TO THIS PLEDGE AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS PLEDGE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

      23. Severability. If any provision of any of the Pledge Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

      24. Entirety. This Pledge Agreement and the other Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.

      25. Survival. All representations and warranties of the Pledgors hereunder shall survive the execution and delivery of this Pledge Agreement and the other Credit Documents, the delivery of the Notes and the making of the Loans and the issuance of the Letters of Credit under the Credit Agreement.

      26. Other Security. To the extent that any of the Pledgor Obligations are now or hereafter secured by property other than the Pledged Collateral (including, without limitation, real and other personal property owned by a Pledgor), or by a guarantee, endorsement or property of any other Person, then the Agents and the Lenders shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence of any Event of Default, and the Administrative Agent and the Lenders have the right, in their sole discretion, to determine which rights, security, liens, security interests or remedies the Agents and the Lenders shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or any of the Agents' and the Lenders' rights or the Pledgor Obligations under this Pledge Agreement or under any other of the Credit Documents.

      27.  Joint and Several Obligations of Parent; Limitation on
Liability.

           (a) To the extent of its obligations arising under this Pledge Agreement, the Parent is accepting joint and several liability hereunder with the other Pledgors in consideration of the financial accommodation to be provided by the Lenders under the Credit Agreement.

           (b) To the extent of its obligations arising under this Pledge Agreement but only to the extent of the shares pledged by the Parent, the Parent jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Pledgors with respect to the payment and performance of all of the Pledgor Obligations arising under this Pledge Agreement and the other Credit Documents.

           (c) Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents, to the extent the obligations of a Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of each Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code).

           (d) Notwithstanding any provision to the contrary contained herein or in any other Credit Document, the Parent's liability is nonrecourse and shall be limited to the Pledged Shares delivered by it hereunder. No deficiency arising out of the Pledgor Obligations may be recovered against the Parent.

      28. Rights of Required Lenders. All rights of the Agents hereunder, if not exercised by the Agents, may be exercised by the Required Lenders. Notwithstanding anything herein to the contrary, each of the Agents shall exercise, or refrain from exercising, its rights and remedies (including the right of the Administrative Agent to direct the Collateral Agent to take, or refrain from taking, an action) only in accordance with the instructions of the Required Lenders.

          [remainder of page intentionally left blank]
      Each of the parties hereto has caused a counterpart of this Pledge Agreement to be duly executed and delivered as of the date first above written.

BORROWER:                DELTA MILLS, INC.,
                              a Delaware corporation

                              By:
                              Name:
                              Title:


PARENT:                       ALCHEM CAPITAL CORPORATION,
                              a Delaware corporation

                              By:
                              Name:
                              Title:


GUARANTOR:                    DELTA MILLS MARKETING, INC.,
                              a Delaware corporation

                              By:
                              Name:
                              Title:

      Accepted and agreed to in Charlotte, North Carolina as of the date first above written.

                              NATIONSBANK, N.A.
                              as Administrative Agent


                              By:
                              Name:
                              Title:


                              BNY FINANCIAL CORPORATION,
                              as Collateral Agent


                              By:
                              Name:
                              Title:

                          Schedule 2(a)

                               to

                        Pledge Agreement

                   dated as of August 25, 1997

                  in favor of NationsBank, N.A.

                     as Administrative Agent

                               and

                    BNY Financial Corporation

                       as Collateral Agent

                          PLEDGED STOCK

Pledgor:  ALCHEM CAPITAL CORPORATION

Name of Subsidiary                            Certificate     Percentage
                          Number of Shares        Number       Ownership

Delta Mills, Inc.                                                100%


Pledgor:  DELTA MILLS, INC.

Name of Subsidiary                            CertificateN    Percentage
                          Number of Shares        Number      Ownership

Delta Mills Marketing, Inc.                                           100%


                          Exhibit 4(a)

                               to

                        Pledge Agreement

                   dated as of August 25, 1997

                  in favor of NationsBank, N.A.

                     as Administrative Agent

                               and

                    BNY Financial Corporation

                       as Collateral Agent

                     Irrevocable Stock Power


      FOR  VALUE RECEIVED, the undersigned hereby sells,  assigns and  transfers  to  the  following shares  of  capital  stock  of
                 , a                corporation:

               No. of Shares                 Certificate No.



and irrevocably appoints BNY Financial Corporation its agent and attorney-in-fact to transfer all or any part of such capital stock and to take all necessary and appropriate action to effect any such transfer. The Administrative agent and attorney-in-fact may substitute and appoint one or more persons to act for him. The effectiveness of a transfer pursuant to this stock power shall be subject to any and all transfer restrictions referenced on the face of the certificates evidencing such interest or in the certificate of incorporation or bylaws of the subject corporation, to the extent they may from time to time exist.

                              _______________,
                              a ______________ corporation
                              By:
                              Name:
                              Title:

                          Exhibit 1.1B

                      FORM OF SECURITY AGREEMENT

      THIS SECURITY AGREEMENT (this "Security Agreement") is entered into as of August 25, 1997 among DELTA MILLS, INC., a Delaware corporation (the "Borrower"), certain Subsidiaries of the Borrower (individually a "Guarantor" and collectively the "Guarantors"; together with the Borrower, individually an "Obligor", and collectively the "Obligors"), BNY FINANCIAL CORPORATION (the "Collateral Agent") for the lenders from time to time party to the Credit Agreement described below (the "Lenders") and NATIONSBANK, N.A., in its capacity as administrative agent (in such capacity, the "Administrative Agent"; together with the Collateral Agent, the "Agents" ) for the Lenders.

                            RECITALS

     WHEREAS, pursuant to that certain Credit Agreement, dated as of the date hereof (as amended, modified, extended, renewed or replaced from time to time, the "Credit Agreement"), among the Borrower, the Guarantors, the Lenders, the Administrative Agent and the Collateral Agent, the Lenders have agreed to make Loans and issue Letters of Credit upon the terms and subject to the conditions set forth therein; and

     WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement and the obligations of the Lenders to make their respective Loans and to issue Letters of Credit under the Credit Agreement that the Obligors shall have executed and delivered this Security Agreement to the Collateral Agent for the ratable benefit of the Lenders.

     NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1.   Definitions.

          (a) Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Credit Agreement, and the following terms which are defined in the Uniform Commercial Code in effect in the State of North Carolina on the date hereof are used herein as so defined: Accounts, Chattel Paper, Deposit Accounts, Documents, Farm Products, General Intangibles, Instruments, Inventory and Proceeds. For purposes of this Security Agreement, the term "Lender" shall include any Issuing Lender.

           (b) In addition, the following terms shall have the following meanings:

          "Secured Obligations": the collective reference to the following:

            (a) In the case of the Borrower, the prompt performance and observance by the Borrower of all obligations of the Borrower under the Credit Agreement, the Notes, this Security Agreement and the other Credit Documents to which the Borrower is a party;

           (b) In the case of the Guarantors, the prompt performance and observance by such Guarantor of all obligations of such Guarantor under the Credit Agreement, this Security Agreement and the other Credit Documents to which such Guarantor is a party, including, without limitation, its guaranty obligations arising under Section 4 of the Credit Agreement; and

            (c) All other indebtedness, liabilities and obligations of any kind or nature owing from any Obligor to any Lender, the Administrative Agent or the Collateral Agent arising under the Credit Agreement or the Credit Documents and all obligations and liabilities incurred in connection with collecting and enforcing the Secured Obligations.

      2. Grant of Security Interest in the Collateral. To secure the prompt payment and performance in full when due, whether by lapse of time, acceleration or otherwise, of the Secured Obligations, each Obligor hereby grants to the Collateral Agent, for the benefit of the Lenders, a continuing security interest in, and a right to set off against, any and all right, title and interest of such Obligor in and to the following, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the "Collateral"):

                    (a)  all Accounts;

                    (b)  all Inventory;

                       (c)    all   Deposit   Accounts,   General
               Intangibles, Chattel Paper, Documents, and Instruments to the extent arising out of or resulting from the sale or lease of inventory or the rendering of services by Debtor;

                    (d) all rights to receive payments under the Factoring Agreements; and

                    (e)  all books, records, ledger cards, files,
               correspondence, computer programs, tapes, disks, and related data processing software (owned by such Obligor or in which it has an interest) that at any time evidence or contain information relating to any Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; and

                     (f)   to  the extent not otherwise included,
               all Proceeds of any and all of the foregoing.

      The Obligors and the Agents, on behalf of the Lenders, hereby acknowledge and agree that the security interest created hereby in the Collateral constitutes continuing collateral security for all of the Secured Obligations, whether now existing or hereafter arising.

     3.   Provisions Relating to Accounts.

           (a) Anything herein to the contrary notwithstanding, each of the Obligors shall remain liable under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account. Neither the Administrative Agent, the Collateral Agent nor any Lender shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Security Agreement or the receipt by the Administrative Agent, the Collateral Agent or any Lender of any payment relating to such Account pursuant hereto, nor shall the Administrative Agent, the Collateral Agent or any Lender be obligated in any manner to perform any of the obligations of an Obligor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

           (b) Once during each calendar year or at any time after the occurrence and during the continuation of an Event of Default, the Agents or their representative shall have the right, but not the obligation, to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and the Obligors shall furnish all such assistance and information as such Agent or its representative may require in connection with such test verifications. At any time and from time to time, upon an Agent's request and at the expense of the Obligors, the Obligors shall cause independent public accountants or others satisfactory to such Agent to furnish to such Agent or its representative reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts. Each Agent in its own name or in the name of others may communicate with account debtors on the Accounts to verify with them to such Agent's satisfaction the existence, amount and terms of any Accounts.

      4. Representations and Warranties. Each Obligor hereby represents and warrants to the Agents, for the benefit of the Lenders, that so long as any of the Secured Obligations remain outstanding or any Credit Document is in effect or any Letter of Credit shall remain outstanding, and until all of the Commitments shall have been terminated:

           (a) Chief Executive Office; Books & Records. Each Obligor's chief executive office and chief place of business is (and for the prior four months have been) located at the locations set forth on Schedule 4(a) hereto, and each Obligor keeps its books and records at such locations.

           (b) Location of Collateral. The location of all Collateral owned by each Obligor is as shown on Schedule
     4(b) hereto.

            (c)   Ownership.   Each  Obligor  is  the  legal  and
     beneficial owner of its Collateral and has the right to pledge, sell, assign or transfer the same. Each Obligor's legal name is as shown in this Security Agreement and no Obligor has in the past four months changed its name, been party to a merger, consolidation or other change in structure  or  used any tradename except  as  set  forth  in
     Schedule 4(c) attached hereto.

            (d) Security Interest/Priority. This Security Agreement creates a valid security interest in favor of the Collateral Agent, for the benefit of the Lenders, in the Collateral of such Obligor and, when properly perfected by filing, shall constitute a valid perfected security interest in such Collateral, to the extent such security can be perfected by filing under the UCC, free and clear of all Liens except for Permitted Liens.

            (e)    Farm   Products.   None  of   the   Collateral
     constitutes, or is the Proceeds of, Farm Products.

           (f) Accounts. (i) Each Account of the Obligors and the papers and documents relating thereto are genuine and in all material respects what they purport to be, (ii) each Account arises out of (A) a bona fide sale of goods sold and delivered by such Obligor (or is in the process of being delivered) or (B) services theretofore actually rendered by such Obligor to, the account debtor named therein, (iii) no Account or other right of an Obligor to payment for goods sold and delivered or services rendered is evidenced by any Instrument or Chattel Paper unless such Instrument or
     Chattel Paper has been theretofore endorsed over and delivered to the Collateral Agent and (iv) no surety bond was required or given in connection with any Account of an Obligor or the contracts or purchase orders out of which they arose.

           (g) Inventory. No Inventory is held by an Obligor pursuant to consignment, sale or return, sale on approval or similar arrangement.

     5. Covenants. Each Obligor covenants that, so long as any of the Secured Obligations remain outstanding or any Credit
Document is in effect or any Letter of Credit shall remain outstanding, and until all of the Commitments shall have been terminated, such Obligor shall:

           (a) Other Liens. Defend the Collateral against the claims and demands of all other parties claiming an interest therein, keep the Collateral free from all Liens, except for Permitted Liens, and not sell, exchange, transfer, assign, lease or otherwise dispose of the Collateral or any interest therein, except as permitted under the Credit Agreement.

           (b) Preservation of Collateral. Keep the Collateral in good order, condition and repair and not use the Collateral in violation of the provisions of this Security Agreement or any other agreement relating to the Collateral or any policy insuring the Collateral or any applicable statute, law, bylaw, rule, regulation or ordinance.

           (c) Instruments/Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper, immediately deliver such Instrument or Chattel Paper to the Collateral Agent, duly indorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Security Agreement.

           (d) Change in Location. Not, without providing 30 days prior written notice to the Administrative Agent and without filing such amendments to any previously filed financing statements as the Administrative Agent may require, (a) change the location of its chief executive office and chief place of business (as well as its books and records) from the locations set forth on Schedule 4(a) hereto, (b) change the location of its Collateral from the locations set forth for such Obligor on Schedule 4(b) hereto, or (c) change its name, be party to a merger, consolidation or other change in structure or use any tradename other than as set forth on Schedule 4(c) attached hereto.

           (e) Inspection. Upon reasonable notice, and during reasonable hours, at all times allow the Administrative Agent or its representatives to visit and inspect the Collateral as set forth in Section 7.10 of the Credit Agreement.

           (f) Perfection of Security Interest. Execute and deliver to the Administrative Agent such agreements, assignments or instruments (including affidavits, notices, reaffirmations and amendments and restatements of existing documents, as the Administrative Agent may reasonably request) and do all such other things as the Administrative Agent may reasonably deem necessary or appropriate (i) to assure to the Administrative Agent the Collateral Agent's security interests hereunder, including (A) such financing statements (including renewal statements) or amendments thereof or supplements thereto or other instruments as the Administrative Agent may from time to time reasonably request in order to perfect and maintain the security interests granted hereunder in accordance with the UCC, (ii) to consummate the transactions contemplated hereby and (iii) to otherwise protect and assure the Administrative Agent of the Collateral Agent's rights and interests hereunder. To that end, each Obligor agrees that the Administrative Agent may file one or more financing statements disclosing the Collateral Agent's security interest in any or all of the Collateral of such Obligor without, to the extent permitted by law, such Obligor's signature thereon, and further each Obligor also hereby irrevocably makes, constitutes and appoints the Administrative Agent, its nominee or any other person whom the Administrative Agent may designate, as such Obligor's attorney in fact with full power and for the limited purpose to sign in the name of such Obligor any such financing statements, or amendments and supplements to financing statements, renewal financing statements, notices or any similar documents which in the Administrative Agent's reasonable discretion would be necessary, appropriate or convenient in order to perfect and maintain perfection of the security interests granted hereunder, such power, being coupled with an interest, being and remaining irrevocable so long as the Credit Agreement is in effect or any amounts payable thereunder or under any other Credit Document or any Letter of Credit shall remain outstanding, and until all of the Commitments thereunder shall have terminated. Each Obligor hereby agrees that a carbon, photographic or other reproduction of this Security Agreement or any such financing statement is sufficient for filing as a financing statement by the Administrative Agent without notice thereof to such Obligor wherever the Administrative Agent may in its sole discretion desire to file the same. In the event for any reason the law of any jurisdiction other than North Carolina becomes or is applicable to the Collateral of any Obligor or any part thereof, or to any of the Secured Obligations, such Obligor agrees to execute and deliver all such instruments and to do all such other things as the Administrative Agent in its sole discretion reasonably deems necessary or appropriate to preserve, protect and enforce the security interests of the Collateral Agent under the law of such other jurisdiction (and, if an Obligor shall fail to do so promptly upon the request of the Administrative Agent, then the Administrative Agent may execute any and all such requested documents on behalf of such Obligor pursuant to the power of attorney granted hereinabove). If any Collateral is in the possession or control of an Obligor's agents and the Administrative Agent so requests, such Obligor agrees to notify such agents in writing of the Collateral Agent's security interest therein and, upon the Administration Agent's request, instruct them to hold all such Collateral for the Lenders' account and subject to the Administrative Agent's instructions. Each Obligor agrees to mark its books and records to reflect the security interest of the Collateral Agent in the Collateral.

           (g) Treatment of Accounts. Not grant or extend the time for payment of any Account, or compromise or settle any Account for less than the full amount thereof, or release any person or property, in whole or in part, from payment thereof, or allow any credit or discount thereon, other than as normal and customary in the ordinary course of an Obligor's business.

            (h)   Insurance.   Insure,  repair  and  replace  the
     Collateral  of  such  Obligor as set  forth  in  the  Credit
     Agreement. All insurance proceeds shall be subject to the security interest of the Collateral Agent hereunder.

      6. Advances by Lenders. On failure of any Obligor to perform any of the covenants and agreements contained herein, the Administrative Agent may, at its sole option and in its sole discretion, perform the same and in so doing may expend such sums as the Administrative Agent may reasonably deem advisable in the performance thereof, including, without limitation, the payment of any insurance premiums, the payment of any taxes, a payment to obtain a release of a Lien or potential Lien, expenditures made in defending against any adverse claim and all other expenditures which the Administrative Agent or the Lenders may make for the protection of the security hereof or which may be compelled to make by operation of law. All such sums and amounts so expended shall be repayable by the Obligors on a joint and several basis promptly upon timely notice thereof and demand therefor, shall constitute additional Secured Obligations and shall bear interest from the date said amounts are expended at the default rate specified in Section 3.1 of the Credit Agreement for Base Rate Loans. No such performance of any covenant or agreement by the Administrative Agent or the Lenders on behalf of any Obligor, and no such advance or expenditure therefor, shall relieve the Obligors of any default under the terms of this Security Agreement or the other Credit Documents. The Lenders may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent such payment is being contested in good faith by an Obligor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.

     7.   Events of Default.

      The occurrence of an event which under the Credit Agreement would constitute an Event of Default shall be an Event of Default hereunder (an "Event of Default").

     8.   Remedies.

          (a) General Remedies. Upon the occurrence of an Event of Default and during continuation thereof, the Lenders shall have, in addition to the rights and remedies provided herein, in the Credit Documents or by law (including, but not limited to, the rights and remedies set forth in the Uniform Commercial Code of the jurisdiction applicable to the affected Collateral), the rights and remedies of a secured party under the UCC (regardless of whether the UCC is the law of the jurisdiction where the rights and remedies are asserted and regardless of whether the UCC applies to the affected Collateral), and further, the Collateral Agent shall at the direction of the Administrative Agent, with or without judicial process or the aid and assistance of others, (i) enter on any premises on which any of the Collateral may be located and, without resistance or interference by the Obligors, take possession of the Collateral, (ii) dispose of any Collateral on any such premises, (iii) require the Obligors to assemble and make available to the Administrative Agent at the expense of the Obligors any Collateral at any place and time designated by the Administrative Agent which is reasonably convenient to both parties, (iv) remove any Collateral from any such premises for the purpose of effecting sale or other disposition thereof, and/or (v) without demand and without advertisement, notice, hearing or process of law, all of which each of the Obligors hereby waives to the fullest extent permitted by law, at any place and time or times, sell and deliver any or all Collateral held by or for it at public or private sale, by one or more contracts, in one or more parcels, for cash, upon credit or otherwise, at such prices and upon such terms as the Administrative Agent deems advisable, in its sole discretion (subject to any and all mandatory legal requirements). In addition to all other sums due the Agents and the Lenders with respect to the Secured Obligations, the Obligors shall pay the Agents and each of the Lenders all reasonable documented costs and expenses incurred by the Agents or any such Lender, including, but not limited to, reasonable attorneys' fees and court costs, in obtaining or liquidating the Collateral, in enforcing payment of the Secured Obligations, or in the prosecution or defense of any action or proceeding by or against the Agents or the Lenders or the Obligors concerning any matter arising out of or connected with this Security Agreement, any Collateral or the Secured Obligations, including, without limitation, any of the foregoing arising in, arising under or related to a case under the Bankruptcy Code. To the extent the rights of notice cannot be legally waived hereunder, each Obligor agrees that any requirement of reasonable notice shall be met if such notice is personally served on or mailed, postage prepaid, to the Borrower in accordance with the notice provisions of Section
     11.1  of  the Credit Agreement at least 10 days  before  the time of sale or other event giving rise to the requirement of such notice. The Agents and the Lenders shall not be obligated to make any sale or other disposition of the
     Collateral regardless of notice having been given. To the extent permitted by law, any Lender may be a purchaser at any such sale. To the extent permitted by applicable law, each of the Obligors hereby waives all of its rights of redemption with respect to any such sale. Subject to the provisions of applicable law, the Administrative Agent and the Lenders may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, to the extent permitted by law, be made at the time and place to which the sale was postponed, or the Administrative Agent and the Lenders may further postpone such sale by announcement made at such time and place.

           (b) Remedies relating to Accounts. Subject to the limitations set forth in any assignment of factoring proceeds with respect to any Factoring Agreement, upon the occurrence of an Event of Default and during the continuation thereof, whether or not the Collateral Agent at the direction of the Administrative Agent has exercised any or all of its rights and remedies hereunder, each Obligor will promptly upon request of the Administrative Agent instruct all account debtors or the applicable Factor to remit all payments in respect of the Accounts or the receivables to a mailing location selected by the Administrative Agent, provided that, in accordance with the applicable assignment of factoring proceeds, the Administrative Agent shall also be entitled to give such instruction directly to the Factor. In addition, the
     Collateral Agent at the direction of the Administrative Agent may notify any Obligor's customers and account debtors that the Accounts of such Obligor have been assigned to the Collateral Agent or of the Collateral Agent's security interest therein, and may (either in its own name or in the name of an Obligor or both) demand, collect (including without limitation by way of a lockbox arrangement), receive, take receipt for, sell, sue for, compound, settle, compromise and give acquittance for any and all amounts due or to become due on any Account, and, in the Administrative Agent's discretion, file any claim or take any other action or proceeding to protect and realize upon the security interest of the Lenders in the Accounts. Each Obligor acknowledges and agrees that the Proceeds of its Accounts remitted to or on behalf of the Collateral Agent in accordance with the provisions hereof shall be solely for the Collateral Agent's own convenience and that such Obligor shall not have any right, title or interest in such Accounts or in any such other amounts except as expressly provided herein. The Agents and the Lenders shall have no liability or responsibility to any Obligor for acceptance of a check, draft or other order for payment of money bearing the legend "payment in full" or words of similar import or any other restrictive legend or endorsement or be responsible for determining the correctness of any remittance. Each Obligor hereby agrees to indemnify the Agents and the Lenders from and against all liabilities, damages, losses, actions, claims, judgments, costs, expenses, charges and reasonable attorneys' fees suffered or incurred by the Agents or the
     Lenders (each, an "Indemnified Party") because of the maintenance of the foregoing arrangements except as relating to or arising out of the gross negligence or willful misconduct of an Indemnified Party or its officers, employees or agents. In the case of any investigation, litigation or other proceeding, the foregoing indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by an Obligor, its directors, shareholders or creditors or an Indemnified Party or any other Person or any other Indemnified Party is otherwise a party thereto.

           (c) Access. In addition to the rights and remedies hereunder, upon the occurrence of an Event of Default and during the continuance thereof, the Collateral Agent shall upon the instruction of the Administrative Agent have the right to enter and remain upon the various premises of the Obligors without cost or charge to the Agents, and use the same, together with materials, supplies, books and records of the Obligors for the purpose of collecting and liquidating the Collateral, or for preparing for sale and conducting the sale of the Collateral, whether by foreclosure, auction or otherwise. In addition, the Collateral Agent at the direction of the Administrative Agent shall remove Collateral, or any part thereof, from such premises and/or any records with respect thereto, in order to effectively collect or liquidate such Collateral.

          (d) Factoring Agreements. In addition to the remedies identified above, if any Event of Default has occurred and is continuing, the Collateral Agent shall upon the instruction of the Administrative Agent exercise all of the rights of the Borrower to receive payments under the Factoring Agreements. Anything contained herein or in the Factoring Agreements to the contrary notwithstanding, the Borrower shall at all times remain liable under the Factoring Agreements to perform all of the duties and obligations of the Borrower thereunder to the same extent as if this Agreement had not been executed, and the Agents and the Lenders shall not have any obligation or liability under the Factoring Agreements by reason of or arising out of this Agreement, nor shall the Agents or any of the Lenders be required or obligated in any manner to perform or fulfill any obligation of the Borrower under or pursuant to the Factoring Agreements or to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim, or take any action to collect or enforce the payment of any amounts which have been assigned to it or to which it may be entitled at any time or times.

           (e) Nonexclusive Nature of Remedies. Failure by the Agents or the Lenders to exercise any right, remedy or option under this Security Agreement, any other Credit Document or as provided by law, or any delay by the Agents or the Lenders in exercising the same, shall not operate as a waiver of any such right, remedy or option. No waiver hereunder shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated, which in the case of the Agents or the Lenders shall only be granted as provided herein. To the extent permitted by law, neither the Agents, the Lenders, nor any party acting as attorney for the Agents or the Lenders, shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct hereunder. The rights and remedies of the Agents and the Lenders under this Security Agreement shall be cumulative and not exclusive of any other right or remedy which the Agents or the Lenders may have.

           (f) Retention of Collateral. The Collateral Agent shall at the direction of the Administrative Agent, after providing the notices required by Section 9-505(2) of the UCC or otherwise complying with the requirements of applicable law of the relevant jurisdiction, to the extent the Collateral Agent is in possession of any of the Collateral, retain the Collateral in satisfaction of the Secured Obligations. Unless and until the Collateral Agent shall have provided such notices, however, the Collateral Agent shall not be deemed to have retained any Collateral in satisfaction of any Secured Obligations for any reason.

          (g) Deficiency. In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Agents or the Lenders are legally entitled, the Obligors shall be jointly and severally liable for the deficiency, together with interest thereon at the default rate specified in Section 3.1 of the Credit Agreement for Base Rate Loans, together with the costs of collection and the reasonable fees of any attorneys employed by the Agents to collect such deficiency. Any surplus remaining after the full payment and satisfaction of the Secured Obligations shall be returned to the Obligors or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

     9.   Rights of the Agents.

          (a) Power of Attorney. In addition to other powers of attorney contained herein, each Obligor hereby designates and appoints the Collateral Agent, on behalf of the Lenders, and each of its designees or agents, as attorney-in-fact of such Obligor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuance of an Event of Default subject to other provisions hereof and as set forth in any assignment of factoring proceeds with respect to any Factoring Agreement (the taking of any such action shall be at the direction of the Administrative Agent):

                      (i)    to   demand,  collect,  settle,
          compromise, adjust, give discharges and releases, all as the Administrative Agent may reasonably determine;

                     (ii)  to  commence  and  prosecute  any
          actions   at   any  court  for  the  purposes   of
          collecting any Collateral and enforcing any other right in respect thereof;

                      (iii)       to   defend,   settle   or
          compromise any action brought and, in connection therewith, give such discharge or release as the Administrative Agent may deem reasonably appropriate;

                     (iv) receive, open and dispose of  mail
          addressed to an Obligor and endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents evidencing payment, shipment or storage of the goods giving rise to the Collateral of such Obligor on behalf of and in the name of such Obligor, or securing, or relating to such Collateral;

                     (v)   sell, assign, transfer, make  any
          agreement in respect of, or otherwise deal with or exercise rights in respect of, any Collateral or the goods or services which have given rise thereto, as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes;

                     (vi) adjust and settle claims under any
          insurance policy relating thereto;

                      (vii)      execute  and  deliver   all
          assignments, conveyances, statements, financing statements, renewal financing statements, security agreements, affidavits, notices and other agreements, instruments and documents that the Administrative Agent may determine necessary in order to perfect and maintain the security interests and liens granted in this Security Agreement and in order to fully consummate all of the transactions contemplated therein;

                      (viii)     institute  any  foreclosure
          proceedings that the Administrative Agent may deem appropriate; and

                     (ix) do and perform all such other acts
          and   things  as  the  Administrative  Agent   may
          reasonably deem to be necessary, proper or convenient in connection with the Collateral.

     This power of attorney is a power coupled with an interest and shall be irrevocable (i) for so long as any of the Secured Obligations remain outstanding, any Credit Document is in effect or any Letter of Credit shall remain outstanding and (ii) until all of the Commitments shall have been terminated. The Collateral Agent shall be under no duty, unless directed by the Administrative Agent, to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Collateral Agent in this Security Agreement, and shall not be liable for any failure to do so or any delay in doing so. The Agents shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in their individual capacities or for the Collateral Agent in its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct. This power of attorney is conferred on the Collateral Agent solely to protect, preserve and realize upon the Collateral Agent's security interest in the Collateral.

            (b) Performance by the Collateral Agent of Obligations. If any Obligor fails to perform any agreement or obligation contained herein, the Collateral Agent at the direction of the Administrative Agent may perform, or cause performance of, such agreement or obligation, and the expenses of the Agents incurred in connection therewith shall be payable by the Obligors on a joint and several basis pursuant to Section 11 hereof.

            (c) Assignment by the Collateral Agent. The Collateral Agent shall at the direction of the Administrative Agent from time to time assign the Secured Obligations or any portion thereof and/or the Collateral or any portion thereof, and the assignee shall be entitled to all of the rights and remedies of the Collateral Agent under this Security Agreement in relation thereto.

      10. Application of Proceeds. Upon the occurrence and during the continuance of an Event of Default, any payments in respect of the Secured Obligations and any proceeds of the Collateral, when received by an Agent or any of the Lenders in cash or its equivalent, will be applied in reduction of the Secured Obligations in the order set forth in Section 3.15(b) of the Credit Agreement, and each Obligor irrevocably waives the right to direct the application of such payments and proceeds and acknowledges and agrees that the Administrative Agent shall have the continuing and exclusive right to apply and reapply any and all such payments and proceeds in the Administrative Agent's sole discretion, notwithstanding any entry to the contrary upon any of its books and records.

      11. Costs of Counsel. If at any time hereafter, whether upon the occurrence of an Event of Default or not, the Administrative Agent or the Collateral Agent at the direction of the Administrative Agent employs counsel to prepare or consider amendments, waivers or consents with respect to this Security Agreement, or to take action or make a response in or with respect to any legal or arbitral proceeding relating to this Security Agreement or relating to the Collateral, or to protect the Collateral or exercise any rights or remedies under this Security Agreement or with respect to the Collateral, then the Obligors agree to promptly pay upon demand any and all such reasonable documented costs and expenses of the Agents or the Lenders, all of which costs and expenses shall constitute Secured Obligations hereunder.

     12.  Continuing Agreement.

           (a) This Security Agreement shall be a continuing agreement in every respect and shall remain in full force and effect so long as any of the Secured Obligations remain outstanding or any Credit Document is in effect or any Letter of Credit shall remain outstanding, and until all of the Commitments thereunder shall have terminated (other than any obligations with respect to the indemnities and the representations and warranties set forth in the Credit Documents). Upon such payment and termination, this Security Agreement shall be automatically terminated and the Agents and the Lenders shall, upon the request and at the expense of the Obligors, forthwith release all of their liens and security interests hereunder and shall execute and deliver all UCC termination statements and/or other documents reasonably requested by the Obligors evidencing such termination. Notwithstanding the foregoing all releases and indemnities provided hereunder shall survive termination of this Security Agreement.

           (b) This Security Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by either Agent or any Lender as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, all as though such payment had not been made; provided that in the event payment of all or any part of the Secured Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including without limitation any reasonable legal fees and disbursements) incurred by either Agent or any Lender in defending and enforcing such reinstatement shall be deemed to be included as a part of the Secured Obligations.

      13.   Amendments;  Waivers; Modifications.   This  Security
Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except as set forth in Section 11.6 of the Credit Agreement.

      14. Successors in Interest. This Security Agreement shall create a continuing security interest in the Collateral and shall be binding upon each Obligor, its successors and assigns and shall inure, together with the rights and remedies of the Agents and the Lenders hereunder, to the benefit of the Agents and the Lenders and their successors and permitted assigns; provided, however, that none of the Obligors may assign its rights or delegate its duties hereunder without the prior written consent of each Lender or the Required Lenders, as required by the Credit Agreement. To the fullest extent permitted by law, each Obligor hereby releases each Agent and each Lender, and its successors and assigns, from any liability for any act or omission relating to this Security Agreement or the Collateral, except for any liability arising from the gross negligence or willful misconduct of such Agent, or such Lender, or its officers, employees or agents.

     15. Notices. All notices required or permitted to be given under this Security Agreement shall be in conformance with
Section 11.1 of the Credit Agreement.

      16. Counterparts. This Security Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Security Agreement to produce or account for more than one such counterpart.

     17. Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Security Agreement.

     18.  Governing Law; Submission to Jurisdiction; Venue.

           (a) THIS SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA. Any legal action or proceeding with respect to this Security Agreement may be brought in the courts of the State of North Carolina, or of the United States for the Western District of North Carolina, and, by execution and delivery of this Security Agreement, each Obligor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of such courts. Each Obligor further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address for notices pursuant to Section 11.1 of the Credit Agreement, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of the Administrative Agent or the Collateral Agent at the direction of the Administrative Agent to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against any Obligor in any other jurisdiction.

           (b) Each Obligor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Security Agreement brought in the courts referred to in subsection (a) hereof and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

      19. Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES TO THIS SECURITY AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

      20. Severability. If any provision of any of the Security Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

     21. Entirety. This Security Agreement and the other Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.

      22. Survival. All representations and warranties of the Obligors hereunder shall survive the execution and delivery of this Security Agreement and the other Credit Documents, the delivery of the Notes and the making of the Loans and the issuance of the Letters of Credit under the Credit Agreement.

      23. Other Security. To the extent that any of the Secured Obligations are now or hereafter secured by property other than the Collateral (including, without limitation, securities owned by an Obligor), or by a guarantee, endorsement or property of any other Person, then the Agents and the Lenders shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence of any Event of Default, and the Administrative Agent and the Lenders have the right, in their sole discretion, to determine which rights, security, liens, security interests or remedies the Agents and the Lenders shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or any of the Agents' and the Lenders' rights or the Secured Obligations under this Security Agreement or under any other of the Credit Documents.

     24. Limitation on Liability. Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents, to the extent the obligations of a Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of each Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code).

      25. Rights of Required Lenders. All rights of the Agents hereunder, if not exercised by the Agents, may be exercised by the Required Lenders. Notwithstanding anything herein to the contrary, each of the Agents shall exercise, or refrain from exercising, its rights and remedies (including the right of the Administrative Agent to direct the Collateral Agent to take, or refrain from taking, an action) only in accordance with the instructions of the Required Lenders.
      Each of the parties hereto has caused a counterpart of this Security Agreement to be duly executed and delivered as of the date first above written.

BORROWER:                DELTA MILLS, INC.,
                              a Delaware corporation


                              By:
                              Name:
                              Title:


GUARANTOR:                    DELTA MILLS MARKETING, INC.,
                              a Delaware corporation

                              By:
                              Name:
                              Title:

      Accepted and agreed to in Charlotte, North Carolina as of the date first above written.

                              NATIONSBANK, N.A.,
                              as Administrative Agent


                              By:
                              Name:
                              Title:


                              BNY FINANCIAL CORPORATION,
                              as Collateral Agent


                              By:
                              Name:
                              Title:


                          SCHEDULE 4(a)

                     CHIEF EXECUTIVE OFFICE

                          SCHEDULE 4(b)

                     LOCATIONS OF COLLATERAL

                          SCHEDULE 4(c)

MERGERS, CONSOLIDATIONS, CHANGE IN STRUCTURE OR USE OF TRADENAMES



                       Exhibit 2.1(b)(i)

                  FORM OF NOTICE OF BORROWING

NationsBank, N.A.,
  as Administrative Agent
  for the Lenders
101 North Tryon Street
Independence Center, 15th Floor
NC1-001-15-04
Charlotte, North Carolina  28255
Attention:  Agency Services

Ladies and Gentlemen:

      The undersigned, DELTA MILLS, INC. (the "Borrower"), refers to the Credit Agreement dated as of August 25, 1997 (as amended, modified, restated or supplemented from time to time, the "Credit Agreement"), among the Borrower, the Guarantors, the Lenders, NationsBank, N.A., as Administrative Agent, and BNY Financial Corporation, as Collateral Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives notice pursuant to Section 2.1 of the Credit Agreement that it requests a Revolving Loan advance under the Credit Agreement, and in connection therewith sets forth below the terms on which such Revolving Loan advance is requested to be made:

(A)  Date of Borrowing (which is a Business Day)

(B)  Principal Amount of Borrowing

(C)  Interest rate basis

(D)  Interest Period and the last day thereof


      In accordance with the requirements of Section 5.2, the Borrower hereby reaffirms the representations and warranties set forth in the Credit Agreement as provided in subsection (b) of such Section, and confirms that the matters referenced in subsections (c), (d), (e) and (f) of such Section, are true and correct.

                              DELTA MILLS, INC.

                              By:
                              Name:
                              Title:
                         Exhibit 2.1(e)

                     FORM OF REVOLVING NOTE

$                                               August 25, 1997


       FOR VALUE RECEIVED, DELTA MILLS, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order
of                            , its successors and  assigns  (the
"Lender"), at the office of NationsBank, N.A., as Administrative Agent (the "Administrative Agent"), at 101 North Tryon Street, Independence Center, NC1-001-15-04, Charlotte, North Carolina 28255 (or at such other place or places as the holder hereof may designate), at the times set forth in the Credit Agreement dated as of the date hereof among the Borrower, the Guarantors, the Lenders, the Administrative Agent and BNY Financial Corporation, as Collateral Agent (as it may be as amended, modified, restated or supplemented from time to time, the "Credit Agreement"; all capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement), but in no event later than the Maturity Date, in Dollars and in immediately available funds, the principal amount of
                 DOLLARS $                      or, if less  than
such principal amount, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower pursuant to the Credit Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates selected in accordance with
Section 2.1(d) of the Credit Agreement.

      Upon the occurrence and during the continuance of an Event of Default, the balance outstanding hereunder shall bear interest as provided in Section 3.1 of the Credit Agreement. Further, in the event the payment of all sums due hereunder is accelerated under the terms of the Credit Agreement, this Revolving Note, and all other indebtedness of the Borrower to the Lender shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

     In the event this Revolving Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees.

      All borrowings evidenced by this Revolving Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on Schedule A attached hereto and incorporated herein by reference, or on a continuation thereof which shall be attached hereto and made a part hereof; provided, however, that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect the obligation of the Borrower to make payments of principal and interest in accordance with the terms of this Revolving Note.
     This Revolving Note and the Revolving Loans evidenced hereby may be transferred in whole or in part only by registration of such transfer on the Register maintained by or on behalf of the Borrower as provided in Section 11.3(c) of the Credit Agreement.

      IN  WITNESS WHEREOF, the Borrower has caused this Revolving
Note to be duly executed by its duly authorized officer as of the day and year first above written.

                              DELTA MILLS, INC.

                              By:
                              Name:
                              Title:
                        SCHEDULE A TO THE
                         REVOLVING NOTE
                        OF
                      DATED AUGUST 25, 1997


                                                       Unpaid    Name of
                                                      Principal   Person
         Type of   Interest         Payments           Balance    Making
  Date     Loan    Period    Principal  Interest       of Note   Notation



                         Exhibit 2.3(d)
                     FORM OF SWINGLINE NOTE

$10,000,000                                       August 25, 1997


           FOR VALUE RECEIVED, DELTA MILLS, INC., a Delaware corporation(the "Borrower"), hereby promises to pay to the order of NATIONSBANK, N.A., its successors and assigns (the "Swingline Lender"), at the office of NationsBank, N.A., as Administrative Agent (the "Administrative Agent"), at 101 N. Tryon Street, Independence Center, NC1-001-15-04, Charlotte, North Carolina 28255 (or at such other place or places as the holder hereof may designate), at the times set forth in the Credit Agreement dated as of the date hereof among the Borrower, the Swingline Lender and other Lenders, the Administrative Agent and and BNY Financial Corporation, as Collateral Agent (as it may be amended, modified, extended or restated from time to time, the "Credit Agreement"; all capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement), but in no event later than the Maturity Date, in Dollars and in immediately available funds, the principal amount of TEN MILLION DOLLARS ($10,000,000) or, if less than such principal amount, the aggregate unpaid principal amount of all Swingline Loans made by the Swingline Lender to the Borrower pursuant to the Credit Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates selected in accordance with Section 2.3(c) of the Credit Agreement.

      Upon the occurrence and during the continuance of an Event of Default, the balance outstanding hereunder shall bear interest as provided in Section 3.1 of the Credit Agreement. Further, in the event the payment of all sums due hereunder is accelerated under the terms of the Credit Agreement, this Note, and all other indebtedness of the Borrower to the Swingline Lender shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

     In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees.

      All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on Schedule A attached hereto and incorporated herein by refer ence, or on a continuation thereof which shall be attached hereto and made a part hereof; provided, however, that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect the obligation of the Borrower to make payments of principal and interest in accordance with the terms of this Note.
      This Note and the Loans evidenced hereby may be transferred in whole or in part only by registration of such transfer on the Register maintained by or on behalf of the Borrower as provided in Section 11.3(c) of the Credit Agreement.

      IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed by its duly authorized officer as of the day and year first above written.


                              DELTA MILLS, INC.


                              By:
                              Name:
                              Title:

                        SCHEDULE A TO THE
                         SWINGLINE NOTE
                      OF NATIONSBANK, N.A.
                      DATED AUGUST 25, 1997


                                                Unpaid      Name of
                                               Principal    Person
         Type of   Interest      Payments       Balance     Making
  Date     Loan     Period  Principa  Interest  of Note    Notation


                           Exhibit 3.2

             FORM OF NOTICE OF EXTENSION/CONVERSION


NationsBank, N.A.,
  as Administrative Agent
  for the Lenders
101 North Tryon Street
Independence Center, 15th Floor
NC1-001-15-04
Charlotte, North Carolina  28255
Attention:  Agency Services


Ladies and Gentlemen:

      The undersigned, DELTA MILLS, INC. (the "Borrower"), refers to the Credit Agreement dated as of August 25, 1997 (as amended, modified, restated or supplemented from time to time, the "Credit Agreement"), among the Borrower, the Guarantors, the Lenders, NationsBank, N.A., as Administrative Agent, and BNY Financial Corporation, as Collateral Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives notice pursuant to Section 3.2 of the Credit Agreement that it requests an extension or conversion of a Revolving Loan outstanding under the Credit Agreement, and in connection therewith sets forth below the terms on which such extension or conversion is requested to be made:

(A)  Date of Extension or Conversion
     (which is the last day of the
     the applicable Interest Period)

(B)  Principal Amount of Extension or Conversion

(C)  Interest rate basis

(D)  Interest Period and the last day thereof

      In accordance with the requirements of Section 5.2, the Borrower hereby reaffirms the representations and warranties set forth in the Credit Agreement as provided in subsection (b) of such Section, and confirms that the matters referenced in subsections (c), (d), (e) and (f) of such Section, are true and correct.

                              DELTA MILLS, INC.

                              By:
                              Name:
                              Title:

                         Exhibit 7.1(c)



            FORM OF OFFICER'S COMPLIANCE CERTIFICATE



     For the fiscal quarter ended               , 19    .



     I,                       , [Title] of DELTA MILLS, INC. (the
"Borrower") hereby certify that, to the best of my knowledge and belief, with respect to that certain Credit Agreement dated as of August 25, 1997 (as amended, modified, restated or supplemented from time to time, the "Credit Agreement"; all of the defined terms in the Credit Agreement are incorporated herein by reference) among the Borrower, the Guarantors, the Lenders, NationsBank, N.A., as Administrative Agent, and BNY Financial Corporation, as Collateral Agent:

          a. The company-prepared financial statements which accompany this certificate are true and correct in all material respects and have been prepared in accordance with GAAP applied on a consistent basis, subject to changes resulting from normal year-end audit adjustments.

          b.    Since             (the date of the last  similar
          certification, or, if none, the Closing Date) no Default or Event of Default has occurred under the Credit Agreement; and

      Delivered herewith are detailed calculations demonstrating compliance by the Credit Parties with the financial covenants contained in Section 7.11 of the Credit Agreement as of the end of the fiscal period referred to above.



     This     day of              , 19   .





                              DELTA MILLS, INC.



                              By:

                              Name:

                              Title:

               Attachment to Officer's Certificate



               Computation of Financial Covenants

                         Exhibit 7.1(d)



                            FORM OF

                   BORROWING BASE CERTIFICATE



For the calendar month ended             19  .



I,                        , Chief Financial Officer of DELTA
MILLS, INC. (the "Borrower") hereby certify that, to the best of my knowledge and belief, with respect to that certain Credit Agreement dated as of August 25, 1997 (as amended, modified, restated or supplemented from time to time, the "Credit Agreement"; all of the defined terms in the Credit Agreement are incorporated herein by reference) among the Borrower, the Guarantors, the Lenders, NationsBank, N.A., as Administrative Agent, and BNY Financial Corporation, as Collateral Agent:

                           RECEIVABLES



1.   Amounts owing to any Borrowing Base
     Party under any Factoring
     Agreements at such time (net of any amounts
     (i) which the Factors are entitled to offset
     against amounts owing to any Borrowing
     Base Party under any Factoring Agreement
     and (ii) owing by accounts debtors located
     outside of the United States or Canada*       $



2.   Receivables (as defined in the
     definition of Eligible Receivables in
     Section 1.1 of the Credit Agreement)
     subject to a perfected, first priority
     Lien in favor of the Collateral Agent,
     for the benefit of the Lenders                $



3.   (i) Receivables subject to any
     Lien, other than Liens in favor
     of the Collateral Agent, for the
     benefit of the Lenders                        $

     (ii) Receivables which are more
     than 60 days past due (net of
     reserves for bad debts in
     connection with any such Receivables          $

     (iii) Receivables evidenced by notes,
     chattel paper or other instruments
     (unless such notes, chattel paper
     or instruments have been delivered
     to and are in the possession of
     the Collateral Agent)                         $

     (iv) Receivables owing by an account
     debtor which is not solvent or is
     subject to any bankruptcy or
     insolvency proceeding of any kind
     (net of any reserves in connection
     with any such Receivables)                    $

     (v) Receivables owing by an account
     debtor located outside of the United
     States or Canada (unless payment for
     the goods shipped is secured by an
     irrevocable letter of credit in a form
     and from an institution acceptable to
     the Administrative Agent)                     $

     (vi) Receivables which are contingent
     or as to which the account debtor has
     made a claim for offset, deduction or
     counterclaim, or is disputing, or raising
     other defenses to, payment, but in each
     case only to the extent of such offset,
     deduction, counterclaim, dispute or
     other defense and net of any reserves
     in connection with any such Receivables       $

     (vii) Receivables for which any direct
     or indirect Subsidiary of the Borrower
     or any Affiliate of the Borrower is the
     account debtor                                $

     (viii) Receivables, to the extent exceeding
     $2,500,000 in the aggregate at any one
     time, representing a sale to the government
     of the United States of America or any
     subdivision thereof (unless the applicable
     Borrowing Base Party has complied (to the
     satisfaction of the Administrative Agent), with
     respect to the granting of a security interest in such
     Receivable, with the Federal Assignment
     of Claims Act or other similar applicable
     law, in which case all such Receivables may
     be included as Eligible Receivables)          $

     (ix) Receivables which fail to meet
     such other specifications and requirements
     as have been established by the
     Administrative Agent in its reasonable
     discretion                                    $

     (x) Receivables arising from the sale to
     an account debtor on a bill-and-hold, guaranteed
     sale, sale or return, sale on approval, consignment
     or any other repurchase or return basis       $

     (xi) Sum of lines (i) through (x)             $



4.   Eligible Receivables

     (Line 1 plus Line 2 less Line 3(xi))          $

5.   Eligible Receivables Borrowing
     Base (85% of Eligible Receivables)            $

                            INVENTORY

6.   Inventory (the lower of the aggregate
     book value (based on a FIFO or a moving
     average cost valuation, consistently
     applied) or fair market value, less
     appropriate reserves determined in
     accordance with GAAP, of all
     raw materials and finished goods
     inventory owned by any Borrowing
     Base Party and subject to a perfected,
     first priority Lien in favor of the
     Collateral Agent, for the benefit
     of the Lenders                                $

7.   (i) Inventory subject to any Lien,
     other than Liens referred to in
     clauses (a), (b), (c) and (f) of
     the definition of Permitted Liens             $

     (ii) Inventory which fails to meet
     standards for sale or use imposed by
     governmental agencies, departments
     or divisions having regulatory
     authority over such goods                     $

     (iii) Inventory which is not useable
     or salable at prices approximating
     their cost in the ordinary course of
     of the applicable Borrowing Base
     Party's business (without duplication,
     net of any reserves for obsolescence,
     unsalability or decline in value)             $

     (iv) Inventory located outside of the
     United States                                 $

     (v) Inventory located at a location not
     owned or leased by the applicable
     Borrowing Base Party                          $

     (vi) Inventory located at a location
     leased by the applicable Borrowing Base
     Party with respect to which the
     Administrative Agent shall not have
     received a landlord's waiver satisfactory
     to the Agent, other than the South Carolina
     Bond Property*                                $

     (vii) Inventory which is leased or on
     consignment                                   $

     (viii) Inventory which fails to meet
     such other specifications and
     requirements as have been established
     by the Administrative Agent in its
     reasonable discretion                         $

     (ix) Sum of lines (i) through (viii)          $



8.   Eligible Inventory
     (Line 6 less Line 7(ix))                      $

9.   Eligible Inventory Borrowing
     Base (60% of Eligible Inventory)              $


                         BORROWING BASE



10.  Total Borrowing Base availability
     (Line 5 plus Line 9)                          $

11.  Aggregate Outstanding Revolving Loans,
     LOC Obligations and Swingline Loans under
     the Credit Agreement                          $

12.  If Line #10 is greater than Line #11, then
     the difference ($       ) (or, if less,
     the remaining amount of the Revolving
     Committed Amount) is available for
     extensions of credit under the Revolving
     Commitments, the LOC Commitment (subject
     to the terms of Section 2.2(a)) and the Swingline
     Commitment (subject to the terms of
     Section 2.3(a)); if Line #11 is greater than Line #10,
     then the Borrower shall prepay or otherwise reduce
     so much of the outstanding Revolving
     Loans and LOC Obligations as shall be
     necessary to eliminate such excess ($         ).

      With reference to this Borrowing Base certificate, I hereby certify that the above statements are true and correct.

      IN  WITNESS WHEREOF, I have hereunto set my hand  and  seal
this     day of              , 19   .



                              DELTA MILLS, INC.



                              By:

                              Name:

                              Title:



                          Exhibit 7.12



                    FORM OF JOINDER AGREEMENT



      THIS  JOINDER  AGREEMENT  (the "Agreement"),  dated  as  of
               ,  19    is by and between                    ,  a
                    (the "Subsidiary"), and NATIONSBANK, N.A., in its capacity as Administrative Agent under that certain Credit Agreement (as it may be amended, modified, restated or supplemented from time to time, the "Credit Agreement"), dated as of August 25, 1997, by and among Delta Mills, Inc., a Delaware corporation (the "Borrower"), the Guarantors, the Lenders, NationsBank, N.A., as Administrative Agent, and BNY Financial
Corporation, as Collateral Agent. All of the defined terms in the Credit Agreement are incorporated herein by reference.

       The   Subsidiary  is  an  Additional  Credit  Party,  and,
consequently, the Credit Parties are required by Section 7.12 of the Credit Agreement to cause the Subsidiary to become a "Guarantor".

      Accordingly, the Subsidiary hereby agrees as follows with the Administrative Agent, for the benefit of the Lenders:

     1. The Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary will be deemed to be a party to the Credit Agreement and a "Guarantor" for all purposes of the Credit Agreement, and shall have all of the obligations of a Guarantor thereunder as if it had executed the Credit Agreement. The Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Guarantors contained in the Credit Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the Subsidiary hereby (i) jointly and severally together with the other Guarantors, guarantees to each Lender and the Administrative Agent, as provided in Section 4 of the Credit Agreement, the prompt payment and performance of the Credit Party Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof.

     2. The Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary will be deemed to be a party to the Security Agreement, and shall have all the obligations of an "Obligor" (as such term is defined in the Security Agreement) thereunder as if it had executed the Security Agreement. The Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Security Agreement. Without limiting generality of the foregoing terms of this paragraph 2, the Subsidiary hereby grants to the Collateral Agent, for the benefit of the Lenders and the Senior Noteholders, a continuing security interest in, and a right of set off against any and all right, title and interest of the Subsidiary in and to the Collateral (as such term is defined in Section 2 of the Security Agreement) of the Subsidiary. The Subsidiary hereby represents and warrants to the Administrative Agent that:

           (i) The Subsidiary's chief executive office and chief place of business are (and for the prior four months have been) located at the locations set forth on Schedule 1 attached hereto and the Subsidiary keeps its books and records at such locations.

           (ii) The location of all Collateral owned by the Subsidiary is as shown on Schedule 2 attached hereto.

           (iii) The Subsidiary's legal name is as shown in this Agreement and the Subsidiary has not in the past four months changed its name, been party to a merger, consolidation or other change in structure or used any tradename except as set forth in Schedule 3 attached hereto.

     3. The Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary will be deemed to be a party to the Pledge Agreement, and shall have all the obligations of a "Pledgor" thereunder as if it had executed the Pledge Agreement. The Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all the terms, provisions and conditions contained in the Pledge Agreement. Without limiting the generality of the foregoing terms of this paragraph 3, the Subsidiary hereby pledges and assigns to the Collateral Agent, for the benefit of the Lenders, and grants to the Collateral Agent, for the benefit of the Lenders, a continuing security interest in any and all right, title and interest of the Subsidiary in and to Pledged Shares (as such term is defined in Section 2 of the Pledge Agreement) listed on Schedule 5 attached hereto and the other Pledged Collateral (as such term is defined in Section 2 of the Pledge Agreement).

      4.    The  address  of the Subsidiary for purposes  of  all
notices   and   other   communications  is                      ,
                            ,   Attention    of
(Facsimile No.                 ).

       5. The Subsidiary hereby waives acceptance by the Administrative Agent and the Lenders of the guaranty by the Subsidiary under Section 4 of the Credit Agreement upon the execution of this Agreement by the Subsidiary.

      6. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

      7. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of North
Carolina.

      IN WITNESS WHEREOF, the Subsidiary has caused this Joinder Agreement to be duly executed by its authorized officers, and each of the Administrative Agent and the Collateral Agent has for the benefit of the Lenders, caused the same to be accepted by its authorized officer, as of the day and year first above written.

                              [SUBSIDIARY]





                              By:

                              Name:

                              Title:





                              Acknowledged and accepted:



                              NATIONSBANK, N.A.,

                              as Administrative Agent



                              By:

                              Name:

                              Title:





                              BNY FINANCIAL CORPORATION,

                              as Collateral Agent



                              By:

                              Name:

                              Title:



                           Schedule 1

                  TO FORM OF JOINDER AGREEMENT



                  [Chief Executive Office and

             Chief Place of Business of Subsidiary]

                           Schedule 2

                  TO FORM OF JOINDER AGREEMENT

                           Schedule 3

                  TO FORM OF JOINDER AGREEMENT



                          [Tradenames]

                           Schedule 5

                  TO FORM OF JOINDER AGREEMENT



                        [Pledged Shares]



                         Exhibit 11.3(b)



                FORM OF ASSIGNMENT AND ACCEPTANCE



     Reference is made to the Credit Agreement dated as of August 25, 1997, as amended and modified from time to time thereafter (the "Credit Agreement") among DELTA MILLS, INC., the other Credit Parties party thereto, the Lenders party thereto, NationsBank, N.A., as Administrative Agent, and BNY Financial Corporation, as Collateral Agent. Terms defined in the Credit Agreement are used herein with the same meanings.

      The "Assignor" and the "Assignee" referred to on Schedule 1 agree as follows:

      1. The Assignor hereby sells and assigns to the Assignee, without recourse and without representation or warranty except as expressly set forth herein, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement and the other Credit Documents as of the date hereof equal to the percentage interest specified on Schedule 1 of all outstanding rights and obligations under the Credit Agreement and the other Credit Documents. After giving effect to such sale and assignment, the Assignee's Commitment and the amount of the Loans owing to the Assignee will be as set forth on Schedule 1.

     2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Credit Party or the performance or observance by any Credit Party of any of its obligations under the Credit Documents or any other instrument or document furnished pursuant thereto; and (iv) attaches the Notes held by the Assignor and requests that the Administrative Agent exchange such Notes for new Notes payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto and to the Assignor in an amount equal to the Commitment retained by the Assignor, if any, as specified on Schedule 1.

      3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 7.1 thereof and such other documents and information as it has deemed appropriate to make
its   own  credit  analysis  and  decision  to  enter  into  this
Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as administrative agent and collateral agent, respectively, on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Administrative Agent or the Collateral Agent, as the case may be, by the terms thereof, together with such powers and discretion as are reasonably incidental thereto;
(v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vi) attaches any U.S. Internal Revenue Service or other forms required under
Section 3.11.

       4. Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Administrative Agent, unless otherwise specified on Schedule 1.

       5. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

       6. Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit
Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

      7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of North
Carolina.

      8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

      IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date hereof.



                                                 , as Assignor



                              By:

                              Name:

                              Title:





                                                 , as Assignee



                              By:

                              Name:

                              Title:





                              Notice address of Assignee:



                              <<Assignee>>





                              Attn:

                              Telephone:  (   )

                              Telecopy:    (   )



CONSENTED TO:



NATIONSBANK, N.A., *

as Administrative Agent



By:

Name:

Title:





DELTA MILLS, INC.*



By:

Name:

Title:

                           SCHEDULE 1

                               to

                    ASSIGNMENT AND ACCEPTANCE



          (a)   Date of Assignment:

          (b)   Legal Name of Assignor:

          (c)   Legal Name of Assignee:

          (d)   Effective Date of Assignment*

          (e)   Revolving Commitment Percentage Assigned
                (expressed as a percentage set forth to at least 8 decimals)

          (f)   Revolving Commitment Percentage of Assignee
                after giving effect to this Assignment and
                Acceptance as of the Effective
                Date (set forth to at least 8 decimals)                %

          (g)   Revolving Commitment Percentage of Assignor
                after giving effect to this Assignment and
                Acceptance as of the Effective
                Date (set forth to at least 8 decimals)                %

          (h)   Revolving Committed Amount as of Effective Date  $______

          (i)    Dollar Amount of Assignor's Revolving Commitment
                 Percentage as of the Effective Date (the amount
                 set forth in (h) multiplied by the percentage
                 set forth in (g))                               $______

          (j)    Dollar Amount of Assignee's Revolving Commitment
                 Percentages as of the Effective Date (the amount
                 set forth in (h) multiplied by the percentage
                 set forth in (f))                               $______


_______________________________
* Except to the extent that (a) payment for the goods shipped is secured by an irrevocable letter of credit in a form and from an institution acceptable to the Agent or (b) the Factor has assumed the credit risk of the related accounts receivable. *Provided, however, that, after the date 60 days from the Closing Date, inventory located at the South Carolina Bond Property shall not be Eligible Inventory unless and until the Administrative Agent shall have received a satisfactory landlord's waiver with respect to such inventory.
* Required if the Assignee is an Eligible Assignee solely by reason of clause (iii) of the definition of "Eligible Assignee."
* Required if the Assignee is an Eligible Assignee solely by reason of clause (iii) of the definition of "Eligible Assignee."
* This date should be no earlier than five Business Days after delivery of this Assignment and Acceptance to the Agent.